UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Entergy Corporation

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Our Mission

We exist to operate a world-class energy business that creates sustainable value for our four stakeholders – owners, customers, employees and the communities in which we operate. This is our mission.

For the 8th time, Entergy was included on Corporate Responsibility Magazine’s list of the most successful, most transparent companies on the Russell 1000 index. The list measures performance in the categories of environment, climate change, employee relations, human rights, corporate governance, financial performance, philanthropy and community support.

Entergy was named to the Dow Jones Sustainability North America Index in 2017, our 16th consecutive year to appear on the World or North America Index or both. We also achieved perfect scores in the focus areas of labor practice indicators, biodiversity, climate strategy and water-related risks.

For our Owners, we create value by delivering top-quartile returns through the relentless pursuit of opportunities to optimize our business For our Customers, we create value by delivering top-quartile customer satisfaction through anticipating customer needs and exceeding their expectations while keeping rates reasonable. For our Employees, we create value by earning top-quartile organizational health scores, and top-decile safety performance; providing a rewarding, engaging, diverse and inclusive work environment; fair compensation and benefits; and opportunities to advance their careers. For our Communities, we create value by achieving top-decile corporate social responsibility performance through economic development, philanthropy, volunteerism and advocacy and by operating our business safely and in a socially and environmentally responsible way.

March 23, 2018

Fellow Shareholders:

I hope you will join Entergy’s Board of Directors, executive management team and employees at our 2018 Annual Meeting of Shareholders in Jackson, Mississippi. Each year, we conduct our annual meeting in a location in our service territory to give us the opportunity to connect with shareholders we might not otherwise meet, showcase our operations, and celebrate our connections to the customers and communities we serve. I look forward to coming to Jackson. The attached Notice of Annual Meeting of Shareholders and Proxy Statement will serve as your guide to the business to be conducted at the meeting.

Our 2017 letter to stakeholders that is included in the both the Annual Report and our Integrated Report discusses Entergy’s 2017 performance, strategy and outlook for the future. At the Annual Meeting, I plan to share some of the 2017 highlights that are included in the letter in addition to conducting the official business of the meeting. I look forward to discussing 2017 results and the opportunities we see in front of us today, as we continue to execute on our business strategy with decisions and investments that will serve our customers and our shareholders well into the future.

We also are continuing our commitment to provide you with information about the Company in a manner that is easy to access and understand. Our Proxy Statement is a good example, providing a summary at the beginning that highlights our business and executive compensation programs and using charts and other graphic depictions where helpful. This year we also have continued our efforts to eliminate redundancy and make the presentation of information more reader-friendly.

The Compensation Discussion and Analysis that begins on page 41 describes our executive compensation programs and shows how our executives’ compensation remains linked to performance. You will also find discussions of the qualifications of our director candidates and why we believe they are the right people to represent you starting on page 11.

Your vote is important to us and our business. Prior to the meeting, I encourage you to sign and return your proxy card, or use telephone or Internet voting, so that your shares will be represented and voted at the meeting. Instructions on how to vote can be found beginning on page 97.

I hope to see you at the meeting. Thank you for being a shareholder and for your support of Entergy.

Sincerely,

Leo P. Denault

Chairman of the Board and Chief Executive Officer

March 23, 2018

Dear Fellow Shareholders:

On behalf of Entergy’s Board of Directors, I invite you to the 2018 Annual Meeting of Shareholders. The Board is committed to Entergy’s mission to create sustainable value for our four stakeholders – owners, customers, employees and the communities in which the Company operates. The Board believes this mission is best served by establishing a corporate culture of accountability, responsibility and ethical behavior. To achieve this, Entergy has adopted comprehensive corporate standards and policies to oversee our actions and to facilitate accountability.

Independent Board Oversight

With the exception of Leo P. Denault, the Company’s Chairman and Chief Executive Officer, all the members of the Board are fully independent. Members of the Board bring skills that reflect deep expertise and qualifications essential to the effective oversight of the Company’s business. The Board plays an essential role in determining Entergy’s strategic priorities and is actively engaged in directing its strategy through discussions of Entergy’s strategic imperatives at our regularly scheduled Board meetings and annually at our multi-day Board Retreat, which is devoted entirely to learning about the important issues affecting our Company and industry and assessing the Company’s strategic plans. Our strong corporate governance and independent oversight, which are comprehensively described in the Proxy Statement, enable us to provide active and effective oversight of the Company’s strategy.

Independent Board Leadership

As the Lead Director, I am focused on the Board’s responsibility to you to create and preserve value. My responsibilities – presiding at executive sessions of the independent director, calling meetings of the independent directors, consulting on Board agendas and acting as a liaison between the Board and the Chairman and Chief Executive Officer – assure that the Board functions efficiently and provides effective oversight.

Board Composition and Refreshment

We have communicated in the past our focus on ensuring the right mix of skills and experience on the Board. We achieve this goal through the ongoing evaluation of the Board’s composition and the desired skillsets needed to achieve our strategic goals. With three anticipated retirements from our Board this year, we commenced a thorough review of how the skillsets and backgrounds of the continuing directors align with our strategy and the issues and challenges we face, with a view toward identifying one or more new directors who would help to assure that our Board continues to have the right combination of backgrounds, skills and experiences. As a result of this process, we are pleased to welcome John Burbank to our Board. John brings a background and skillset that will be very valuable as the Company seeks to take advantage of the major technological changes affecting the utility industry, combined with rapidly changing customer expectations about the products and services they want and need to power their lives. We plan to continue to identify and evaluate potential director candidates with a view toward adding one or more additional members to the Board later in 2018.

On behalf of the Board, I would like to thank our colleagues, Maureen Bateman, Donald Hintz and Billy Tauzin, each of whom will be retiring from our Board at the Annual Meeting after reaching our mandatory retirement age. During their tenure with the Board, each has provided invaluable insights, perspectives and counsel, and each of them will be missed.

We hope you will find the Proxy Statement informative and look forward to seeing you at the meeting. Thank you for your investment in and support of Entergy.

Sincerely,

Stuart L. Levenick

Lead Director

Entergy Corporation 639 Loyola Avenue New Orleans, LA 70113

Notice of Annual Meeting of Shareholders

WHEN Friday, May 4, 2018 10:00 a.m. Central Time	ITEMS OF BUSINESS To vote on the following proposals:
	1.	Election of 9 directors proposed by our Board of Directors for a term of one year as set forth in the attached Proxy Statement
WHERE The Westin, Jackson, Mississippi	2.	An advisory vote to approve the compensation paid to our Named Executive Officers.
	3.	Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2018.
RECORD DATE March 5, 2018	4.	One shareholder proposal, if properly presented at the Annual Meeting.
	5.	Such other business as may properly come before the meeting.

By Order of the Board of Directors

Marcus V. Brown
Executive Vice President and General Counsel
March 23, 2018

Important Notice Regarding the Availability of Proxy Materials for Entergy’s 2018 Annual Meeting. Entergy‘s Proxy Statement, its 2017 Annual Report and other materials are electronically available to our shareholders on our website at http://www.entergy.com/investor_relations/2017_publications.aspx.

Your vote is important to us. On or about March 23, 2018, we will mail to our shareholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report and vote by Internet or telephone. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you can obtain a copy of such materials by following the instructions contained in the Notice. For more information, see “Frequently Asked Questions Regarding Meeting Attendance and Voting.”

2018 Proxy Statement	• i

PROXY SUMMARY

The following is a summary of certain key information in our Proxy Statement. This is only a summary and it may not contain all of the information that is important to you. For more complete information, please review the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017. In this Proxy Statement, we refer to Entergy Corporation as “Entergy,” the “Company,” “we” or “us.”

2018 Annual Meeting Information

Date	Friday, May 4, 2018
Time	10:00 a.m. Central Time
Place	The Westin Jackson, 407 S Congress Street, Jackson, Mississippi 39201
Record Date	March 5, 2018

For additional information about the 2018 Annual Meeting of Shareholders, including any adjournment or postponement of the meeting and voting (the “Annual Meeting”), see Frequently Asked Questions Regarding Meeting Attendance and Voting beginning on page 97.

Matters to be Voted on at Our 2018 Annual Meeting

Proposals		Board Recommendation	Page
Proposal 1.	Election of Directors	FOR each Director Nominee	11
Other Management Proposals
Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation	FOR	40
Proposal 3.	Ratification of Independent Registered Public Accountants	FOR	88
Shareholder Proposal
Proposal 4.	Shareholder Proposal Regarding Report on Distributed Renewable Generation Resources	AGAINST	91

You may vote in the following ways:

Using the Internet at www.proxyvote.com	Calling 1-800-690-6903 if in the United States and Canada	Mailing your signed and dated proxy card or voting instruction form	Attending the Annual Meeting

For telephone and Internet voting, you will need the 16-digit control number included on your notice, on your proxy card or in the voting instruction form that accompanied your proxy materials. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 2, 2018 for shares held in Entergy’s qualified employee savings plans (the “Savings Plans”) and through 11:59 p.m. Eastern Time on Thursday, May 3, 2018 for all other shares.

2018 Proxy Statement	• 1

PROXY SUMMARY

Our Board of Directors

Board Composition

The Entergy Board of Directors (the “Board”) includes a diverse group of leaders in their respective fields. We believe their varied backgrounds, skills and experiences contribute to an effective and well balanced Board that is able to provide valuable insight to, and effective oversight of, our senior executive team. Key facts that highlight the diverse composition of our Board are:

AVERAGE AGE	AVERAGE TENURE	DIVERSE DIRECTORS BY RACE OR GENDER	INDEPENDENT
65	8 years	4 of 12	11 of 12

Refreshment

We are committed to Board refreshment and a robust director nominee selection process. On an ongoing basis, the Corporate Governance Committee considers emerging business needs and desired skills when evaluating potential candidates. In 2017, we began an extensive search process to identify director candidates who provide skills that we believe need to be represented on the Board. This search process resulted in the election of John R. Burbank, President, Corporate Development and Strategy, Nielsen Holdings plc to the Board effective March 2, 2018. Among other qualifications, Mr. Burbank brings to the Board his extensive management experience in consumer-facing businesses that have been disrupted by technological change, as well as his experience leading strategic investments and corporate development and strategy at Nielsen Holdings plc.

Tenure

The Board believes that diversity in tenure creates a good mix of perspectives. The Board seeks to achieve a fresh perspective from newer Board members with longer-tenured directors providing industry insight. Since 2013, the Board has added 6 new directors. As of the date of this Proxy Statement, the Board consists of 12 directors whose tenure is shown below.

1)	Director tenure is calculated as of our Annual Meeting

2 •	2018 Proxy Statement

PROXY SUMMARY

Director Nominees

You are being asked to vote on the election of these 9 director nominees, each of whom is currently serving on the Board. Additional information about each director’s background and experience can be found beginning on page 13.

Name	Primary Occupation	Director Since	Committee Memberships
John R. Burbank*	President, Corporate Development and Strategy, Nielsen Holdings plc	2018	+
Patrick J. Condon*	Retired Audit Partner, Deloitte & Touche LLP	2015	❖ Audit (Chair) ❖ Nuclear
Leo P. Denault (Chairman)	Chairman of the Board and Chief Executive Officer, Entergy Corporation	2013	❖ Executive (Chair)
Kirkland H. Donald*	Former President and Chief Executive Officer, Systems Planning and Analysis, Inc.	2013	❖ Finance ❖ Nuclear (Chair)
Philip L. Frederickson*	Former Executive Vice President, ConocoPhillips	2015	❖ Audit ❖ Corporate Governance ❖ Finance (Chair)
Alexis M. Herman*	Chair and Chief Executive Officer, New Ventures, LLC	2003	❖ Corporate Governance ❖ Personnel
Stuart L. Levenick* (Lead Director)	Former Group President and Executive Office Member, Caterpillar Inc.	2005	❖ Corporate Governance ❖ Executive ❖ Finance
Blanche L. Lincoln*	Founder and Principal, Lincoln Policy Group	2011	❖ Audit ❖ Corporate Governance (Chair)
Karen A. Puckett*	President and Chief Executive Officer, Harte Hanks, Inc.	2015	❖ Audit ❖ Personnel
*	Independent
+	Mr. Burbank joined the Board in March 2018, and if elected, will be assigned to Board committees at the Board’s organizational meeting immediately following the Annual Meeting.

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PROXY SUMMARY

NOMINEE KEY SKILLS AND EXPERIENCE

The figure below illustrates some of the key skills and qualifications that our director nominees bring to the Board.

Please see pages 11 and 12 for a discussion on why we believe it’s important for our directors to possess these skills along with personal traits such as candor, integrity, commitment and collegiality.

Corporate Governance Highlights

The Board is committed to sound and effective corporate governance practices and continuously monitors best practices and actively seeks input from our shareholders on these issues. Below are highlights of our key governance policies and practices.

Changes Since 2017 Annual Meeting	✓	Established limits on the number of public-company boards on which our directors may serve
	✓	Enhanced our Directors Code of Business Conduct and Ethics to emphasize our expectation that directors act ethically and with integrity
✓

Enhanced our Board evaluation process to include, in addition to the questionnaire, one-on-one discussions between our Lead Director and our Chairman and each director to obtain feedback on individual director, Board and committee performance

4 •	2018 Proxy Statement

PROXY SUMMARY

Corporate Governance Best Practices	✓	Annual election of directors
	✓	Majority voting for directors
	✓	Proxy access right for our shareholders.
	✓	Resignation policy for directors who do not receive majority vote
	✓	Regular executive sessions of independent directors
	✓	Independent Lead Director with broad authority when role of Chairman and Chief Executive Officer are combined
	✓	Mandatory director retirement at 74
	✓	Year-round shareholder outreach program
	✓	Robust director and executive stock ownership guidelines
	✓	No poison pill; Board policy requires shareholder approval for adoption
	✓	Disclosure of corporate political contributions and oversight of lobbying and political activity

Lead Director Responsibilities	✓	Presides at executive sessions of the independent directors and all meetings of the Board at which the Chairman and Chief Executive Officer is not present
	✓	Assists with director recruitment
	✓	Calls meetings of the independent directors
	✓	Reviews and advises on Board meeting agendas
✓

Provides feedback from the Board to the Chairman and Chief Executive Officer following each executive session of independent directors and, together with the Chair of the Personnel Committee, provides the Chairman and Chief Executive Officer with an annual performance review

Our Business

We are an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $11.1  billion and more than 13,000 employees.

2017 – Focused Execution on Our Strategy

In 2017, we continued to deliver on our commitment to grow our core utility business, while managing risk through the orderly wind-down of our merchant power business and planning for the utility of the future.

In 2017, Entergy’s continued commitment to grow the core utility business while managing merchant generation risk led to growth in operational earnings and core utility earnings. The Company reported 2017 earnings of $2.28 per share on an as-reported basis, while its operational earnings were $7.20 per share, compared to an as-reported loss of $(3.26) per share and operational earnings of $7.11 per share in 2016.* Our operational earnings exceeded the $7.10 midpoint of the updated guidance range we set in the second quarter of 2017, which increased from the original guidance range set in the beginning of the year due to a tax benefit recorded in the second quarter. On an adjusted basis, normalizing for weather and income taxes, our Utility, Parent & Other earnings – representing earnings from our core business – contributed $4.57 to 2017 consolidated

2018 Proxy Statement	• 5

PROXY SUMMARY

earnings per share, compared to $4.38 in 2016.* These results reflect steady progress executing our strategy to grow the utility while mitigating the risk from our Entergy Wholesale Commodities (“EWC”) business.

To grow the utility, we made major investments in clean, efficient and reliable generation and needed transmission infrastructure. We received regulatory approvals to build two new highly efficient gas-fired generation resources. We also received approval from the Arkansas Public Service Commission of Entergy Arkansas’ 2017 Formula Rate Plan, which included a unanimous settlement agreement supporting recovery of all of its 2017 and 2018 nuclear costs. We believe nuclear generation is an important source of clean, reliable baseload power and that prudent investments to preserve these valuable resources help us deliver sustainable value to all our stakeholders. We also invested approximately $1 billion in transmission projects, and made significant progress on the Lake Charles transmission project, which is our largest transmission endeavor to date.

We are investing today to build the Integrated Energy Network of tomorrow – a dynamic, interactive power system that will include both centralized generation and distributed energy sources, connected by an intelligent, resilient, multi-directional network. We received regulatory approvals in each of our five jurisdictions to implement advanced metering and are constructing the information technology infrastructure, communications networks and meter data management systems. These and other planned investments in new technologies to modernize our grid will further improve efficiency and energy conservation, laying the groundwork for the utility of the future. We are also actively working to develop and incorporate cost-effective opportunities to expand our use of renewables, including distributed energy resources.

We continue to make steady progress on exiting the merchant power business. With sustained low wholesale energy prices and increased operating costs, EWC has weighed on our as-reported earnings and stock price in relation to our utility peers for several years. This led us to focus on ways to mitigate that risk, culminating with the strategic decision in 2013 to exit the merchant power business. Since then, we have taken actions each year consistent with that decision, including pursuing the sale or early shutdown of all of our merchant nuclear power plants. In 2017, among other things, we (i) announced our decision to shut down our two nuclear generating units at the Indian Point Energy Center in 2020 and 2021; (ii) completed the sale of the James A. FitzPatrick Nuclear Power Plant in New York; and (iii) announced our decision to shut down the Palisades Nuclear Plant in 2022.

Sustainability

Achieving our mission of creating sustainable value for all of our stakeholders is possible only through a balanced review of opportunities and risks to our business strategy. On an ongoing basis, we analyze material economic, environmental and social issues that impact our ability to create value for our stakeholders. Entergy assesses the range of potentially relevant topics for our business and the relevance to our key stakeholders: owners, customers, employees and communities. We engage in a variety of informal and formal communications with our key stakeholders and other important groups, and then use this stakeholder input from dialogue, surveys and other means to help prioritize the most material issues and ensure that our sustainability focus is on these most important areas.

We measure and manage our overall performance with respect to these issues through a combination of financial, environmental, community and employee measures, which we communicate to stakeholders through our Integrated Report. More importantly, it reflects our central belief that the interests of all of our stakeholders are inextricably linked. Our commitment to sustainability reporting is demonstrated by recognition in the Dow Jones Sustainability Index, Corporate Responsibility Magazine’s 100 Best Corporate Citizens list and The Civic 50.

*	See Appendix A for the reconciliation of non-GAAP financial measures to GAAP results.

6 •	2018 Proxy Statement

PROXY SUMMARY

More information about our commitment to creating sustainable value for all of our stakeholders, along with our commitment to environmental stewardship, can be found in our 2017 Integrated Report at integratedreport.entergy.com.

Shareholder Outreach

Each year we conduct a vigorous shareholder outreach program to share our approach to corporate governance and obtain your insights and feedback on matters of mutual interest. During 2017, we contacted shareholders owning approximately 47% of our outstanding shares, resulting in substantive engagements with the holders of approximately 19% of our outstanding shares. In these engagements, we discussed topics that included industry and business developments, corporate strategy, executive compensation, director refreshment and other corporate governance issues, environmental and social issues, and proxy statement disclosures. The perspectives provided by our shareholders informed our decision making and helped to guide our actions in adopting a second performance measure for our long term incentive plan and continuing to enhance our cyber risk oversight, environmental, social and governance disclosures in our Proxy Statement and 2017 Integrated Report.

Executive Compensation Highlights

Following is a summary of key features of our executive compensation programs and policies and pay outcomes for 2017. For additional information, see the Compensation, Discussion and Analysis beginning on page 41.

Sound Program Design

Our executive compensation programs are designed to:

✓	Pay for performance

✓	Attract, retain and motivate key executive officers who drive our success and industry leadership

✓	Provide market compensation payout opportunities

✓	Align with the interests of our long-term shareholders

✓	Reflect best practices in the market

Executive Compensation Best Practices

Changes Since 2017 Annual Meeting	✓	To align with compensation best practices, and in response to investor feedback, beginning with the 2018–2020 performance period, we added a cumulative utility earnings performance measure to our Long-Term Performance Incentive Program that will supplement the relative total shareholder return measure historically used in this program

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PROXY SUMMARY

What We Do	✓	Double trigger for severance payments or equity acceleration in the event of a change in control
	✓	Clawback policy that goes beyond Sarbanes-Oxley requirements
	✓	Maximum payout capped at 200% of target under our Long-Term Performance Unit Program and under our Annual Incentive Plan for members of the Office of the Chief Executive
	✓	Minimum vesting periods for equity based awards
	✓	Long-term compensation mix weighted more toward performance units than service-based equity awards
	✓	All long-term performance units settled in shares of Entergy stock
	✓	Rigorous stock ownership requirements
	✓	Executives required to hold substantially all equity compensation received from the Company until stock ownership guidelines are met
	✓	Annual Say-on-Pay vote

What We Don’t Do	×	No 280G tax “gross up” payments in the event of a change in control
	×	No tax “gross up” payments on any executive perquisites, other than relocation benefits available to all eligible employees
	×	No option repricing or cash buy-outs for underwater options
	×	No agreements providing for severance payments to executive officers that exceed 2.99 times annual base salary and annual incentive awards without shareholder approval
	×	No hedging or pledging of Entergy stock
	×	No unusual or excessive perquisites
	×	New officers are excluded from participation in the System Executive Retirement Plan
	×	No grants of supplemental service credit to newly-hired officers under any of the Company’s non-qualified retirement plans

2017 Executive Compensation Elements

The following table summarizes the elements of total direct compensation (“TDC”) of our 2017 executive compensation program:

Pay Element	Why We Pay It	How Determined
Base Salary	Provides a base level of competitive cash compensation for executive talent	Experience, job scope, market data, individual performance and internal pay equity
Annual Incentive Awards	Motivate and reward executives for performance on key financial and operational measures during the year	Success in meeting consolidated operational earnings per share (“EPS”) and consolidated operational operating cash flow (“OCF”) targets and Personnel Committee judgement

8 •	2018 Proxy Statement

PROXY SUMMARY

Pay Element	Why We Pay It	How Determined
Long-Term Performance Unit Program	Focuses our executive officers on building long-term shareholder value and increases our executive officers’ ownership of our common stock	Formulaic relative total shareholder return. Beginning with the 2018–2020 performance period, payouts will be based on a cumulative utility earnings metric, as well as total shareholder return.
Restricted Stock and Stock Options	Reward executives for absolute value creation, provide competitive compensation, retain executive talent and increase our executive officers’ ownership in our common stock	Job scope, market data, individual performance and Company performance

Our Pay for Performance Philosophy

Entergy’s executive compensation programs are based on a philosophy of pay for performance that is embodied in the design of our annual and long-term incentive plans. We target TDC for our executive officers at market median and place a substantial portion of that compensation “at risk” subject to achieving both short-term and long-term performance goals. Approximately 85% of the annual target TDC of our Chief Executive Officer and, on average, approximately 71% of the annual target TDC of our other Named Executive Officers (in each case excluding non-qualified supplemental retirement income) is equity or performance-based compensation.

FY 2017 CEO Compensation Mix

FY 2017 NEOs Compensation Mix

2017 Incentive Compensation Outcomes

Annual Incentive Plan

Awards under our Executive Annual Incentive Plan, or Annual Incentive Plan, are tied to our financial and operational performance through the Entergy Achievement Multiplier (“EAM”), which is the performance metric used to determine the maximum funding available for awards under the plan. The 2017 EAM was determined based in equal part on our success in achieving our consolidated EPS

2018 Proxy Statement	• 9

15% Fixed Pay 20% Annual Incentives 26% Time Based Equity 39% Performance Based Equity Base Salary Annual Incentives Restricted Stock Stock Options LTIP Performance Units 29% Fixed Pay 20% Annual Incentives 20% Time-Based Equity 31% Performance Based Equity Base Salary Annual Incentives Restricted Stock Stock Options LTIP Performance Units

PROXY SUMMARY

and consolidated OCF goals set at the beginning of the year. These goals were approved by the Personnel Committee based on the Company’s financial plan and the Board’s overall goals for the Company and were consistent with the Company’s published earnings guidance.

❖

2017 Annual Incentive Plan Payout. For 2017, the Personnel Committee, based on a recommendation of the Finance Committee, determined that management exceeded its consolidated EPS goal of $5.05 per share by $2.17, but fell short of its consolidated OCF goal of $3.000 billion by approximately $227 million. Based on the targets and ranges previously established by the Personnel Committee, these results resulted in a calculated EAM of 129%. This determined the maximum funding level for the plan and the maximum award, as a percentage of target, that could be received by any of the executive officers, subject to downward adjustment based on individual performance. After considering individual performance, including the role played by each of the Named Executive Officers in advancing the Company’s strategies and delivering the strong financial results achieved in 2017, the Personnel Committee approved payouts of 129% of target for each of the Named Executive Officers.

Long-Term Performance Unit Program

Performance under our Long-Term Performance Unit Program for the 2015-2017 period was measured over a three-year period by assessing Entergy’s total shareholder return in relation to the total shareholder return of the companies included in the Philadelphia Utility Index. Payouts are based solely on the Company’s relative performance and are not subject to adjustment by the Personnel Committee.

❖

Long-Term Performance Unit Program Payout. For the three year performance period ending in 2017, the Company’s total shareholder return fell in the third quartile, resulting in a payout of 31% of target for our executive officers. Payouts were made in shares of Entergy stock which are required to be held by our executive officers until they satisfy our executive stock ownership guidelines.

10 •	2018 Proxy Statement

BOARD OF DIRECTORS

Proposal 1 – Election of Directors

Our Board is presenting 9 nominees for election as directors at our Annual Meeting. Each nominee currently serves as a director of the Company, and other than Mr. Burbank, each was elected by our shareholders at our 2017 Annual Meeting of Shareholders. The number of directors constituting our Board is currently set at 12, but effective as of the Annual Meeting, in connection with the retirement of three directors, the number of directors will be reduced to 9. The Corporate Governance Committee is actively engaged in the process of recruiting additional directors, and has engaged an outside search firm to assist it in identifying qualified candidates. While it is focused on ensuring a smooth transition, the Board will continue to search for additional director candidates who will bring a diversity of skills and experiences to the Board.

Each director elected will serve until the next annual meeting and until his or her successor is duly elected and qualified. Each director nominee has consented to being named in this Proxy Statement and to serve as a director if elected. If any nominee is unable to stand for election for any reason, the shares represented at our Annual Meeting by proxy may be voted for another candidate proposed by our Board. Proxies cannot be voted for a greater number of directors than the 9 nominees identified in this Proxy Statement. If you sign and properly submit your proxy card, but do not give instructions with respect to voting for directors, your shares will be voted for the 9 persons recommended by the Board of Directors.

Director Nominee Qualifications

Our director nominees include a diverse group of leaders in their respective fields, with the result that each of the following key qualifications is well represented on our Board:

Key Qualification	Why It’s Important
Leadership and Senior Management Experience 7/9

Directors who hold or have held significant leadership positions provide the Company with unique insights. These people generally possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. Their experiences developing talent and solving problems in large, complex organizations prepare them well for the responsibilities of Board service.

Finance and Accounting 6/9

Accurate financial reporting and robust auditing are critical to our success. We seek to have at least one director who qualifies as an audit committee financial expert, and we expect all of our directors to be literate in finance and financial reporting processes.

Government/Legal/Public Policy 2/9

Our businesses are heavily regulated and are directly affected by governmental actions. As such, we seek directors with experience in government, law and public policy to provide insight and understanding of effective strategies in these areas.

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BOARD OF DIRECTORS

Key Qualification	Why It’s Important
Risk Management 8/9

Managing risk in a rapidly changing environment is critical to our success. Directors should have a sound understanding of the most significant risks facing the Company and the experience and leadership to provide effective oversight of risk management processes.

Regulated Utility/Nuclear 4/9

Due to the complexity of our business, we believe it is important to have directors with experience in the utility industry or in nuclear power operations to enable the Board to provide effective oversight of our operations.

Consumer/Transformation/Technology 5/9

Our industry is undergoing transformational change as a result of advances in technology and changing customer expectations about the products and services they want and need to power their lives. This creates opportunities for companies whose leadership is able to understand those changes and what they mean for their customers and other stakeholders. Directors with deep strategic experience managing consumer-facing businesses and operations that have been impacted by disruptive technological change can provide the Board with critical insights and perspective on these issues and challenges.

In addition, all of the nominees have personal traits such as candor, integrity, commitment, and collegiality that are essential to an effective board of directors. Each of our director nominees is committed to working with, and participating in, their communities and the communities we serve. The non-employee director nominees collectively also satisfy the Corporate Governance Committee’s goal of geographic diversity, with the 9 nominees residing in five states, including nominees with strong ties to the states of Arkansas, Louisiana and Texas where we have significant operations. Additional information concerning each director nominee’s skills and qualifications is provided under the director’s name below.

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BOARD OF DIRECTORS

Our 2018 Director Nominees

The following pages contain information concerning each of the nominees for director, including each nominee’s age as of December 31, 2017, period served as a director, position (if any) with the Company, business experience and qualifications, directorships of other publicly-owned corporations (if any) and other professional affiliations.

John R. Burbank Fairfield, Connecticut Age 54 Director Since 2018	Entergy Board Committees +

+

Mr. Burbank was elected to the Board effective March 2, 2018. If he is reelected, Mr. Burbank will be assigned to Board committees at the Board’s organizational meeting immediately following the Annual Meeting.

Professional Experience

•	President, Corporate Development and Strategy, Nielsen Holdings plc since 2017 (a global information, data and measurement company)
•	President, Strategic Initiatives, Nielsen Holdings plc – 2011-2017
•	Director of Change Labs, LTD
•	Advisory Board Member, Quinnipiac University School of Communication
•	Trustee, March of Dimes

Skills and Attributes

Mr. Burbank brings to the Board his extensive management experience in consumer-facing businesses that have been and continue to be disrupted by technological change. Accordingly, he will bring valuable insights and perspective on the potential impact of technological change on our industry and our company. Mr. Burbank also brings the benefit of his extensive senior management experience leading strategic investments and corporate development and strategy at Nielsen Holdings plc.

Patrick J. Condon Frankfort, Illinois Age 68 Director Since 2015	Entergy Board Committees • Audit (Chair) • Nuclear

Professional Experience

•	Retired Audit Partner of Deloitte & Touche LLP (international public accounting firm) – 2002-2011
•	Former Audit Partner of Arthur Andersen LLP (international public accounting firm)
•	Former Director of Cloud Peak Energy, Inc. and Roundy’s, Inc.

Skills and Attributes

As a retired audit partner of a “Big Four” accounting firm, Mr. Condon brings his many years of experience in auditing and accounting to the Board. As lead of Arthur Andersen’s utility group, Mr. Condon acquired in-depth knowledge of the utility industry. The Board also benefits from his regional and national leadership experience gained at Deloitte & Touche LLP and his current and prior service to community and charitable organizations and on other public company boards.

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Leo P. Denault New Orleans, Louisiana Age 58 Director Since 2013	Entergy Board Committees • Executive (Chair)

Professional Experience

•	Chairman of the Board of Directors of Entergy Corporation since February 2013
•	Chief Executive Officer of Entergy Corporation and Entergy Services, Inc. since February 2013
•	Executive Vice President and Chief Financial Officer of Entergy Corporation – 2004-2013
•	Director of Edison Electric Institute
•	Director of Institute of Nuclear Power Operations

Skills and Attributes

As our Chairman and Chief Executive Officer and former Executive Vice President and Chief Financial Officer, Mr. Denault brings to the Board his leadership skills, his extensive senior executive experience in the utility industry and his deep knowledge of the Company.

Admiral Kirkland H. Donald, USN (Ret.) Alexandria, Virginia Age 64 Director Since 2013	Entergy Board Committees • Finance • Nuclear (Chair)

Professional Experience

•	Former President and Chief Executive Officer of Systems Planning and Analysis, Inc. (developer of national defense and homeland security programs) – 2014-2015
•	Former Executive Vice President, Chief Operating Officer and Director of Systems Planning and Analysis, Inc. – 2013-2014
•	Admiral (retired) U.S. Navy
•	Former Director, Naval Nuclear Propulsion – 2004-2013
•	Director of Huntington Ingalls Industries, Inc.
•	Director of Battelle Memorial Institute
•	Director of CyberCore Technologies
•	Director, Naval Submarine League
•	Executive Advisor to NexPhase Capital Partners (private equity firm, formerly Moelis Capital Partners) since January 2013
•	Committee on Foreign Investment in the United States (“CFIUS”) Security Monitor, LANXESS Corporation
•	CFIUS Voting Trustee, Broadcom Limited

Skills and Attributes

Mr. Donald brings to the Board deep nuclear expertise and valuable leadership and risk-management experience gained through his distinguished military career in the United States Navy’s nuclear program and through his business and senior management experience since retiring from the Navy.

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BOARD OF DIRECTORS

Philip L. Frederickson Horseshoe Bay, Texas Age 61 Director Since 2015	Entergy Board Committees • Audit • Corporate Governance • Finance (Chair)

Professional Experience

•	Former Executive Vice President, Planning, Strategy and Corporate Affairs of ConocoPhillips (international oil and gas company) – 2006-2008
•	Former Executive Vice President, Commercial of ConocoPhillips – 2002-2006
•	Director of Williams Partners LP
•	Former Director of Sunoco Logistics Partners L.P. and Rosetta Resources Inc.

Skills and Attributes

Mr. Frederickson brings to the Board his extensive senior management, operating and leadership experience gained through his business career at ConocoPhillips and its predecessor, Conoco Inc., where he held a variety of senior management positions in operations, strategy and business development. In addition to his diverse senior-level management experience, Mr. Frederickson brings his experience leading strategic change both at ConocoPhillips and on the other public company boards on which he has served. His strong ties to the State of Texas also enable him to provide insight into the issues and concerns of our service territories.

Alexis M. Herman McLean, Virginia Age 70 Director Since 2003	Entergy Board Committees • Corporate Governance • Personnel

Professional Experience

•	Chair and Chief Executive Officer of New Ventures, LLC (corporate consultants) since 2001
•	Former Secretary of Labor of the United States of America
•	Former White House Assistant to the President of the United States of America
•	Lead Director of Cummins, Inc.
•	Director of the Coca-Cola Company and MGM Resorts International
•	Co-Chair of the Presidential Leadership Scholar Program and Trustee for the National Urban League
•	Chair, Toyota Motor Corporation North American Diversity Advisory Board and Member, Global Advisory Board
•	President, Dorothy I. Height Education Foundation

Skills and Attributes

Secretary Herman brings to the Board a combination of high-level U.S. government service, experience as a strategic advisor to numerous U.S. and international companies and broad public policy expertise, as well as her public company board experience, including her service as Lead Independent Director to another public company. Through her roles at Coca-Cola and Cummins, Ms. Herman has acquired familiarly with changing consumer demands brought about by changing technology.

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BOARD OF DIRECTORS

Stuart L. Levenick Peoria, Illinois Age 64 Director Since 2005	Entergy Board Committees • Corporate Governance • Executive • Finance

Professional Experience

•	Lead Director of Entergy Corporation since May 2016
•	Former Group President and Executive Office Member of Caterpillar Inc. (a manufacturer of construction and mining equipment) – 2004-2015
•	Former Executive Director of U.S. Chamber of Commerce, Washington, D.C.
•	Former Executive Director and Past Chairman of Association of Equipment Manufacturers, Washington, D.C.
•	Lead Independent Director of W. W. Grainger, Inc.
•	Director of Finning International, Inc.

Skills and Attributes

Mr. Levenick brings to the Board his extensive senior executive experience at a major manufacturing company, as well as his experience as a public company director, including as Lead Independent Director of another public company. This experience enables him to contribute valuable operational and financial expertise and offers an informed perspective on leadership development, management and business issues in addition to responding to the evolving customer desires and needs caused as a result of shifting technology.

Blanche Lambert Lincoln Arlington, Virginia Age 57 Director Since 2011	Entergy Board Committees • Audit • Corporate Governance (Chair)

Professional Experience

•	Founder and Principal of Lincoln Policy Group (a consulting firm) since July 2013
•	Special Policy Advisor for Alston & Bird LLP (legal, legislative and public policy services) – 2011-2013
•	Former United States Senator for the State of Arkansas – 1999-2011
•	Former United States Representative for the State of Arkansas – 1993-1997
•	Former Chair, U.S. Senate Committee on Agriculture, Nutrition and Forestry
•	Former Member, U.S. Senate Committee on Finance, Committee on Energy and Natural Resources, and Special Committee on Aging
•	Former Member of the U.S. House Committee on Energy and Commerce, Committee on Agriculture and Committee on Natural Resources (formerly House Committee on Merchant Marine and Fisheries)
•	Director of Rayonier, Inc.
•	Trustee of the Center for the Study of the Presidency and Congress
•	Director of Hope Enterprise Corporation

Skills and Attributes

As a former member of the U.S. Senate and House of Representatives, Ms. Lincoln brings to the Board her extensive background and experience in governmental, public policy and legislative affairs, providing her with a unique and valuable perspective on many of the critical issues and opportunities facing the Company. Her strong ties to the State of Arkansas also provide the Board with insight into the issues and concerns of our service territories.

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Karen A. Puckett Houston, Texas Age 57 Director Since 2015	Entergy Board Committees • Audit • Personnel

Professional Experience

•	President and Chief Executive Officer, Harte Hanks, Inc. (marketing services company) since 2015
•	Former President-Global Markets of CenturyLink, Inc. (a telecommunications company) – 2014-2015
•	Former Executive Vice President and Chief Operating Officer of CenturyLink, Inc. – 2009-2014
•	Former President and Chief Operating Officer of CenturyTel, Inc. – 2000-2009
•	Director of Harte Hanks, Inc.

Skills and Attributes

Ms. Puckett brings to the Board her extensive management, operations and business experience acquired through her senior leadership positions in a rapidly changing and highly regulated industry and her deep experience with technology-driven innovation. Ms. Puckett’s ties to the State of Louisiana also enable her to offer insight into the issues and concerns of our service territories.

The Board of Directors unanimously recommends that the shareholders vote FOR the election of each nominee.

Identifying Director Candidates

Our Corporate Governance Committee is charged with reviewing the composition of the Board and refreshing the Board as appropriate through the recommendations it makes to the Board. This is an ongoing process through which the Board has added 6 new directors since 2013. These directors have brought to the Board, among other things, deep finance and accounting experience, nuclear expertise and senior leadership experience in companies or industries undergoing transformational change.

The Corporate Governance Committee has not established any minimum qualifications that must be met by director candidates or identified any set of specific qualities or skills that it believes our directors must possess. The Corporate Governance Committee’s policy regarding consideration of potential director nominees acknowledges that choosing a Board member involves a number of objective and subjective assessments, many of which are difficult to quantify or categorize. However, the Corporate Governance Committee follows these core principles:

•	Seeks to nominate candidates with superior credentials, sound business judgment and the highest ethical character.
•

Takes into account the candidate’s relevant experience with businesses or other organizations of comparable size to the Company and seeks to identify candidates whose experience will add to the collective experience of the Board.

•

Believes the Board should reflect a diversity of backgrounds and experiences in various areas, including age, gender, race, geography and specialized experience, and candidates are assessed to determine the extent to which they would contribute to that diversity.

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BOARD OF DIRECTORS

In addition, our Corporate Governance Committee follows applicable regulations in confirming that our Board includes members who are independent, possess financial literacy and expertise and an understanding of risk management principles, policies and practices. The Corporate Governance Committee annually evaluates the effectiveness of its policy and procedures for the evaluation of director candidates.

In 2017, in anticipation of upcoming director retirements, the Corporate Governance Committee utilized the process illustrated to identify and evaluate prospective director candidates. The committee also engaged Russell Reynolds Associates, a director and executive search firm, to assist it in identifying potential director candidates. The Corporate Governance Committee, with Russell Reynolds’ assistance, sought to identify candidates with backgrounds and qualifications that would add to the collective knowledge and expertise of the Board, while also reflecting an appropriate diversity of backgrounds and experiences. The committee considered candidates identified by Russell Reynolds and other candidates identified by one or more of our directors. In selecting and evaluating potential candidates, the Corporate Governance Committee took into account not only the particular skillsets and perspectives that would be lost with the departure from the Board of those directors approaching retirement, but also the nature of the strategic and other challenges the Board expects the Company to face in the coming years. In that regard, the committee specifically sought to identify candidates with senior leadership experience in consumer-facing companies or industries undergoing transformational change.

Shareholders who wish to recommend a candidate to the Corporate Governance Committee or submit nominees for election at an annual or special meeting should follow the procedures described on page 96.

John R. Burbank was identified by Russell Reynolds as a candidate who possesses this experience. Mr. Burbank has extensive experience in consumer-facing businesses that have been, and continue to be impacted by disruptive technological change. Accordingly, he will bring to the Board valuable insights and perspective on the potential impact of technological change on our industry and our company. Mr. Burbank also brings the benefit of his extensive senior management experience leading strategic investments’ and currently, corporate development and strategy at Nielsen Holdings. Mr. Burbank was interviewed by our Chairman of the Board, the Chair of the Corporate Governance Committee and Secretary Herman, as the immediate past Chair of the Corporate Governance Committee. His background and qualifications were reviewed and discussed by the Corporate Governance Committee and with the full Board of Directors prior to his recommendation for election to the Board. As a result, the Corporate Governance Committee concluded that Mr. Burbank met the Board’s needs identified through the committee’s search process and unanimously recommended that Mr. Burbank be elected to the Board. Mr. Burbank was elected to the Board effective in March 2018.

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Director Orientation and Continuing Education

Upon joining the Board, new directors undergo a comprehensive orientation program that introduces them to the Company, including our business operations, strategy, key members of management and corporate governance. This program is considered a valuable part of the director onboarding process and is annually reviewed for effectiveness by the Corporate Governance Committee. Directors also are encouraged to enroll in director education programs, and the Corporate Governance Committee annually reviews and reports on director participation in such programs. The Board is briefed regularly on industry and corporate governance developments affecting the Company, and, at its annual Retreat, the Board has the opportunity to discuss some of the most critical strategic issues facing the Company with outside experts in the applicable fields. To enhance the Board’s understanding of some of the unique issues affecting our nuclear fleet, directors are regularly invited to visit our nuclear plant sites, where they tour the facilities and interact directly with the personnel responsible for our day-to-day nuclear operations. These activities collectively help to ensure that the Board remains knowledgeable about the most important issues affecting our Company and its business.

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CORPORATE GOVERNANCE AT ENTERGY

Entergy’s Board of Directors

The Board of Directors provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business through various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and committee meetings by the Chairman and Chief Executive Officer and other senior executive officers.

Director Independence

Board Members. A director is considered independent if the Board affirmatively determines that he or she has no material relationship with the Company and otherwise satisfies the independence requirements of the New York Stock Exchange (“NYSE”). A director is “independent” under the NYSE listing standards and our Corporate Governance Guidelines if the Board affirmatively determines that the director has no material relationship with us directly or as a partner, shareholder or officer of an organization that has a material relationship with us. In addition, the Board of Directors considers all of the independence factors specified in the rules of the NYSE in making its determination. The Board of Directors has reviewed information concerning each of its non-employee directors and has considered all relevant transactions, relationships and arrangements to determine compliance with the independence standards established by the NYSE and our Corporate Governance Guidelines.

Our Board has determined, upon the recommendation of the Corporate Governance Committee that Mr. Burbank, Mr. Condon, Admiral Donald, Mr. Frederickson, Ms. Herman, Mr. Levenick, Ms. Lincoln and Ms. Puckett, as well as Ms. Bateman, Mr. Hintz and Mr. Tauzin, who are retiring at the Annual Meeting, are independent within the meaning of the rules of the NYSE and our Corporate Governance Guidelines. In making this determination, the Board considered Ms. Lincoln’s service as a director of Hope Enterprises Corporation, a non-profit community development financial institution (“HEC”), that provides financial products and services in Arkansas, Louisiana and Mississippi. In 2010, one of our subsidiaries renewed a $1,500,000 loan to a subsidiary of HEC. Ms. Lincoln is neither an officer nor an employee of HEC or any of its subsidiaries.

Heightened Standards for Audit and Personnel Committee Members. In addition to the general independence requirements of the NYSE, all members of the Audit and Personnel Committees must meet the heightened independence standards imposed by the Securities and Exchange Commission (“SEC”) and the NYSE applicable to members of such committees. All of the members of the Audit and Personnel Committees satisfy the heightened independence standards established for those committees under the rules of the SEC and NYSE rules.

Structure of Our Board

Board Committees

The Board has 6 standing committees: Audit, Corporate Governance, Personnel, Finance, Nuclear and Executive. The committees:

•	Operate pursuant to a written charter;
•	Evaluate their performance annually; and
•	Review their charters annually.

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The members of the Board committees and their Chairs are nominated by the Corporate Governance Committee and appointed by the Board. The specific membership of each committee allows us to take advantage of our directors’ diverse skill sets, which enables deep focus on committee matters.

Board Committee Composition and Responsibilities

The tables below show the current chairs and membership of each standing committee. All of the directors are independent, except Mr. Denault.

Audit	Key Responsibilities
Patrick J. Condon+ (Chair) Maureen S. Bateman* Phillip L. Frederickson+ Blanche L. Lincoln Karen A. Puckett

•   Oversees our accounting and financial reporting processes and the audits of our financial statements;

•   Assists the Board in fulfilling its oversight responsibilities with respect to our compliance with legal and regulatory requirements, including our disclosure controls and procedures;

•   Decides whether to appoint, retain or terminate our independent auditors;

•   Pre-approves all audit, audit-related, tax and other services, if any, provided by the independent auditors;

•   Appoints and oversees the work of our Vice President, Internal Audit and assesses her performance annually; and

•   Prepares the Audit Committee Report.

Corporate Governance	Key Responsibilities
Blanche L. Lincoln (Chair) Phillip L. Frederickson Alexis M. Herman Stuart L. Levenick W.J. “Billy” Tauzin*

•   Develops policies and practices relating to corporate governance and reviews compliance with the Company’s Corporate Governance Guidelines;

•   Recommends the director nominees for approval by the Board and shareholders;

•   Establishes and implements self-evaluation procedures for the Board and its committees; and

•   Reviews annually the form and amount of non-employee director compensation, and makes recommendations to the Board with respect thereto.

Finance	Key Responsibilities
Phillip L. Frederickson (Chair) Kirkland H. Donald Donald C. Hintz* Stuart L. Levenick W.J. “Billy” Tauzin*

•   Oversees corporate capital structure and budgets and recommends approval of capital projects;

•   Oversees financial plans and key financial risks;

•   Reviews and makes recommendations to the Board regarding our financial policies, strategies, and decisions, including our dividend policy;

•   Reviews our investing activities; and

•   Reviews and makes recommendations to the Board with respect to significant investments.

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Nuclear	Key Responsibilities
Kirkland H. Donald (Chair) Maureen S. Bateman* Patrick J. Condon Donald C. Hintz

•   Provides non-management oversight and reviews all of the Company’s nuclear generating plants;

•   Focuses on safety, operating performance, operating costs, staffing and training; and

•   Consults with management concerning internal and external nuclear-related issues.

Personnel	Key Responsibilities
Maureen S. Bateman* (Chair) Alexis M. Herman Karen A. Puckett W.J. “Billy” Tauzin*

•   Determines and approves the compensation of our CEO and other senior executive officers;

•   Approves or makes recommendations to the Board to approve incentive, equity-based and other compensation plans;

•   Develops and implements compensation policies;

•   Evaluates the performance of our Chairman and Chief Executive Officer; and

•   Reports at least annually to the Board on succession planning, including succession planning for the Chief Executive Officer.

Executive	Key Responsibilities
Leo P. Denault (Chair) Donald C. Hintz* Stuart L. Levenick W.J. “Billy” Tauzin*	• Authorized to act for the Board on all matters, except those matters specifically reserved by Delaware law to the entire Board.

+ Financial Expert

* Retiring at Annual Meeting

Director Attendance

Commitment of Our Board	2017 Meetings
Board	14
Audit	11
Corporate Governance	7
Finance	8
Nuclear(1)	5
Personnel	12
Executive Sessions	14
Executive Sessions of Independent Directors without Management(2)	6

(1)	The number of 2017 Nuclear Committee meetings does not include visits to our nuclear sites or meetings with the Institute of Nuclear Power Operations by members of the Nuclear Committee.
(2)	Chaired by our Lead Director

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Board and Committee Meetings. In 2017, each of our directors then in office attended over 75% of the meetings of the Board and the committees on which he or she served. Overall attendance at Board and committee during 2017 on average was 94% for our directors as a group.

Annual Shareholder Meeting. We encourage, but do not require, our Board members to attend our annual meeting of shareholders. All of our Board members then in office attended our 2017 Annual Meeting of Shareholders.

Our Board Leadership Structure

Our Company is led by Leo P. Denault, who has served as Chief Executive Officer and Chairman of the Board since February 2013. Our Board is currently composed of Mr. Denault and 11 independent directors. Our Corporate Governance Guidelines require that when the roles of Chairman of the Board and the Chief Executive Officer are combined, the Board of Directors appoints from among its independent members a Lead Director.

How We Select The Lead Director. The Corporate Governance Committee considers feedback from our Board members and the Chairman and then makes a recommendation to the Board’s independent directors. Based on this recommendation, the Lead Director is appointed by a majority of the independent members of the Board of Directors. The Lead Director, subject to his or her annual election to the Board of Directors, serves for a term of three years. In 2016, Stuart L. Levenick was elected as the Company’s Lead Director.

Lead Director Responsibilities: Under our Corporate Governance Guidelines and other governance policies, the Lead Director has the following responsibilities:

Leadership – Independent Director Meetings	•	Calls meetings of the independent directors
	•	Presides at executive sessions of the independent directors and all meetings of the Board at which the Chairman and Chief Executive Officer is not present
	•	Serves as a member of the Executive Committee of the Board
Chairman – Independent Director Liaison	•	Serves as a liaison with the Chairman and Chief Executive Officer when requested by the independent directors
Stakeholder Communication	•	Serves as the point of contact for shareholders and others to communicate with the Board
Board Agendas	•	Reviews and advises on Board meeting agendas and consults with the Chairman and Chief Executive Officer on the preparation of agendas
Chair and CEO Feedback and Evaluation	•

Provides feedback from the Board to the Chairman and Chief Executive Officer following each executive session of independent directors and, together with the Chair of the Personnel Committee, provides the Chairman and Chief Executive Officer with an annual performance review

Director Recruitment	•	Assists with recruitment of director candidates and, along with the Chairman, may extend the invitation to a new potential director to join the Board

Why Our Board Structure Is Appropriate. Our Corporate Governance Committee annually evaluates the Board’s leadership structure. We believe having a combined Chairman and Chief Executive Officer, independent chairs for each of our Board committees and an independent Lead Director provides the right form of leadership for our Company. This leadership structure is commonly

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utilized by other public companies, and we believe it has been an effective structure for us because it facilitates swift and effective decision making and helps to ensure that the Company speaks with one voice, while at the same time encouraging open and constructive dialogue among Board members. We also believe the independent leadership provided by our independent Lead Director and the independent chairs of each of our Board committees, combined with the fact that all of the directors other than our Chairman and Chief Executive Officer are independent, assures that the Board will act in an independent manner and free of any undue or inappropriate influence by management.

Our Board’s Governance Role

How Our Board Oversees Risk Management

We believe the Board of Directors provides effective oversight of the risks we face and our risk assessment and risk management processes. The Board reviews the Company’s processes for identifying and managing risks and communicating with the Board about those risks to help ensure that the processes are effective. Like other companies, Entergy is subject to many diverse risks. These include financial and accounting risks, market and credit risks, capital deployment risks, operational risks, compensation risks, liquidity risks, litigation risks, strategic risks, regulatory risks, reputation risks, natural-disaster risks and technology risks, among others. Some critical risks having enterprise-wide significance, such as corporate strategy and capital budget, require the full Board’s active oversight, but our Board committees also play a key role because they can devote more time to reviewing specific risks within their respective areas of responsibility.

In accordance with NYSE standards, our Audit Committee has the primary responsibility for overseeing risk management. Our standing Board committees also regularly consider risks arising within their respective functional areas of responsibility. Each of these committees receives regular reports from management which assist it in its oversight of risk in its respective area of responsibility. Current risk assignments for our Board committees are as follows:

Responsible Party	Area of Risk Oversight
Board	• Overall identification, management and mitigation of risk, with a focus on strategic risks
Audit Committee

•   Financial reporting process and internal control risks

•   Risks associated with environmental compliance, corporate compliance, significant legal matters, and the Company’s insurance programs

•   Market and credit risks

•   Cybersecurity risks

Corporate Governance Committee	• Corporate governance and legislative and regulatory policy risks • Board succession risks
Finance Committee	• Risks associated with strategic decisions and major transactions • Financial risks, including liquidity, credit and capital market risks
Nuclear Committee	• Safety and other risks unique to our nuclear fleet
Personnel Committee	• Executive compensation risks • Risks associated with safety and employee matters • Management succession risks

We have identified cybersecurity as a key enterprise risk. As a result, the Audit Committee, on a regular basis, reviews our cybersecurity risk management practices and performance, primarily through reports provided by the Chief Information Officer, Chief Security Officer and General Auditor on the Company’s cybersecurity management program. Among other things, these reports have focused on:

➢	recent cyber risk and cybersecurity developments,
➢	industry engagement activities,

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➢	legislative and regulatory developments,
➢	cyber risk governance and oversight,
➢	cyber incident response plans and strategies,
➢	cybersecurity drills and exercises,
➢	assessments by third party experts,
➢	key cyber risk metrics and activities, and
➢	major projects and initiatives.

The Audit Committee receives these reports four times a year in meetings to which all directors are invited. In addition, the Board has received briefings from outside experts on cybersecurity risks and cyber risk oversight. We have also established a governance structure under our Chief Security Officer that oversees investments in tools, resources, and processes that allows for the continued maturity of our cyber security posture.

Succession Planning for the Chief Executive Officer

The Personnel Committee, the Chief Executive Officer, and the Senior Vice President, Human Resources maintain an ongoing focus on executive development and succession planning to prepare the Company for future success. In addition to preparing for Chief Executive Officer succession, the succession planning process includes all other senior management positions. A comprehensive review of executive talent, including, from time to time, assessments by an independent consulting firm, determines readiness to take on additional leadership roles and identifies developmental and coaching opportunities needed to prepare our executives for greater responsibilities. The Chief Executive Officer makes a formal succession planning presentation to the Board annually.

Our succession planning also includes appropriate contingencies for the unexpected retirement or incapacity of the Chief Executive Officer. In 2016, our Board adopted a detailed plan to address emergency Chief Executive Officer and senior management succession in extraordinary circumstances. Our emergency CEO succession plan is intended to enable our Board and our Company to respond quickly and effectively to an unplanned and unexpected vacancy in the position of Chief Executive Officer, regardless of cause and regardless of the surrounding circumstances, so as to assure continuity of leadership and minimize any disruption to our business and operations.

Sustainability

Achieving our mission of creating sustainable value for all of our stakeholders is possible only through a balanced review of opportunities and risks to our business strategy. On an ongoing basis, we analyze material economic, environmental and social issues that impact our ability to create value for our stakeholders. Entergy assesses the range of potentially relevant topics for our business and the relevance to our key stakeholders: owners, customers, employees and communities.

We also use stakeholders’ input to help identify the most material issues and guide our strategic imperatives. We engage in a variety of informal and formal communications with our key stakeholders and other important groups, including regulators, suppliers, nongovernmental and nonprofit organizations, and professionals in industry, government, labor and education. Feedback is obtained through engagement at many levels. We then use this stakeholder input from dialogue, surveys and other means to help prioritize the most material issues and ensure that our sustainability focus is on these most important areas.

Our 2017 Integrated Report provides a single integrated source of information for all stakeholders. Integrated reporting better reflects how we measure and manage our overall performance with a combination of financial, environmental, community and employee measures. Most importantly, it reflects our central belief that the interests of all of our stakeholders are inextricably

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linked. In partnership with the Edison Electric Institute (EEI), Entergy is utilizing a new means to report sustainability goals and actions, including environmental, social and governance measurements. The new reporting measures, published as part of the Integrated Report, provide greater consistency for our investors as they evaluate our company and industry. The 2017 Integrated Report may be accessed at our website at integratedreport.entergy.com.

Environmental Stewardship

Led by our Board, Entergy has been a long-time advocate for policy action and societal investments to address climate change and to adapt to physical environmental risks. As early as the late 1990s, we acknowledged the risk posed by climate change not only to our assets, but also to our customers and the communities we serve. Demonstrating its stewardship, our Board adopted a forward-looking environmental policy that extended beyond a dedication to environmental compliance. This policy committed us, among other things, to practice sustainability in all that we do, not only through our environmentally responsible behavior but also through our support of initiatives that promote local and global prosperity.

Today, our Board and senior management continue to provide environmental and sustainability oversight. Our Audit Committee receives annual reports from the Corporate Environmental Strategy & Policy Group on Entergy’s environmental programs, performance and initiatives, and management regularly reports to the Board or its committees on other significant aspects of our sustainability commitment, including philanthropic and community involvement efforts. Our Executive Vice President and General Counsel provides oversight in implementation of our environmental policies and procedures, including our Environmental Management System as discussed in the Integrated Report.

We have implemented our Board’s vision through:

•

Environmental Leadership. Entergy was the first electric utility in the U.S. to adopt a voluntary cap on its carbon dioxide emissions. Entergy’s current commitment is to maintain CO2 emissions from Entergy-owned power plants and controllable power purchases through 2020 at 20 percent below year 2000 levels. Through 2017, our cumulative emissions were approximately 8 percent below our target.

•

Environmentally Efficient Fleet. According to a 2017 Benchmarking Air Emissions report, Entergy produces fewer CO2 emissions than 79 of the top 100 U.S. power producers, even though we produce the seventh-largest amount of electricity. Entergy’s total fleet emission rate for 2017 was 601 pounds per MWh, which is well below the Environmental Protection Agency’s standard of 1,024 pounds per MWh for a new, highly-efficient combined cycle natural gas unit. Entergy’s investments in generation fleet transformation and nuclear uprates have greatly reduced both absolute air emissions and emission rates since 2000. Since 2000, while our annual electric generation grew by 18 percent, our investments in clean energy capacity have resulted in:

•	70% reduction in absolute NOx emissions and 75% reduction in NOx emission rates;
•	32% reduction in absolute CO2 emissions and 43% reduction in CO2 emission rates; and
•	62% reduction in SO2 emissions and 68% reduction SO2 emission rates.
•

Environmental Awareness Initiatives. Entergy sponsors initiatives that raise customer and public awareness of environmental issues. Entergy continues to partner with the Center for Climate and Energy Solutions on the “Make an Impact” program. This website provides a personalized CO2 footprint analysis and action plans for more energy-efficient lifestyles.

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•

Entergy’s Environmental Initiatives Fund. Since 2001, Entergy has dedicated over $15 million to grants for environmentally beneficial projects. In 2017, Entergy supported the White River National Wildlife Refuge (Ducks Unlimited) enhancement of 108 acres in Arkansas. Entergy also supported the planting of 45,000 native hardwood trees on 100 acres in the Trinity River National Wildlife Refuge (the Conservation Fund) which will provide the opportunity for environmental education, water quality improvement, and innovative solutions to the impact of climate change. Entergy also supported the development and construction of approximately 12 miles of walking trails and approximately 13 miles of boundary maintenance/horseback riding trails at the Fannye Cook Natural Area (Wildlife Mississippi). A report on the history of the Environmental Initiative Fund is available at http://entergy.com/content/environment/docs/eif_history.pdf

Communities: Economic Development and Community Outreach

For our communities, we are committed to creating value through economic development, philanthropy, volunteerism and advocacy, and by operating our business safely and in a socially and environmentally responsible way. Major accomplishments for 2017 included:

•

Poverty Solutions. Entergy and its community partners helped more than 17,000 low income customers file for and receive $33 million in earned income tax credit (“EITC”) refunds, at 306 Entergy-sponsored Volunteer Income Tax Assistance sites in 4 states. Each year approximately 6 million Americans are lifted above the poverty line through EITC refunds, making it the nation’s most effective poverty reduction program. We believe that EITC helps place our low income customers on the path to economic self-sufficiency.

•

Education. Entergy continued its investments in public education, with a particular focus on school transformation, high quality early education and advocacy. In 2017 our investments helped leverage more than $14 million in local, state and federal funding to expand access to high quality pre-K for children from low income families.

•

Workforce Development. In 2015, we initiated a $5 million, five-year workforce development and education initiative to address education and skills gaps in our local communities. Our initiative has two components: (i) workforce training grants that are designed to increase the number of certified workers, and (ii) school-to-career readiness grants that are designed to improve the long-term talent pipeline by ensuring high school students graduate on time and are career-prepared or college ready. Commitments for 2017 included a $50,000 grant to Delgado Community College in New Orleans to support the start of the Certified Lineworker Training Program and a $500,000 commitment to support local workforce development programs in Southeast Texas.

•

Philanthropy and Volunteer Activities. We supported more than 2,000 community nonprofits through grants totaling approximately $16 million. The Company also organized almost 300 company-sponsored volunteer opportunities and increased employee participation in corporate volunteer programs by 12 percent in 2017 from 2016. As a result, our employees and retirees logged more than 103,000 volunteer hours in support of community service projects and activities.

•

Disaster Response. Following Hurricane Harvey, Entergy provided assistance to our communities as well as Entergy employees who were impacted by the disaster. Our philanthropic and volunteer response included:

•	$532,411 in charitable contributions to assist our customers, employees and communities.

•	$186,005 in assistance for Entergy employees.

•	27 homes cleaned, mucked and gutted.

•	approximately 2,000 hours of volunteer service valued at $48,000.

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•

Utility Assistance and Advocacy. Entergy raised more than $2.4 million to provide emergency utility assistance for elderly and disabled customers. Entergy also partners with customers on a variety of energy efficiency programs, which help lower bills by reducing energy usage. This effort included working with multiple constituencies to advocate for the expansion of the Low Income Home Energy Assistance Program, a federal initiative that helps families with energy costs.

Employees: Creating a Pathway to the Workplace of Tomorrow

We believe that our people and culture provide a significant strategic advantage in helping us achieve our objectives for our stakeholders. Acquiring, retaining and developing the talent we need to address today’s business needs and prepare us for the future is crucial and a key component of our human resources strategy. That is why we are focused on a holistic approach that includes: effective and forward-looking talent management, competitive compensation and benefits, workforce safety and wellness, diversity and inclusion and organizational health.

•

Recruiting, Retaining and Developing Talent. The employees of Entergy are our key resource. We believe that our talent management and total rewards practices support the employee life cycle, from workforce planning and talent acquisition, through employee development and knowledge management. Entergy also invests in the development of its leaders through targeted leadership development programs and processes.

•

Workforce Safety. There is nothing more important at Entergy than working safely and going home safely every day after work. In addition to protecting our employees’ well-being, strong operational safety and top-tier safety practices are fundamental drivers of our business performance. We continue to evaluate our approach to safety and make ongoing improvements to achieve our goal of top-decile safety performance.

•

Diversity and Inclusion. We understand that in order to be a leader, not only in our industry but also across all businesses, we must go beyond simply accepting “equal opportunity” as a legal requirement. We must value and embrace diversity as a strategic competitive advantage. In order to do this, we must develop and promote leadership capable of managing in a diverse environment. Entergy works to attract diverse job applicants through its college recruiting efforts and relationships with minority professional organizations. Entergy currently has more than 20 employee-directed diversity and inclusion councils throughout seven states, five companywide employee resource and affinity groups, mandatory diversity and inclusion training for all employees and managers, and staffing and succession planning programs focused on ensuring that every employee, without regard to gender, race, sexual orientation, disability or any other characteristic are given the tools and resources needed to help them reach their greatest career potential.

•

Organizational Health. Our focus on organizational health fosters the right culture at Entergy and positions us to deliver sustainable value to our stakeholders. We strive to operate a healthy organization, which is one that (i) has a clear mission, vision and objectives, and every employee is fully engaged in supporting those and understands how they contribute; (ii) is able to quickly adapt to the changing needs of the business; and (iii) leverages the power of diversity to identify new and better ways to create value for its stakeholders and achieve better business results.

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Customers: Solutions for a Changing World

Our utilities provide power at some of the lowest rates in the country to residential, commercial, industrial and governmental customers in Arkansas, Louisiana, Mississippi and Texas, and we deliver natural gas to customers in New Orleans and parts of Baton Rouge, Louisiana. Our core business of generating and delivering power is undergoing transformational change driven by new technologies, advanced analytics and evolving customer expectations. In 2017, as we provided power and natural gas safely, reliably and efficiently to existing customers, we also made significant customer-centric investments in our generation, transmission and distribution infrastructure.

We are and have been exploring a wide range of opportunities with respect to renewables and new technology, including:

•

In 2015, Entergy Arkansas entered into a power purchase agreement to facilitate construction of an 81 MW solar facility; the project broke ground in spring 2017, was completed and synchronized to the transmission grid, and the power purchase agreement will begin June 2018.

•	In 2016, Entergy Arkansas, Entergy Louisiana and Entergy New Orleans issued requests for proposals to acquire in aggregate an additional 320 MW of renewable resources.

•	Entergy Arkansas filed for approval in October 2017 for a 100 MW long-term power purchase agreement with a new solar project.

•

Entergy New Orleans filed for approval in October 2017 for an approximate $15 million project that will involve installing multiple utility-owned and operated distributed generation-scale solar systems on customer-owned rooftops that are secured by long-term leases. In addition, in January 2018, Entergy New Orleans selected a portfolio of renewables proposals representing approximately 90 MW.

•	Entergy Louisiana notified bidders in April 2017 that it had selected two resources from its renewable requests for proposal and negotiations continue.

As new technologies, data and analytics continue to improve, so too will our ability to deliver tailored solutions that better meet our evolving customer expectations through a dynamic integrated energy network and new products and services beyond basic power delivery. We are working today to address customer needs, with the goals of providing uninterrupted service, helping customers save money, being more environmentally responsible and making our services easier to use.

Our Efforts Have Been Recognized

Our commitment to creating sustainable value for our four stakeholders is evidenced by the several awards and recognition we received in 2017:

•

Dow Jones Sustainability North America Index. Entergy was named to the Dow Jones Sustainability Index (“DJSI”) North America Index; our 16th consecutive year to appear on the World or North America Index DJSI or both. Entergy was one of only five U.S. electric utilities named to the index. We ranked in the 76th percentile for Corporate Social Responsibility (“CSR”) performance among DJSI companies and achieved a philanthropy/CSR score of 88 out of 100. We achieved perfect scores of 100 in the focus areas of labor practice indicators, biodiversity, climate strategy and water-related risks.

•

100 Best Corporate Citizens. Entergy was named to the Top 100 Best Corporate Citizens list for the 8th time. Entergy ranked number 5 overall for philanthropy out of the Russell 1,000. This year also marks the second year that the Company was named utility sector leader.

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•

The Civic 50. This year marked the second year the company was named to the Civic 50, a recognition awarded by the national Points of Light Foundation to the 50 most community-minded corporations in the United States.

•

Top 10 Utilities in Economic Development. Entergy was named one of the nation’s Top 10 utilities in economic development by Site Selection Magazine for the integral role that resulted in nearly $10.3 billion of capital investment and the creation of over 4,800 new jobs in our service territory. It was the 9th straight year we were named to this list.

•

Emergency Recovery and Assistance Awards. EEI awarded Entergy an Emergency Recovery Award for power restoration efforts following Hurricane Harvey, and an Emergency Assistance Award for helping other utilities recover following Hurricane Irma. This was the 20th consecutive year Entergy has earned an EEI national storm restoration award.

•

ERG & Council Honors Award. We received an ERG & Council Honors Award™. We ranked number 15 out of 1,300 applications nationwide. This is the only annual national award that recognizes and honors the outstanding contributions and achievements of employee and business resource groups and diversity councils.

Public Policy Engagement and Political Participation

We are committed to participating constructively in the political and legislative process, as we believe such participation is essential to our Company’s long-term success. Our participation in the political and legislative process includes contributions to political organizations and lobbying activity in a manner that is compliant with all applicable laws and reporting requirements. Entergy’s Board has adopted the Public Policy and Advocacy Policy (the “Public Advocacy Policy”) which can be found on our website at http://www.entergy.com/investor_relations/corporate_governance.aspx. This policy outlines our principles governing political and lobbying activities, including our policy prohibiting corporate contributions directly to federal, state or local candidates.

Corporate Political Contributions

We comply fully with all federal, state and local laws and reporting requirements governing corporate political contributions. In compliance with the Public Advocacy Policy, annually, we post the Advocacy and Political Contribution Report that provides:

•

all contributions made by Entergy and its subsidiaries to political parties, political committees and political entities organized under Sections 527 and 501(c)(4) of the Internal Revenue Code (the “Code”);

•	the portion of annual dues or payments made by Entergy to all trade associations in excess of $50,000 that are not deductible under Section 162(e)(1) of the Code; and

•	information about Entergy’s sponsorship of two Political Action Committees (“PACs”) –the Entergy Corporation PAC and the Entergy Corporation PAC – New York.

All political contributions must go through our approval process. At the federal level, all contributions must be approved by our Senior Vice President – Federal Governmental Affairs, and at the state level, contributions must be approved by the President of the appropriate subsidiary.

Federal and State Lobbying Activity

The Company’s legislative and regulatory lobbying activities are overseen by the Company’s Senior Vice President – Federal Governmental Affairs who also approves the participation or the engagement of individuals and/or entities which perform any federal lobbying activities on our behalf. For each subsidiary of the Company, these activities must be approved by the applicable subsidiary’s Vice President for External or Governmental Affairs. In compliance with the Honest Leadership and

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Open Government Act of 2007, we file quarterly reports on our federal lobbying activity.

Board Oversight

The Corporate Governance Committee is responsible for monitoring public policies applicable to the Company and oversight of the Company’s corporate political activity. Management provides regular updates on lobbyists and lobbying activities to the Corporate Governance Committee, and annually, the Corporate Governance Committee reviews and approves our Advocacy and Political Contributions Report.

Our website also provides our shareholders with useful information about political contributions and lobbying activity. Please see our website at http://www.entergy.com/investor_relations/corporate_ governance.aspx for a copy of the annual report and more information about the ways in which we participate in the political process.

Shareholder Engagement

Our Board’s Commitment to Shareholder Engagement

We welcome the opportunity to engage with you, our shareholders, to share our perspective on and obtain your insights and feedback on matters of mutual interest. The Board’s and management’s commitment to understanding the interests and perspectives of our shareholders is a key component of our corporate governance strategy and compensation philosophy. We engage with shareholders throughout the year to:

✓	Provide visibility and transparency into our business and our financial and operational performance;
✓	Discuss with our shareholders the issues that are important to them, hear their expectations for us and share our views;
✓	Share our perspective on Company and industry developments;
✓	Discuss and seek feedback on our executive compensation and corporate governance policies and practices;
✓	Share our environmental and sustainability strategy and record; and
✓	Seek feedback on our communications and disclosures to investors.

How We Engage

We approach shareholder engagement as an integrated, year-round process involving senior management, our investor relations team and our corporate governance team. Throughout the year, we meet with analysts and institutional investors to inform and share our perspective and to solicit their feedback on our performance. This includes participation in investor conferences and other formal events and group and one-on-one meetings throughout the year. We also engage with governance representatives of our major shareholders, through conference calls that occur during and outside of the proxy season. Members of our investor relations, executive compensation, corporate governance, and, starting this year, environmental, groups discuss, among other matters, Company performance, executive compensation, emerging corporate governance practices and environmental and sustainability oversight and performance.

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During our 2017-18 off-season outreach effort, we contacted the holders of approximately 47% of our outstanding shares, resulting in substantive engagements with shareholders representing approximately 19% of our outstanding shares. In these engagements, we discussed the following issues and topics of mutual interest, among others:

•	Industry and business developments;

•	Corporate strategy;

•	Executive compensation, including incentive plan metrics and target setting;

•	Workforce planning and investing in human capital;

•	Corporate governance issues, including director refreshment and assessment;

•	Cyber risk oversight;

•	Environmental and social issues, including enhancements to our existing environmental, social and governance disclosures; and

•	Proxy Statement and Integrated Report disclosures.

The investors we spoke with remain supportive of the leadership our Board and management are providing and the business strategies our management is pursuing. They generally agreed with our view that our executive compensation programs are well designed to align pay with performance and had done so effectively over the past several years. Some investors suggested that we consider the addition of a second performance measure to our long term incentive plan. We also discussed Board composition and refreshment and related disclosures and the Board self-assessment process. In addition to this feedback, we received suggestions for enhancing our proxy statement disclosures, and we have sought to respond to those suggestions. The comments, questions and suggestions offered by our investors were shared with, and discussed by the full Board, and their perspectives will inform the Board’s decision making in 2018 and beyond.

Outcomes from Investor Feedback

Shareholder feedback has been a significant factor in numerous changes to our executive compensation programs, governance practices and disclosures. Some of the actions we have taken in response to shareholder feedback over the last few years include:

✓	Addition of a cumulative utility earnings measure, as a second performance metric, in addition to relative total shareholder return, to our Long-Term Incentive Program;
✓	Adoption of proxy access for director nominations;
✓	Addition of one-on-one individual assessment component to our Board self-evaluation process;
✓	Amendments to our Corporate Governance Guidelines to limit the number of public-company boards on which our directors may serve;
✓	Enhancements to our proxy disclosure, including in the areas of risk oversight (including cyber risk oversight), director backgrounds and qualifications, and incentive plan target setting; and
✓	Enhancements to the environmental and sustainability disclosure in our Integrated Report.

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How You Can Communicate With Our Board

We believe communication between the Board and the Company’s shareholders and other interested parties is an important part of the corporate governance process. Shareholders and other interested parties may communicate with our Board, our Lead Director or any individual director in care of the Lead Director at:

Entergy Corporation

639 Loyola Avenue

P.O. Box 61000

New Orleans, LA 70161

Email: etrbod@entergy.com

However, spam junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements or request for donations and sponsorships will not be forwarded.

Governance Policies

Director Retirement Policy and Term Limits

To facilitate proactive Board succession planning and self-renewal, our Corporate Governance Guidelines provide that a person may not be nominated for election or re-election to the Board if he or she has reached the age of 74 on or before January 1 of the year in which such person would be elected or re-elected, unless specifically recommended to serve beyond the age of 74 by the Corporate Governance Committee and approved by the Board of Directors. Three directors will be retiring from the Board at the 2018 Annual Meeting in accordance with this retirement policy. The Company does not have term limits for its directors. Instead, our Board addresses the suitability for continued service as a director upon the expiration of each director’s term.

Mandatory Resignation Upon Change in Circumstances

Our Corporate Governance Guidelines provide that non-employee directors should offer their resignations when either their employment or the major responsibilities they held when they joined the Board change. The Corporate Governance Committee then reviews the change in circumstances and makes a recommendation to the Board as to whether it is appropriate for the director to continue to serve on the Board and be nominated for re-election.

How Our Board and Committees Evaluate Their Performance

Annually, the Board and each of its committees conduct a rigorous self-evaluation of their respective performance and effectiveness. This process, which is conducted in the early part of the calendar year, is overseen by the Corporate Governance Committee and is reviewed annually to determine whether it is well-designed to maximize its effectiveness and to ensure that all appropriate feedback is being sought and obtained by the Corporate Governance Committee. Under the process followed in 2017, a comprehensive questionnaire was circulated to all independent members of the Board that asked the directors to assign ratings and comment on a wide range of issues relating to Board effectiveness. The collective ratings and comments were then compiled (on an anonymous basis), summarized and presented to the Corporate Governance Committee and the full Board for discussion.

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CORPORATE GOVERNANCE AT ENTERGY

Our Board evaluations cover the following areas:

✓	Board effectiveness;
✓	Board and committee structure and composition;
✓	Satisfaction with the performance of the Chairman;
✓	Satisfaction with the performance of the Lead Director;
✓	Access to the Chief Executive Officer and other members of senior management;
✓	Quality of the Board discussions and balance between presentations and discussion;
✓	Quality of materials presented to directors;
✓	Board and committee information needs;
✓	Satisfaction with Board agendas and the frequency of meetings and time allocation;
✓	Areas where directors want to increase their focus;
✓	Board dynamics and culture;
✓	Board and committee succession planning;
✓	Director access to experts and advisors; and
✓	Satisfaction with the format of the evaluation.

A similar process was followed in 2018. However, following a review of emerging best practices in Board self-assessments and in light of feedback received from investors, in 2018, the Board added to the foregoing process a requirement that the Lead Director and the Chairman of the Board meet individually with each director to discuss the director’s individual performance and to obtain any additional feedback on the performance of the Board and its committees that the director wishes to provide. The Board believes that combining the questionnaire-based process it has historically followed with the additional feedback that will be provided through these one-on-one meetings will help to assure that the Board continues to function at the highest level.

Simultaneous Public Company Board Service

In 2017, in keeping with market best practices, we modified our Corporate Governance Guidelines to limit the number of public-company boards on which our directors may serve. Without the approval of the Corporate Governance Committee, non-employee directors may not serve on more than 4 other public-company boards, and directors who are either an executive of the Company or an executive of another company may not serve on more than 2 other public-company boards. Our Corporate Governance Guidelines also require directors to advise the Chairman of the Board, the Lead Director, the Chair of the Corporate Governance Committee and the General Counsel in advance of accepting an invitation to sit on the board of another publicly-held company so that an appropriate evaluation can be made of the potential for any conflicts of interest or other issues that should be considered before the Board member accepts another board position. In addition, no director may serve as a member of the Audit Committee if that director serves on the audit committees of more than 2 other public companies unless the Board determines that such simultaneous service would not impair the ability of that director to serve effectively on the Audit Committee.

Entergy Policies on Business Ethics and Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and other senior members of management are required to abide by our Code of Entegrity, which sets forth the ethical responsibilities of our employees, officers and representatives. Our Code of Entegrity along with other Entergy policies on business conduct helps ensure that our business is conducted in a consistently legal and ethical manner. Entergy’s policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among employees to foster good business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including employment practices, conflicts of interest, intellectual property and the protection of confidential information, and require strict adherence to laws

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and regulations applicable to the conduct of our business. Annually, all employees with computer access are required to acknowledge that they are familiar with the Code of Entegrity and agree to uphold Entergy’s core values and follow Entergy’s policies.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Entergy’s policies. Retaliation against any employee who in good faith seeks advice, raises a concern, reports misconduct, or provides information in an investigation is strictly prohibited. Our Internal Audit department has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for confidential and anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.

Code of Conduct for Directors

Our directors are required to comply with a Code of Business Conduct and Ethics for Members of the Board of Directors (the “Director Code”). The Director Code is intended to focus the Board and the individual directors on areas of ethical risk, help directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Director Code covers a wide range of professional conduct relating to service on the Entergy Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the Company. In 2017, we enhanced the Director Code to emphasize our expectation that directors act ethically and with integrity and to clarify the process for reporting suspected violations of the Director Code.

Key Corporate Governance Documents

Our Corporate Governance Guidelines, Certificate of Incorporation, Bylaws and Board committee charters form the framework of our corporate governance. Our Corporate Governance Guidelines, the charters of our Audit, Corporate Governance and Personnel Committees, and our Code of Entegrity and other ethics policies, including any amendments or waivers, are available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests a copy from the Secretary of the Company.

Shareholder Rights

Proxy Access

In January 2017, the Board amended Entergy’s Bylaws to provide for a right of proxy access. These provisions provide long term shareholders with a valuable and important right to nominate directors to the Board. Below is a summary of key details of our proxy access Bylaw:

•	Ownership Threshold: Ownership of 3% of Entergy’s common stock
•	Required Ownership Period: 3-year holding period
•	Shareholder Groups:
•	Up to 20 shareholders may combine to meet the 3% ownership requirement
•	Funds under common management are treated as a single shareholder
•	Maximum Number of Nominees: greater of 2 or 20% of Board seats
•	Definition of Ownership:
•	Holder must have full economic and voting rights
•	Excludes borrowed shares, and shares subject to options, derivatives or similar agreements
•	Loaned stock is considered owned as long as it is recallable within 5 business days
•	Proxy Disclosure: May include 500 word statement of support in the proxy statement for the candidate

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Policy on Shareholder Rights Plan (Poison Pill)

Entergy does not have a shareholder rights plan, otherwise known as a “Poison Pill.” The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstance then existing, it would be in the best interest of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must be approved by shareholders at the next annual meeting.

Vote Required to Elect Directors Annually

Our Bylaws require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “For” a director must exceed the number of shares voted “Against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of votes cast by holders of shares entitled to vote at any meeting for the election of directors at which a quorum is present. All of our directors are elected annually at our annual meeting of shareholders.

Our Transactions with Related Persons Policy

Our Board of Directors has adopted written policies and procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which any director or executive officer of the Company, any nominee for director, or any immediate family member of the foregoing has or will have a material interest as contemplated by Item 404(a) of Regulation S-K (“Related Person Transactions”). Under these policies and procedures, the Corporate Governance Committee or a subcommittee of the Board of Directors consisting entirely of independent directors reviews the transaction and either approves or rejects the transaction after taking into account the following factors:

•	Whether the proposed transaction is on terms that are at least as favorable to the Company as those achievable with an unaffiliated third party;
•	Size of the transaction and amount of consideration;
•	Nature of the interest;
•	Whether the transaction involves a conflict of interest;
•	Whether the transaction involves services available from unaffiliated third parties; and
•	Any other factors that the Corporate Governance Committee or subcommittee deems relevant.

The policy does not apply to:

•

Compensation and related party transactions involving a director or an executive officer solely resulting from service as a director or employment with the Company so long as the compensation is approved by the Board of Directors (or an appropriate committee);

•	Transactions involving public utility services at rates or charges fixed in conformity with law or governmental authority; or
•	any other categories of transactions currently or in the future excluded from the reporting requirements of Item 404(a) of Regulation S-K.

Related Party Transactions

Since January 1, 2017, neither the Company nor any of its affiliates has participated in any Related Person Transaction.

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2017 NON-EMPLOYEE DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. The Corporate Governance Committee periodically reviews non-employee director compensation with the advice of its independent compensation consultant and recommends to the Board any changes it considers appropriate. In making such recommendations, the Corporate Governance Committee considers the type and amount of compensation paid to non-employee directors by comparable companies and the amount of time that directors expend in fulfilling their duties to the Company, as well as the backgrounds and skill level required by the Company of members of the Board.

2017 Compensation Changes

In 2017, based on a recommendation of the Corporate Governance Committee, the Board of Directors approved certain changes to the Company’s non-employee director compensation structure and programs to better align such structure and programs with evolving market practice. The Corporate Governance Committee based its recommendation on a competitive analysis and advice it received from its independent compensation consultant, Pay Governance LLC. Pay Governance reviewed the competitiveness of the Company’s non-employee director compensation program, including an evaluation of each of the elements used to deliver total non-employee director compensation. Pay Governance compared Entergy’s non-employee director pay practices to the companies in the Philadelphia Utility Index and to companies within the S&P 500 Index. The changes recommended by the Corporate Governance Committee were designed to align certain elements of compensation to target TDC at a level approximately equal to the blended utility industry and general industry median. The recommended changes, which are further described below, also assured that the majority of non-employee director compensation would continue to be paid in the form of equity, which further aligns the interests of our non-employee directors with the interests of our shareholders.

Cash Compensation Paid To Non-Employee Directors

Our non-employee directors receive the cash compensation and retainers as provided below:

	Quarterly Cash Retainer	Lead Director	Audit and Nuclear Chairs	Finance and Corporate Governance Chair	Personnel Committee Chair	Nuclear Committee Members
Through May 31, 2017	$23,750	$25,000	$20,000	$15,000	$15,000	$18,000
After June 1, 2017	$25,000	$30,000	$20,000	$15,000	$17,500	$18,000

Equity-Based Compensation

All non-employee directors receive two types of equity-based compensation grants:

Non-Employee Director Stock Program. Through May 31, 2017, non-employee directors received a quarterly stock grant of shares of our common stock with a fair market value at the time of grant equal to $15,000. Effective June 1, 2017, each of our non-employee directors receives a quarterly stock grant of shares of our common stock with a fair market value at the time of grant equal to $16,250. Directors may elect to defer receipt of these shares and receive phantom units of Entergy common stock in lieu of the quarterly common stock grant. The phantom stock units are the economic equivalent of one share of our common stock and paid in cash in an amount equal to the market value of our common stock at the time of distribution. Deferred shares accrue dividend equivalents until distribution.

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2017 NON-EMPLOYEE DIRECTOR COMPENSATION

Service Recognition Program. Annually, non-employee directors receive a grant of phantom stock units having a value of $80,000 on the date of grant. All phantom stock units granted under this program are the economic equivalent of one share of our common stock, are vested at the time of grant and payable upon the conclusion of the director’s service on the Board. Upon the conclusion of his or her service on the Board, the director will receive one share of our common stock for each phantom stock unit held by the director on the date of the director’s retirement or separation from the Board. Phantom stock units accumulate dividend equivalents based on the dividends paid on the Company’s common stock, which also are payable in shares of common stock following the conclusion of the director’s service. Payouts under this program, which we refer to as the “Director Service Recognition Program,” are made in five annual installments beginning on the first day of the month following the director’s separation from the Board or in one lump sum upon the non-employee director’s death.

Other Benefits

Non-employee directors receive $1,500 per day for participation in director education programs, director orientation or business sessions, inspection trips or conferences not held on the same day as a Board meeting. We also provide, but do not require, annual physical exams for our non-employee directors. The Company reimburses non-employee directors for their expenses in attending Board and committee meetings, director education programs, travel for physical exams and other Board-related activities. Our directors do not receive tax gross ups on any benefits they receive.

Director Stock Ownership Guidelines

The Board believes the alignment of directors’ interests with those of shareholders is strengthened when Board members are also shareholders. This view is reflected in the compensation arrangements for non-employee directors, which provide for the payment of a substantial majority of the compensation of non-employee directors in shares of Entergy common stock or phantom stock units. The Board also has adopted guidelines that require all non-employee directors, within five years of being first elected, to own shares or units of Entergy common stock having a market value of at least $500,000, or five times the annual cash retainer. A review of non-employee director stock ownership was conducted at the December 2017 Corporate Governance Committee meeting, and the committee determined that all of our non-employee directors satisfied these guidelines, as all non-employee directors who had been members of the Board for at least five years held the requisite number of shares or units.

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2017 NON-EMPLOYEE DIRECTOR COMPENSATION

2017 Director Compensation Table

The table below provides information regarding non-employee director compensation for the fiscal year ended December 31, 2017:

Name(1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($)	All Other Compensation ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)
Maureen S. Bateman	$148,500	$142,623	$—	$50,683	$341,806
Patrick J. Condon	$170,000	$142,623	$—	$19,739	$332,362
Kirkland H. Donald	$153,000	$142,623	$—	$18,940	$314,563
Philip L. Frederickson	$97,500	$142,623	$—	$4,399	$244,522
Alexis M. Herman	$114,000	$142,623	$—	$39,235	$295,858
Donald C. Hintz	$161,000	$142,623	$—	$38,671	$342,294
Stuart L. Levenick	$144,250	$142,623	$—	$40,847	$327,720
Blanche L. Lincoln	$102,000	$142,623	$—	$17,535	$262,158
Karen A. Puckett	$103,500	$142,623	$—	$7,024	$253,147
W.J. “Billy” Tauzin	$97,500	$142,623	$—	$34,868	$274,991

(1)

Leo P. Denault, the Company’s current Chairman and Chief Executive Officer is not included in this table as he was an employee of the Company and thus received no additional compensation for his service as a director during 2017. The compensation received by Mr. Denault as an employee of the Company is shown in the 2017 Summary Compensation Table on page 66.

(2)

The amounts reported in column (b) consist of all fees earned or paid in cash for services as a director, including retainer fees, and Lead Director, Committee Chair and Nuclear Committee annual retainers, all of which are described under “Cash Compensation Paid to Non-Employee Directors” above.

(3)

The amounts in this column represent the aggregate grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) for the shares of common stock granted on a quarterly basis to each non-employee director during 2017 and the 1,012 phantom units granted to each director in 2017 under the Director Service Recognition Program. For a discussion of the relevant assumptions used in valuing these amounts, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2017. As of December 31, 2017, the outstanding phantom units held by each individual serving as a director during 2017 were: Ms. Bateman, 14,113; Mr. Condon, 2,260; Mr. Donald, 3,603; Mr. Frederickson, 1,760; Ms. Herman, 11,713; Mr. Hintz, 10,913; Mr. Levenick, 9,944; Ms. Lincoln, 5,513; Ms. Puckett, 2,260; and Mr. Tauzin, 9,806.

(4)

The amounts in column (g) include dividend equivalents accrued under the Director Service Recognition Program, Company paid physical exams and related expenses and director education related expenses. None of the perquisites referenced above exceeded $25,000 for any of the non-employee directors. For 2017, accrued dividend equivalents under the Director Service Recognition Program were: Ms. Bateman, $47,635; Mr. Condon, $6,149; Mr. Donald, $10,850; Mr. Frederickson, $4,399; Ms. Herman, $39,235; Mr. Hintz, $36,435; Mr. Levenick, $33,043; Ms. Lincoln, $17,535; Ms. Puckett, $6,149; and Mr. Tauzin, $32,560.

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EXECUTIVE OFFICER COMPENSATION

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation

Our Board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value. Pursuant to Section 14A of the Securities Exchange Act of 1934, or Exchange Act, we are seeking shareholders’ views on the compensation of our Named Executive Officers through an advisory vote on the following resolution:

RESOLVED that the shareholders of Entergy Corporation approve, on an advisory basis, the compensation of its Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related information found in the Proxy Statement of Entergy Corporation.

While this advisory proposal, commonly referred to as “Say-on-Pay” is not binding, the Board of Directors and the Personnel Committee will review and consider the voting results when evaluating our executive compensation program. To facilitate more frequent shareholder input and consistent with the preference expressed by our shareholders at the 2017 Annual Meeting, the Board continued the policy of providing for annual Say-on-Pay advisory votes.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executives who are crucial to our long-term success. We believe the compensation paid to our Named Executive Officers reflects our commitment to pay for performance. A significant percentage of our Named Executive Officers’ compensation is delivered in the form of long-term incentive awards that incentivize management to achieve results to the mutual benefit of shareholders and management. Moreover, a significant portion of our Named Executive Officers’ cash compensation is paid in the form of annual performance bonuses that are paid based on the achievement of pre-defined performance measures. In addition, the Company recognizes that a strong governance framework is essential to an effective executive compensation program. This framework and executive compensation philosophy are established by an independent Personnel Committee that is advised by an independent executive compensation consultant.

The following Compensation Discussion and Analysis provides additional details about our executive compensation programs. We believe the information provided above and within the Compensation Discussion and Analysis demonstrates that our executive compensation programs have been designed appropriately and work effectively to align management’s interests with the interests of shareholders. Accordingly, the Board of Directors requests that you approve our executive compensation programs and philosophy by approving the advisory resolution.

The Board of Directors unanimously recommends that the shareholders vote FOR the advisory resolution approving the Company’s Named Executive Officer compensation.

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Compensation Discussion and Analysis

In this section, we discuss the compensation earned in 2017 by the following executive officers (referred to herein as our “Named Executive Officers”). Each officer’s age and title is provided as of December 31, 2017.

Name	Age	Title
Leo P. Denault	58	Chairman of the Board and Chief Executive Officer
Andrew S. Marsh	46	Executive Vice President and Chief Financial Officer
A. Christopher Bakken, III	56	Executive Vice President, Nuclear Operations/Chief Nuclear Officer
Marcus V. Brown	56	Executive Vice President and General Counsel
Roderick K. West	49	Group President, Utility Operations

CD&A Table of Contents

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EXECUTIVE OFFICER COMPENSATION

CD&A Highlights

2017: Focused Execution on Our Strategy

In 2017, we continued to deliver on our commitment to grow our core utility business, while managing risk through the orderly wind-down of our merchant power business and planning for the utility of the future.

2017 Earnings

In 2017, Entergy’s continued commitment to grow the core utility business while managing merchant generation risk led to growth in operational earnings and core utility earnings. The Company reported 2017 earnings of $2.28 per share on an as-reported basis, while its operational earnings were $7.20 per share, compared to an as-reported loss of $(3.26) per share and operational earnings of $7.11 per share in 2016.* The as-reported results for the year reflected the revaluation of net deferred tax assets as a result of tax reform, and asset impairments and other expenses relating to strategic decisions relating to EWC. Our operational earnings exceeded the $7.10 midpoint of the guidance range we set in the second quarter of 2017, which increased from the original guidance range set in the beginning of the year due to a tax benefit recorded in the second quarter. On an adjusted basis, normalizing for weather and income taxes, our Utility, Parent & Other earnings –representing earnings from our core business – contributed $4.57 to 2017 consolidated earnings per share, compared to $4.38 in 2016.* Also in 2017, our Board approved an increase in the dividend for the third consecutive year. These results reflect steady progress executing on our strategy to grow the utility while mitigating the risk from EWC.

Growing the Utility: Portfolio Transformation and Integrated Energy Network

We continue to transform our generation portfolio with investments in cleaner, more efficient generation to improve the reliability of our system, increase environmental efficiency and reduce costs for customers.

Regulatory. We completed three annual formula rate plans in Arkansas, Louisiana and Mississippi, and we implemented two cost recovery factor increases in Texas. Notably, the Arkansas Public Service Commission’s approval of Entergy Arkansas’ 2017 Formula Rate Plan filing included a unanimous settlement agreement supporting recovery of all of its 2017 and 2018 nuclear investments. Nuclear generation is an important source of clean, reliable baseload power. Prudently investing to preserve these valuable resources for our stakeholders is an important part of our strategy to deliver sustainable value to all our stakeholders.

Generation. We received regulatory approvals to build two new highly efficient gas-fired generation resources – the 994 MW Lake Charles Power Station in Louisiana and the 993 MW Montgomery County Power Station in Texas. Along with the 980 MW St. Charles Power Station that we began constructing in Louisiana, these projects are an important part of our plan to modernize the electric grid and improve reliability. These highly efficient combined cycle power stations will (1) produce fewer carbon emissions than the legacy units they replace, (2) improve our average fleet efficiency, and (3) use less water.

Transmission. We invested approximately $1 billion in transmission projects. We also made significant progress on the Lake Charles transmission project, our largest transmission endeavor to date, which includes 30 miles of extra high voltage transmission line and addresses reliability needs driven in part by load growth in Southwest Louisiana. The Midcontinent Independent System Operator (MISO) approved 70 projects in our service area totaling approximately $1 billion dollars.

*	See Appendix A for the reconciliation of non-GAAP financial measures to GAAP results.

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Entergy is investing today to build the Integrated Energy Network of tomorrow – a dynamic, interactive power system that will include both centralized generation and distributed energy sources, connected by an intelligent, resilient, multi-directional network.

Advanced Metering Infrastructure. This new network will enable enhanced products and services beyond basic power delivery that are environmentally friendly and give customers more control and greater reliability. A key step in the development of this new network is the deployment of an advanced metering infrastructure. We received regulatory approvals in each of our five jurisdictions to implement advanced metering. The information technology infrastructure, communications networks and meter data management systems that will enable the meters to be “smart” are being constructed, and the first of our information technology systems releases was successfully completed. Our planned investments in new technologies to modernize our grid, such as advanced meters, will further improve efficiency and help lay the foundation for the utility of the future.

Renewables. We are actively working to develop and incorporate cost-effective opportunities to expand our use of renewables, including distributed energy resources. These resources will allow us to further reduce emissions as the economics, performance and reliability of these resources continue to improve. We also recently announced that over the next three years we expect to contract for over 800 megawatts of renewable resources. Specific projects or efforts that are planned or under way are discussed elsewhere in this Proxy Statement and in our Integrated Report.

Reducing Risk: Orderly Wind-Down of EWC

We continue to make steady progress on exiting the merchant power business. With sustained low wholesale energy prices and increased operating costs, EWC has weighed on our as-reported earnings and stock price in relation to our utility peers for several years. This increased risk led us to focus on ways to mitigate that risk, culminating with the strategic decision in 2013 to exit the merchant power business. Since then, we have taken actions each year consistent with that decision, including pursuing the sale or early shutdown of all of our merchant nuclear power plants. In 2017, we took the following steps toward exiting the merchant power business:

•	We announced that our two nuclear generating units at the Indian Point Energy Center will shut down in 2020 and 2021.
•	We completed the sale of the James A. FitzPatrick Nuclear Power Plant (“FitzPatrick”) in New York to Exelon Generation in the first quarter of 2017.
•	We announced that we will shut down our Palisades Nuclear Plant in Michigan in 2022.

We also continued to pursue plans to sell Entergy’s Vermont Yankee Nuclear Power station to a company that would assume responsibility for the decommissioning of the plant, and in March 2018, we announced that we had reached a settlement agreement with various State of Vermont agencies and other parties on terms for the approval of the transaction by the Vermont Public Utility Commission.

As these efforts have progressed, we have seen our total shareholder return performance improve substantially in comparison to our peer companies in the Philadelphia Utility Index. After significantly underperforming the index in 2015 and 2016, our total shareholder return of 15.9% for 2017 exceeded the performance of the index by 3.1% and put us in 11th place out of the 20 companies in the index for 2017. This improvement has continued into 2018, with total shareholder return in the top quartile of the companies in the index for the period from January 1, 2018 through March 5, 2018 (the record date for the Annual Meeting).

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Planning for the Future

Consistent with our strategy of building sustainable value for all of our stakeholders, we are committed to providing our owners with strong financial results; our employees with tools, resources and opportunities to develop, grow and innovate; our communities with platforms to develop and prosper in an environmentally and socially responsible manner; and our customers with some of the lowest rates in the country. In this Proxy Statement and our Integrated Report, we discuss some of the steps we are taking now to build the utility of the future, such as replacing aging infrastructure with new, efficient generation and the deployment of advanced meters to lay the foundation for the next generation of grid technologies on our system. In addition to providing significant benefits today, by enabling us to meet our customers’ demand for reliable, affordable power while reducing harmful emissions, these investments are enablers of our future, by supporting the development of tailored, higher value-added customer solutions that will enable our customers to do the things they do today, better.

Our Executive Compensation Programs and Practices

We regularly review our executive compensation programs to align them with commonly viewed best practices in the market and to reflect feedback from our discussions with investors on executive compensation.

Executive Compensation Best Practices

Changes Since 2017 Annual Meeting	✓

To align with compensation best practices, and in response to investor feedback, beginning with the 2018–2020 performance period, we added a cumulative utility earnings performance measure to our Long-Term Performance Incentive Program that will supplement the relative total shareholder return measure historically used in this program

What We Do	✓	Double trigger for severance payments or equity acceleration in the event of a change in control
	✓	Clawback policy that goes beyond Sarbanes-Oxley requirements
	✓	Maximum payout capped at 200% of target under our Long-Term Performance Unit Program and under our Annual Incentive Plan for members of the Office of the Chief Executive
	✓	Minimum vesting periods for equity based awards
	✓	Long-term compensation mix weighted more toward performance units than service-based equity awards
	✓	All long-term performance units settled in shares of Entergy stock
	✓	Rigorous stock ownership requirements
	✓	Executives required to hold substantially all equity compensation received from the Company until stock ownership guidelines are met
	✓	Annual Say-on-Pay vote

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What We Don’t Do	×	No 280G tax “gross up” payments in the event of a change in control
	×	No tax “gross up” payments on any executive perquisites, other than relocation benefits available to all eligible employees
	×	No option repricing or cash buy-outs for underwater options
	×	No agreements providing for severance payments to executive officers that exceed 2.99 times annual base salary and annual incentive awards without shareholder approval
× × × ×

No hedging or pledging of Entergy stock

No unusual or excessive perquisites

New officers are excluded from participation in the System Executive Retirement Plan

No grants of supplemental service credit to newly-hired officers under any of the Company’s non-qualified retirement plans

Our Pay for Performance Philosophy

Entergy’s executive compensation programs are based on a philosophy of pay for performance that is embodied in the design of our annual and long-term incentive plans. We believe the executive pay programs described in this section and in the accompanying tables have played a significant role in our ability to drive strong financial and operational results and to attract and retain a highly experienced and successful management team. Our Annual Incentive Plan incentivizes and rewards the achievement of financial metrics that are deemed by the Personnel Committee to be consistent with the overall goals and strategic direction that the Board has approved for the Company. Our long-term incentive programs further align the interests of our executives and our shareholders by directly tying the value of the equity awards granted to executives under these programs to our stock price performance and total shareholder return. By incentivizing officers to achieve important financial and operational objectives and create long-term shareholder value, these programs play a key role in creating sustainable value for the benefit of all of our stakeholders, including our owners, customers, employees and communities.

“At Risk” Compensation

Our total direct compensation (“TDC”) consists of base salary, annual cash incentive and long-term compensation. We target TDC for our executive officers at market median and place a significant portion of that compensation “at risk” subject to achieving both short-term and long-term performance goals. Approximately 85% of the annual target TDC of our Chief Executive Officer and, on average, approximately 71% of the annual target TDC of our other Named Executive Officers (in each case excluding non-qualified supplemental retirement income) is equity or performance-based compensation. Only the base salary portion of executive compensation is fixed.

FY 2017 CEO Compensation Mix

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EXECUTIVE OFFICER COMPENSATION

FY 2017 Other NEOs Compensation Mix

Incentive Programs and 2017 Incentive Pay Outcomes

We believe that the 2017 incentive pay outcomes for our Named Executive Officers demonstrated the application of our pay for performance philosophy.

Annual Incentive Plan

Awards under our Executive Annual Incentive Plan, or Annual Incentive Plan, are tied to our financial and operational performance through the Entergy Achievement Multiplier (“EAM”), which is the performance metric used to determine the maximum funding available for awards under the plan. The 2017 EAM was determined based in equal part on our success in achieving our consolidated operational earnings per share (“EPS”) and operational operating cash flow (“OCF”) goals set at the beginning of the year. These goals were approved by the Personnel Committee based on the Company’s financial plan and the Board’s overall goals for the Company and were consistent with the Company’s published earnings guidance.

❖

2017 Annual Incentive Plan Payout. For 2017, the Personnel Committee, based on a recommendation of the Finance Committee, determined that management exceeded its consolidated operational EPS goal of $5.05 per share by $2.17, but fell short of its consolidated operational OCF goal of $3.000 billion by approximately $227 million. Based on the targets and ranges previously established by the Personnel Committee, these results resulted in a calculated EAM of 129%. This determined the maximum funding level for the plan and the maximum award, as a percentage of target, that could be received by any of the executive officers, subject to downward adjustment based on individual performance. After considering individual performance, including the role played by each of the Named Executive Officers in advancing the Company’s strategies and delivering the strong financial results achieved in 2017, the Personnel Committee approved payouts of 129% of target for each of the Named Executive Officers.

Long-Term Incentives

Our long-term incentives consist of three components to incentivize long-term value creation –performance units, stock options and restricted stock. Performance under our Long-Term Performance Unit Program is measured over a three-year period by assessing Entergy’s total shareholder return in relation to the total shareholder return of the companies included in the Philadelphia Utility Index. Payouts, if any, are based on our total shareholder return performance in relation to our peers and are not subject to adjustment by the Personnel Committee. Beginning with the 2018-2020 performance period, we are using a cumulative utility earnings measure, as well as relative total shareholder return to assess performance under the Long-Term Performance Unit Program. We also use stock options, which reward increases in the market value of our common stock, and restricted stock, which is an effective retention mechanism.

❖	Long-Term Performance Unit Program Payout. For the three-year performance period ending in 2017, the Company’s total shareholder return was in the third quartile,

46 •	2018 Proxy Statement

15% Fixed Pay 20% Annual Incentives 26% Time-Based Equity 39% Performance Based Equity 15% 20% 13% 13% 39% Base Salary Annual Incentives Restricted Stock Stock Options LTIP Performance Units

EXECUTIVE OFFICER COMPENSATION

resulting in a payout of 31% of target for our executive officers. Payouts were made in shares of Entergy stock which are required to be held by our executive officers until they satisfy our executive stock ownership guidelines.

Alignment of Pay and Performance

The chart below compares for each of the past three years, (i) Mr. Denault’s Adjusted Summary Compensation Table (“SCT”) Compensation as reported in the Summary Compensation Table, which reflects the accounting value of long-term incentives at grant date and not the value actually received from these grants or their potential future value; (ii) Mr. Denault’s Realizable Pay, which represents his future pay opportunity for each year, including both vested and unvested equity granted in the respective year valued as of the most recent year-end; and (iii) his Realized Pay, which is the amount he actually received in the applicable year. The chart also illustrates how our total shareholder return (consisting of stock price appreciation/depreciation and dividends paid during the period) has compared to the total shareholder return of the companies in the Philadelphia Utility Index over the three-year period presented. This demonstrates that while Mr. Denault’s Realizable Pay has been increasing over the three year period as our total shareholder return has improved, both on an absolute basis and in relation to our peers, his Realized Pay has continued to fall well short of his Adjusted SCT Compensation primarily due to the impact of the low actual payouts received under our long-term incentive program for the past three years. We believe this comparison illustrates the important role that “at risk” performance-based compensation plays in linking the value of compensation actually received by our Chief Executive Officer to the various performance measures used by our programs and to the Company’s total shareholder return.

For purposes of the preceding chart and table, we define:

•

“Adjusted SCT Compensation” as: (i) base salary paid in each year; (ii) actual bonus earned for each year; and (iii) the grant date value of long-term incentive awards as reported in the Summary Compensation Table.

•	“Realizable Pay” as: (i) base salary paid in each year; (ii) the actual bonus earned for each year; (iii) for stock option grants, the intrinsic (“in-the-money”) value of each year’s grant as

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EXECUTIVE OFFICER COMPENSATION

of December 31, 2017; (iv) for performance units, the actual payout for the units granted in 2015 (for the 2015-2017 performance period) which was 31% of target, and for the grants made in 2016 and 2017, the payout that would occur if the performance period ended on December 31, 2017 (78% of target) for the 2016 grant and 100% of target for the 2017 grant; and (v) for the restricted stock grants, the value of each year’s grant as of December 31, 2017. Long-term incentive values exclude dividend equivalents.

•

“Realized Pay” as: (i) base salary paid in each year; (ii) actual bonus earned for each year; (iii) for stock option grants, the gain on any options exercised during each year as valued on the exercise date (iv) for performance units, the actual payout for the performance period ending each year valued at each year’s closing price – 2015 represents the payout for the 2013-2015 performance period which was 25% of target, for the 2014-2016 performance period at 36% of target and for the 2015-2017 performance period, 31% of target; and (v) for the restricted stock grants, the value of grants vesting in each year valued at each year’s closing price. 2017 long-term incentive values exclude dividend equivalents.

Our 2017 Advisory Say-On-Pay Vote

The Company conducts an annual advisory vote on executive compensation. While the votes are not binding, the Personnel Committee believes that an annual Say-on-Pay advisory vote offers shareholders the opportunity to express their views regarding the Company’s executive compensation programs and the Personnel Committee’s decisions on executive compensation. At our 2017 Annual Meeting of Shareholders, approximately 93% of the votes cast with respect to our Say-on-Pay proposal were voted in favor of the Company’s Named Executive Officer compensation. Given this high level of support for the Company’s executive compensation programs and the feedback received through our annual shareholder outreach process, the Personnel Committee believes that the Company’s shareholders are generally very supportive of our executive compensation pay practices, and did not make any changes to Entergy’s executive compensation programs in response to this advisory vote.

Each year the Company engages in an extensive offseason engagement process with its larger shareholders to obtain feedback that supplements the feedback provided through the Say-on-Pay advisory vote. During this offseason engagement process, some investors encouraged us to consider the addition of a second performance measure to our Long-Term Performance Unit Program, if an appropriate measure that aligned well with our long-term strategy could be identified. This feedback was taken into account when the Personnel Committee conducted its annual review of the Company’s incentive compensation plans and metrics, and due in part to this feedback, beginning with the 2018-2020 performance period, we have added to our Long-Term Performance Unit Program a cumulative utility earnings metric that will supplement the relative total shareholder return measure that historically has constituted the sole metric used under this program.

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EXECUTIVE OFFICER COMPENSATION

What We Pay and Why

How We Set Target Pay

To develop a competitive compensation program, the Personnel Committee annually reviews compensation data from two sources:

Use of Competitive Data

The Personnel Committee uses published and private compensation survey data to develop marketplace compensation levels for our executive officers. The data compiled by Pay Governance compare the current compensation opportunities provided to each of our executive officers against the compensation opportunities provided to executives holding similar positions at companies with corporate revenues similar to ours. The committee reviews:

•	For non-industry specific positions, general industry data for total cash compensation (base salary and annual incentive) since the market for talent is broader than the utility sector.
•	For management positions that are industry-specific, such as Group President, Utility Operations, data from utility companies for total cash compensation.
•	For all positions, utility market data for long-term incentives.

The survey data reviewed by the Personnel Committee cover hundreds of companies across a broad range of industries and approximately 60 investor-owned utility companies. In evaluating compensation levels against the survey data, the committee considers only the aggregated survey data. The identities of the companies participating in the compensation survey data are not disclosed to, or considered by, the committee in its decision making process and, thus, are not considered material by the committee.

The Personnel Committee uses this survey data to develop compensation opportunities that are designed to deliver total target compensation at approximately the 50th percentile of the surveyed companies in the aggregate. The survey data are the primary data used for purposes of assessing target compensation. As a result, Mr. Denault, our Chief Executive Officer, is compensated at a higher level than our other Named Executive Officers, reflecting market practices that compensate chief executive officers at greater potential compensation levels with more pay “at risk” than other Named Executive Officers, due to the greater responsibilities and accountability required of a Chief Executive Officer. In most cases, the committee considers its objectives to have been met if our Chief Executive Officer and the seven other executive officers (including all of the Named Executive Officers) who constitute what we refer to as our Office of the Chief Executive each has a target compensation opportunity that falls within the range of 85% – 115% of the 50th percentile of the survey data. Promoted officers or officers who are new to their roles may be transitioned into the targeted market range over time. Actual compensation received by an individual officer may be above or below the targeted range based on an individual officer’s skills, performance, experience and responsibilities, Company performance and internal pay equity.

Proxy Analysis

Although the survey data described above are the primary data used in benchmarking compensation, the committee reviews data derived from the proxy statements of companies included in the Philadelphia Utility Index as an additional point of comparison. The Personnel Committee identified the Philadelphia Utility Index as the appropriate industry peer group because the companies included in this index, in the aggregate, are comparable to the Company in terms of business and scale. The proxy data are used to compare the compensation levels of our Named Executive Officers

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EXECUTIVE OFFICER COMPENSATION

with the compensation levels of the corresponding top five highest paid executive officers of the companies included in the Philadelphia Utility Index, as reported in their proxy statements. The Personnel Committee uses this analysis to evaluate the overall reasonableness of the Company’s compensation programs. The following companies were included in the Philadelphia Utility Index at the time the proxy data from the 2016 filings were compiled:

• AES Corporation	• El Paso Electric
• Ameren Corporation	• Eversource Energy
• American Electric Power Co. Inc.	• Exelon Corporation
• American Water Works	• FirstEnergy Corporation
• CenterPoint Energy Inc.	• NextEra Energy
• Consolidated Edison Inc.	• PG&E Corporation
• Dominion Resources Inc.	• Public Service Enterprise Group Inc.
• DTE Energy Company	• Southern Company
• Duke Energy Corporation	• Xcel Energy
• Edison International

Executive Compensation Elements

The following table summarizes the elements of TDC granted or paid to our executive officers under our 2017 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. The Personnel Committee establishes the performance measures and ranges of performance for the variable compensation elements. An individual’s award is based primarily on corporate performance, market-based compensation levels and individual performance.

Element	Key Characteristics	Why We Pay This Element	How We Determine the Amount	2017 Decisions
Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provides a base level of competitive cash compensation for executive talent.	Experience, job scope, market data, individual performance and internal pay equity.	• All of the Named Executive Officers received increases in their base salaries ranging from 2.5% to 7.3%. See page 52.
Annual Incentive Awards	Variable compensation component payable in cash based on performance against goals established annually.	Motivate and reward executives for performance on key financial and operational measures during the year.

Target opportunity is determined based on job scope, market data and internal pay equity.

For 2017, awards were determined based on success in meeting consolidated operational EPS and consolidated operational OCF targets, subject to downward adjustment at the Personnel Committee’s discretion.

• Mr. Denault’s target annual incentive award for 2017 was 135% of base salary, and target awards were 70% of base salary for the other Named Executive Officers.

• Strong operational and financial performance and a review of individual performance resulted in an award at 129% of target for all of our Named Executive Officers. See pages 52 through 55.

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Element	Key Characteristics	Why We Pay This Element	How We Determine the Amount	2017 Decisions
Long-Term Performance Unit Program	Each performance unit equals one share of our common stock. Performance is measured at the end of a three-year performance period. Each unit also earns the equivalent of the dividends paid during the performance period. Performance units granted under the Long-Term Performance Unit Program along with accrued dividend equivalents are settled in shares of Entergy common stock.	Focuses our executive officers on building long-term shareholder value and increases our executive officers’ ownership of our common stock.

Formulaic. Payout based on Entergy’s total shareholder return relative to the total shareholder return of the companies in the Philadelphia Utility Index.

Beginning with the 2018–2020 performance period, payouts will be based on a cumulative utility earnings metric, as well as total shareholder return.

• Performance unit grants for the 2017–2019 performance period represented approximately 39% of target TDC for our Chief Executive Officer and approximately 31% for the other Named Executive Officers.

• Unfavorable relative total shareholder return in 2015 and 2016, partially offset by strong relative total shareholder return in 2017, resulted in performance in the third quartile for the 2015–2017 performance period, yielding a payout of 31% of target for the Named Executive Officers.

Stock Options	Non-qualified stock options are granted at fair market value, have a ten-year term and vest over 3 years – 33 1⁄3% on each anniversary of the grant date.	Reward executives for absolute value creation and coupled with restricted stock provide competitive compensation, retain executive talent and increase our executive officers’ ownership in our common stock.	Job scope, market data, individual performance and Company performance.	• Stock options granted in 2017 represented approximately 13% of target TDC for our Chief Executive Officer and approximately 10% for the other Named Executive Officers.
Restricted Stock Awards	Restricted stock awards vest over 3 years – 33 1⁄3% on each anniversary of the grant date, have voting rights and accrue dividends during the vesting period.	Coupled with stock options, align interests of executives with long-term shareholder value, provide competitive compensation, retain executive talent and increase our executive officers’ ownership in our common stock.	Job scope, market data, individual performance and Company performance.	• Restricted stock granted in 2017 represented approximately 13% of target TDC for our Chief Executive Officer and approximately 10% for the other Named Executive Officers.

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Fixed Compensation

Base Salary

The Personnel Committee determines the base salaries for all of our Named Executive Officers based on competitive compensation data, performance considerations and advice provided by the committee’s independent compensation consultant. The committee also considers internal pay equity; however, the Personnel Committee has not established any predetermined formula against which the base salary of one Named Executive Officer is measured against another officer or employee.

In 2017, all of the Named Executive Officers received merit increases in their base salaries ranging from approximately 2.5% to 7.3%. The increases in base salary were based on the market data previously discussed in this Compensation, Discussion & Analysis under “What We Pay and Why – How We Set Target Pay,” as well as an internal pay equity comparison.

The following table sets forth the 2016 and 2017 base salaries for our Named Executive Officers. Changes in base salaries for 2017 were effective in April.

Named Executive Officer	2016 Base Salary	2017 Base Salary
Leo P. Denault	$1,200,000	$1,230,000
Andrew S. Marsh	$559,408	$600,000
A. Christopher Bakken, III	$605,000	$620,125
Marcus V. Brown	$605,000	$630,000
Roderick K. West	$659,120	$675,598

Variable Compensation

Short-Term Incentive Compensation

Annual Incentive Plan

We include performance-based incentives in the Named Executive Officers’ compensation packages because we believe performance-based incentives encourage our Named Executive Officers to pursue objectives consistent with the overall goals and strategic direction that the Board has approved for our Company. The EAM is the performance metric used to determine the maximum funding level for the Annual Incentive Plan, as a percentage of the aggregate target awards payable under the plan, and the maximum percentage of target annual plan opportunities that may be paid each year to each Named Executive Officer under the Annual Incentive Plan. Our Named Executive Officers annual incentives are determined through the following process:

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The target opportunities established for these officers were comparable to the target opportunities historically set for these positions and levels of responsibility. The Named Executive Officers may earn a maximum payout ranging from 0% to 200% of their target opportunity, not to exceed the EAM.

Each year the Personnel Committee reviews the performance measures used to determine the EAM pool. In December 2016, the Personnel Committee decided to retain consolidated operational EPS and consolidated operational OCF, with each measure weighted equally, as the performance measures for determining the EAM pool. The committee considered a variety of other potential measures, but determined that consolidated operational EPS and operational OCF continued to be the best metrics to use because, among other things, they are objective measures that our investors consider to be important in evaluating our financial performance and because our goals in that regard are broadly communicated both internally and externally. This provides both discipline and transparency that the committee believes are important objectives of any well designed incentive compensation plan.

The Personnel Committee also engages in a rigorous process each year to establish the target achievement levels for each of the EAM performance measures with a goal of establishing target achievement levels that are consistent with the Company’s strategy and business objectives for the upcoming year, as reflected in its financial plan, and sufficient to drive results that represent a high level of achievement for the Company, taking into consideration the applicable business environment and specific challenges facing the Company. These targets are approved based on a comprehensive review by the full Board of the Company’s financial plan, conducted in December of the preceding year and updated in January to reflect the most current information concerning changes in commodity market conditions and other key drivers of anticipated changes in performance from the preceding year. The committee also reviews the effects on plan results of various risks and opportunities that are recognized at the time the plan is set, to assure that targets that are determined based on the plan reflect an appropriate balance of risks and opportunities. The committee further confirms that the earnings target it approves is aligned with the earnings guidance that will be communicated to the financial markets, thus ensuring that the internal earnings target we set for purposes of our incentive compensation plans is aligned with the external expectations set and communicated to our shareholders.

In January 2017, after full Board review of management’s 2017 financial plan for the Company and engaging in the process discussed above, the Personnel Committee determined the Annual Incentive Plan targets to be used for purposes of determining Annual Incentive Plan awards for 2017. In keeping with its past practice, the committee also determined that for purposes of measuring performance against such targets, the committee would exclude the effect on reported results of any major storms that may occur during the year. This exclusion was viewed by the Personnel Committee as appropriate because although the Company includes estimates for storm costs in its financial plan, it does not include estimates for a major storm event, such as a hurricane. The committee also approved exclusions from reported results, for purposes of calculating achievement levels, for the impact of certain longstanding unresolved litigation relating to the System Agreement among the Company’s utility operating company subsidiaries, and for the potential effects of changes in tax laws, given the possibility that significant unanticipated changes in tax laws might be enacted during the year that could impact reported results. The committee believed that each of these adjustments was appropriate because of the significant uncertainty around each such item and management’s inability to influence any of the related outcomes.

In determining the targets to set for 2017, the Personnel Committee reviewed anticipated drivers for consolidated operational EPS and consolidated operational OCF for 2017 as set forth in the Company’s financial plan and as reflected in the Company’s published earnings guidance. Under the plan, consolidated operational EPS was expected to decline from 2016 results due primarily to the

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significant impact on 2016 operational results of certain tax benefits and, to a lesser extent, favorable weather, which were not anticipated to recur in 2017. Together, these factors accounted for $2.06 of consolidated operational EPS for 2016. Under the plan, consolidated operational OCF was expected to increase slightly in 2017 from 2016 results.

In evaluating the proposed targets, the committee considered the potential impact on consolidated operational EPS and operational OCF of certain risks and opportunities, including differences in wholesale energy prices and capacity factors at EWC, utility sales, operations and maintenance costs, interest expense and certain tax and regulatory risks. This evaluation indicated that there was significantly more downside risk than upside opportunity in the targets and, as a result, that there was a reasonable degree of challenge embedded in the targets.

After adjusting to eliminate the impact of weather and tax benefits, the 2017 plan targets required management to achieve (i) slight growth in utility operational earnings despite higher nuclear and pension costs and the absence of certain favorable items from 2016 and (ii) modest growth in EWC operational earnings, despite an expectation for further declines in wholesale energy and capacity revenues due in part to the sale of the FitzPatrick nuclear plant in the first quarter of 2017. While the resulting earnings target represented a decline from 2016 operational results, the Personnel Committee recognized that in addition to the favorable weather and tax items that were not expected to recur in 2017, management would be challenged in 2017 by significantly higher nuclear costs as they executed on our nuclear strategic plan. Thus, the Personnel Committee concluded, based on a careful review of the overall plan, that the targets derived from the plan challenged management appropriately to deliver growth in the Company’s core business while continuing to manage the significant risks at EWC and represented an appropriate balancing of the Company’s business risks and opportunities for 2017.

The following table shows the resulting Annual Incentive Plan targets established by the Personnel Committee in January 2017, and 2017 results:

Annual Incentive Plan Targets and Results
	Performance Goals(1)
	Minimum	Target	Maximum	2017 Results(2)
Consolidated Operational Earnings Per Share ($)	4.55	5.05	5.55	7.22
Consolidated Operational Operating Cash Flow ($ billion)	2.600	3.000	3.400	2.773
EAM as % of Target	25%	100%	200%	129%

(1)

Payouts for performance between minimum and target achievement levels and between target and maximum levels are calculated using straight-line interpolation. There is no payout for performance below minimum.

(2)	See Appendix A for the reconciliation of non-GAAP financial measures to GAAP results.

In January 2018, the Finance and Personnel Committees jointly reviewed the Company’s financial results against the performance objectives reflected in the table above. Management discussed with the committees the Company’s consolidated operational EPS and OCF results for 2017, including primary factors explaining how those results compared to the 2017 business plan and Annual Incentive Plan targets. Consolidated operational EPS exceeded the Company’s consolidated operational EPS goal of $5.05 per share set at the beginning of the year by $2.17, due in large part to a non-cash restructuring tax benefit, but management fell short of achieving its consolidated operational OCF goal of $3.000 billion by approximately $227 million, leading to a calculated EAM of

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129%. Operational results excluded the impact of certain special items that were excluded from as-reported (GAAP) consolidated EPS and OCF to determine operational EPS and OCF, including asset impairments and related write-offs at EWC related to the Company’s 2016 decision to close two nuclear generating plants and certain costs associated with the nuclear plant closings, and charges recorded at the end of 2017 relating to the impact of recently enacted federal income tax law changes. Consistent with determinations made by the Personnel Committee when the targets were set, adjustments were made to the reported results to exclude the impact of Hurricane Harvey and the resolution of certain longstanding System Agreement litigation, but these adjustments had only a negligible impact on the calculated EAM.

The Committee reviewed certain sensitivities as part of its review of the calculation of the EAM and noted that the Company far exceeded its consolidated operational EPS goal in 2017, as noted, due in large part to a restructuring tax benefit, partially offset by unfavorable weather at the utility, and that unfavorable weather at the utility also accounted for approximately $128 million of the $227 million shortfall in operational OCF. Had the EAM been calculated to exclude both the impact of the restructuring tax benefit and unfavorable weather, the calculated EAM would have been 140%. This indicated that the underlying performance of the core business, without regard to the impact of tax items and weather, was significantly stronger than implied by the calculated EAM. However, consistent with the plan design, the Personnel Committee did not make any adjustments for these factors to the consolidated operational EPS and consolidated operational OCF results to determine the EAM for 2017. The committee also noted that its utility, parent and other adjusted earnings of $4.57 per share for 2017 were slightly above the high end of the guidance range the Company had provided to investors at the beginning of the year for this extremely important measure of its core utility earnings.

In determining individual executive officer awards under the Annual Incentive Plan, the Personnel Committee considered individual performance and, in particular, whether there were additional factors beyond those captured by the EAM measures that should be taken into account in determining whether to exercise negative discretion to reduce awards below the levels determined by the EAM. In determining the extent of negative discretion, if any, that it would exercise with respect to each executive officer, the committee considered the executive’s key accountabilities and accomplishments, and individual performance executing on the Company’s strategies in 2017 as further described in CD&A Highlights – 2017 Focused Execution on Our Strategy. Based on these considerations, the committee decided to award a payout equal to the EAM, or 129% of target, for each of the Named Executive Officers.

Based on the foregoing evaluation of management performance, the Personnel Committee approved the following Annual Incentive Plan payouts to each Named Executive Officer for 2017:

Named Executive Officer	Base Salary	Target as Percentage of Base Salary	Payout as Percentage of Target	2017 Annual Incentive Award
Leo P. Denault	$1,230,000	135%	129%	$2,142,045
Andrew S. Marsh	$600,000	70%	129%	$541,800
A. Christopher Bakken, III	$620,125	70%	129%	$559,973
Marcus V. Brown	$630,000	70%	129%	$568,890
Roderick K. West	$675,598	70%	129%	$610,065

Nuclear Retention Plan

Mr. Bakken participates in the Nuclear Retention Plan, a retention plan for officers and other leaders with expertise in the nuclear industry. The Personnel Committee authorized this plan to attract and retain key management and employee talent in the nuclear power field, a field that requires unique

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technical and other expertise that is in great demand in the utility industry. The plan provides for bonuses to be paid annually over a three-year employment period with the bonus opportunity dependent on the participant’s management level and continued employment. Each annual payment is equal to an amount ranging from 15% to 30% of the employee’s base salary as of their date of enrollment in the plan. Mr. Bakken’s participation in the plan commenced in May 2016 and in accordance with the terms and conditions of the plan, in May 2017, 2018 and 2019, subject to his continued employment, Mr. Bakken will receive a cash bonus equal to 30% of his base salary as of May 1, 2016. This plan does not allow for accelerated or prorated payout upon termination of any kind. The three year coverage period and percentage of base salary payable under the plan are consistent with the terms of participation of other senior nuclear officers who participate in this plan. In May 2017, Mr. Bakken received a cash bonus of $181,500 which equaled 30% of his May 1, 2016, base salary of $605,000.

Long-Term Incentive Compensation

Our goal for our long-term incentive compensation is to focus our executive officers on building shareholder value and to increase our executive officers’ ownership of our common stock in order to more closely align their interest with those of our shareholders. In our long-term incentive compensation programs, we use a mix of performance units, restricted stock and stock options. Performance units are used to deliver more than a majority of the total target long-term incentive awards. For periods through the end of 2017, performance units reward the Named Executive Officers on the basis of total shareholder return, which is a measure of stock price appreciation and dividend payments, in relation to the companies in the Philadelphia Utility Index. Beginning with the 2018-2020 performance period, a cumulative utility earnings metric has been added to the Long-Term Performance Unit Program to supplement the relative total shareholder return measure that historically has been used in this program, with each measure equally weighted. Restricted stock ties our executive officers’ long-term financial interest to the long-term financial interests of our shareholders. Stock options provide a direct incentive to increase the value of our common stock.

In general, we seek to allocate the total value of long-term incentive compensation as follows:

2017 Target Allocation of Long-Term Incentives

Awards for individual Named Executive Officers may vary from this target as a result of individual performance, promotions and internal pay equity. The performance units for the 2015-2017 performance period were awarded under our 2011 Equity Ownership Plan and Long-Term Cash Incentive Plan or 2011 Equity Ownership Plan, and the performance units for the 2016-2018 and 2017-2019 performance periods and all of the shares of restricted stock and stock options granted to our Named Executive Officers in 2017 were granted pursuant to the 2015 Equity Ownership Plan or 2015 Equity Ownership Plan. Together, the 2011 Equity Ownership Plan and the 2015 Equity Ownership Plan are referred to herein as the Equity Ownership Plans. The Equity Ownership Plans require both a change in control and an involuntary job loss or substantial diminution of duties (a “double trigger”) for the acceleration of these awards upon a change in control.

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Performance Unit Program

We issue performance unit awards to our Named Executive Officers under our Long-Term Performance Unit Program. Each performance unit represents the value of one share of our common stock at the end of the three-year performance period, plus dividends accrued during the performance period. The Personnel Committee sets payout opportunities for the program at the outset of each performance period, and the program is structured to reward Named Executive Officers only if performance goals approved by the Personnel Committee are met. The Personnel Committee has no discretion to make awards if minimum performance goals are not achieved.

The performance units granted under the Long-Term Performance Unit Program and accrued dividends on any shares earned during the performance period are settled in shares of Entergy common stock rather than cash. No shares are issued, including shares attributable to accrued dividends, unless performance goals are achieved. All shares paid out under the Long-Term Performance Unit Program are required to be retained by our officers until applicable executive stock ownership requirements are met.

The Long-Term Performance Unit Program specifies a minimum, target and maximum achievement level, the achievement of which will determine the number of performance units that may be earned by each participant. We measure performance by assessing Entergy’s total shareholder return relative to the total shareholder return of the companies in the Philadelphia Utility Index, which we refer to as our peer companies. The Personnel Committee identified the Philadelphia Utility Index as the appropriate industry peer group for this purpose because the companies included in this index, in the aggregate, are comparable to the Company in terms of business and scale. The Personnel Committee chose relative total shareholder return as a measure of performance because it reflects the Company’s creation of shareholder value relative to other electric utilities over the performance period. It also takes into account dividends paid by the companies in this index and normalizes certain events that affect the industry as a whole. Minimum, target and maximum performance levels are determined by reference to the ranking of Entergy’s total shareholder return against the total shareholder return of the companies in the Philadelphia Utility Index.

Performance Unit Program Grants. At any given time, a participant in the Long-Term Performance Unit Program may be participating in up to three performance periods. During 2017, eligible participants were participating in the 2015-2017, 2016-2018 and 2017-2019 performance periods. Subject to achievement of the applicable performance levels as described below, the Personnel Committee established the following target performance unit payout opportunities for each of the 2015-2017, 2016-2018 and 2017-2019 performance periods:

Named Executive Officer	2015-2017 Target	2016-2018 Target	2017-2019 Target
Leo P. Denault	33,100	41,700	48,700
Andrew S. Marsh	6,550	8,200	8,300
A. Christopher Bakken, III(1)	3,639	7,289	8,300
Marcus V. Brown	6,550	8,200	8,300
Roderick K. West	6,550	8,200	8,300

(1)	As a new hire in 2016, Mr. Bakken received pro-rated target award opportunities for the 2015-2017 and 2016-2018 performance periods.

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The range of potential payouts for the 2015-2017, 2016-2018 and 2017-2019 performance periods under the program is shown below.

Performance Level	Zero	Minimum	Target	Maximum
Total Shareholder Return	4th Quartile	Bottom of 3rd Quartile	Median percentile	Top Quartile
Payout	No Payout	Minimum Payout of 25% of target	100% of target	200% of Target

For all performance periods, there is no payout for performance that falls within the lowest quartile of performance of the peer companies, and for top quartile performance a maximum payout of 200% of target is earned. Payouts between minimum and target and between target and maximum are calculated by interpolating between the performance of the company at the top of the fourth quartile of performance of the peer companies and the median or between the median and the performance of the company at the bottom position of the top quartile of performance of the peer companies, respectively.

Payout for the 2015-2017 Performance Period. In January 2018, the Personnel Committee reviewed the Company’s total shareholder return for the 2015-2017 performance period in order to determine the payout to participants. The committee compared the Company’s total shareholder return against the total shareholder return of the companies that comprise the Philadelphia Utility Index, with the performance measures and range of potential payouts for the 2015-2017 performance period similar to that discussed above. As recommended by the Finance Committee, the Personnel Committee concluded that the Company’s relative total shareholder return for the 2015-2017 performance period fell in the third quartile, yielding a payout of 31% of target for the Named Executive Officers.

Named Executive Officer	2015-2017 Target	Number of Shares Issued	Value of Shares Actually Issued(1)	Grant Date Fair Value
Leo P. Denault	33,100	11,554	$907,105	$3,277,562
Andrew S. Marsh	6,550	2,287	$179,552	$648,581
A. Christopher Bakken, III(2)	3,639	1,212	$95,154	$360,334
Marcus V. Brown	6,550	2,287	$179,552	$648,581
Roderick K. West	6,550	2,287	$179,552	$648,581

(1)	Value determined based on the closing price of our common stock on January 17, 2018 ($78.51), the date the Personnel Committee certified the 2015-2017 performance period results.
(2)	As a new hire in 2016, Mr. Bakken received pro-rated target award opportunities for the 2015-2017 performance period.

Stock Options and Restricted Stock

We grant stock options and restricted stock as a long-term incentive to our executive officers. As previously discussed, the Personnel Committee considers several factors in determining the number of stock options and shares of restricted stock it will grant to our Named Executive Officers, including Company and individual performance, internal pay equity, prevailing market practice, targeted long-term value created by the use of stock options and restricted stock, and the potential dilutive effect of stock option and restricted stock grants. Of these factors, the committee’s assessment of individual performance of each Named Executive Officer is the most important factor in determining the number of shares of restricted stock and stock options awarded, except with respect to the Chief

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Executive Officer for whom comparative market data is the most important factor. The Personnel Committee, in consultation with our Chief Executive Officer, reviews each other Named Executive Officer’s performance, role and responsibilities, strengths and developmental opportunities. Stock option and restricted stock awards for our Chief Executive Officer are determined solely by the Personnel Committee on the basis of the same considerations.

The following table sets forth the number of stock options and shares of restricted stock granted to each Named Executive Officer in 2017. The exercise price for each option was $70.53, which was the closing price of Entergy’s common stock on the date of grant.

Named Executive Officer	Stock Options	Shares of Restricted Stock
Leo P. Denault	179,400	17,000
Andrew S. Marsh	44,000	6,100
A. Christopher Bakken, III	37,600	5,200
Marcus V. Brown	44,000	6,100
Roderick K. West	29,200	3,200

Benefits and Perquisites

Entergy’s Named Executive Officers are eligible to participate in or receive the following benefits:

Plan Type	Description
Retirement Plans

Company-sponsored:

•   Entergy Retirement Plan – a tax-qualified final average pay defined benefit pension plan that covers a broad group of employees hired before July 1, 2014.

•   Cash Balance Plan – a tax-qualified cash balance defined benefit pension plan that covers a broad group of employees hired on or after July 1, 2014.

•   Pension Equalization Plan – a non-qualified pension restoration plan for a select group of management or highly compensated employees who participate in the Entergy Retirement Plan.

•   Cash Balance Equalization Plan – a non-qualified restoration plan for a select group of management or highly compensated employees who participate in the Cash Balance Plan.

•   System Executive Retirement Plan – a non-qualified supplemental retirement plan for individuals who became executive officers before July 1, 2014.

See the 2017 Pension Benefits Table on page 73 of this Proxy Statement for additional information regarding the operation of the plans described above.

Savings Plan	Company-sponsored 401(k) Savings Plan that covers a broad group of employees.
Health & Welfare Benefits

Medical, dental and vision coverage, life and accidental death and dismemberment insurance, business travel accident insurance and long-term disability insurance.

Eligibility, coverage levels, potential employee contributions and other plan design features are the same for the Named Executive Officers as for the broad employee population.

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Plan Type	Description
2017 Perquisites

Corporate aircraft usage, annual mandatory physical exams, relocation assistance and event tickets. The Named Executive Offices do not receive tax gross ups on any benefits, except for relocation assistance. For additional information regarding perquisites, see the “All Other Compensation” column in the 2017 Summary Compensation Table on page 66 of this Proxy Statement.

Deferred Compensation

The Named Executive Officers are eligible to defer up to 100% of their base salary and Annual Incentive Plan awards into the Company-sponsored Executive Deferred Compensation Plan. As of December 31, 2017, none of the Named Executive Officers participated in this plan.

Executive Disability Plan

Eligible individuals who become disabled under the terms of the plan are eligible for 65% of the difference between their annual base salary and $276,923 (the annual base salary that produces the maximum $15,000 monthly disability payment under our general long-term disability plan).

We provide these benefits to our Named Executive Officers as part of providing a competitive executive compensation program and because we believe that these benefits are important retention and recruitment tools since many of the companies with which we compete for executive talent provide similar arrangements to their senior executive officers.

Compensation Arrangements

The Personnel Committee believes that retention and transitional compensation arrangements are an important part of overall compensation. The committee believes that these arrangements help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have at the time of a change in control regarding their own continued employment. In addition, the Personnel Committee believes that these arrangements are important as recruitment and retention devices, as many of the companies with which we compete for executive talent have similar arrangements in place for their senior employees.

To achieve these objectives, we have established a System Executive Continuity Plan under which each of our Named Executive Officers is entitled to receive “change in control” payments and benefits if such officer’s employment is involuntarily terminated in connection with a change in control of the Company. Severance payments under the System Executive Continuity Plan generally are based on a multiple of the sum of an executive officer’s annual base salary plus his average Annual Incentive Plan award for the two calendar years immediately preceding the calendar year in which the termination of employment occurs. Under our policy, under no circumstances can this multiple exceed 2.99 times the sum of the executive officer’s annual base salary and his annual incentive, calculated in accordance with this policy. We strive to ensure that the benefits and payment levels under the System Executive Continuity Plan are consistent with market practices. Our executive officers, including the Named Executive Officers, will not receive any tax gross up payments on any severance benefits received under this plan. For more information regarding the System Executive Continuity Plan, see “2017 Potential Payments Upon Termination or Change in Control – System Executive Continuity Plan.”

In certain cases, the Personnel Committee may approve the execution of a retention agreement with an individual executive officer. These decisions are made on a case by case basis to reflect specific retention needs or other factors, including market practice. If a retention agreement is entered into with an individual officer, the committee considers the economic value associated with that agreement in making overall compensation decisions for that officer. The Company has voluntarily adopted a policy that any employment or severance agreements providing severance benefits in

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excess of 2.99 times the sum of an officer’s annual base salary and annual incentive award (other than the value of the vesting or payment of an outstanding equity-based award or the pro rata vesting or payment of an outstanding long-term incentive award) must be approved by the Company’s shareholders.

We currently have a retention agreement with Mr. Denault. In general, Mr. Denault’s retention agreement provides for certain payments and benefits in the event of his termination of employment by his Entergy employer other than for cause, by Mr. Denault for good reason, or on account of his death or disability. See “2017 Potential Payments Upon Termination or Change in Control – Mr. Denault’s 2006 Retention Agreement.” Because Mr. Denault has reached age 55, certain severance payment provisions in his retention agreement no longer apply. Mr. Denault will not receive tax gross up payments on any payments or benefits he may receive under his agreement. Mr. Denault’s retention agreement was entered into in 2006 when he was our Chief Financial Officer and was designed to reflect the competition for chief financial officer talent in the marketplace at that time and the Personnel Committee’s assessment of the critical role this position played in executing the Company’s long-term financial and other strategic objectives. Based on the market data provided by its former independent compensation consultant, the committee, at the time the agreement was entered into, believed the benefits and payment levels under Mr. Denault’s retention agreement were consistent with market practices.

Compensation Policies and Practices

We strive to ensure that our compensation philosophy and practices are in line with the best practices of companies in our industry as well as other companies in the S&P 500. Some of these practices include the following:

Clawback Provisions

We have adopted a clawback policy that covers all individuals subject to Section 16 of the Exchange Act, including all of the members of our Office of the Chief Executive. Under the policy, which goes beyond the requirements of the Sarbanes-Oxley Act of 2002 the Personnel Committee will require reimbursement of incentives paid to these executive officers where:

•

(i) the payment was predicated upon the achievement of certain financial results with respect to the applicable performance period that were subsequently determined to be the subject of a material restatement other than a restatement due to changes in accounting policy; or (ii) a material miscalculation of a performance award occurs, whether or not the financial statements were restated and, in either such case, a lower payment would have been made to the executive officer based upon the restated financial results or correct calculation; or

•

in the Board of Directors’ view, the executive officer engaged in fraud that caused or partially caused the need for a restatement or caused a material miscalculation of a performance award, in each case, whether or not the financial statements were restated.

The amount the Personnel Committee requires to be reimbursed is equal to the excess of the gross incentive payment made over the gross payment that would have been made if the original payment had been determined based on the restated financial results or correct calculation. Further, following a material restatement of our financial statements, we will seek to recover any compensation received by our Chief Executive Officer and Chief Financial Officer that is required to be reimbursed under Sarbanes-Oxley.

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Stock Ownership Guidelines and Share Retention Requirements

For many years, the Company has had stock ownership guidelines for executives, including the Named Executive Officers. These guidelines are designed to align the executives’ long-term financial interests with those of shareholders. Annually, the Personnel Committee monitors the executive officers’ compliance with these guidelines.

Our ownership guidelines are as follows:

Role	Value of Common Stock to be Owned
Chief Executive Officer	6 times base salary
Executive Vice Presidents	3 times base salary
Senior Vice Presidents	2 times base salary
Vice Presidents	1 time base salary

Further, to ensure compliance with the guidelines, until an executive officer satisfies the stock ownership guidelines, the officer must retain:

•	all net after-tax shares paid out under our Long-Term Performance Unit Program;
•	all net after-tax shares of our restricted stock and restricted stock units received upon vesting; and
•

at least 75% of the after-tax net shares received upon the exercise of Company stock options, except for stock options granted before January 1, 2014, as to which the executive officer must retain at least 75% of the after-tax net shares until the earlier of achievement of the stock ownership guidelines or five years from the date of exercise.

Trading Controls and Anti-Pledging and Anti-Hedging Policies

Executive officers, including the Named Executive Officers, are required to receive the permission of the Company’s General Counsel prior to entering into any transaction involving company securities, including gifts, other than the exercise of employee stock options. Trading is generally permitted only during specified open trading windows beginning immediately following the release of earnings. Employees, who are subject to trading restrictions, including the Named Executive Officers, may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans may be entered into only during an open trading window and must be approved by the Company. The Named Executive Officer bears full responsibility if he violates Company policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

We also prohibit our directors and executive officers, including the Named Executive Officers, from pledging any Entergy securities or entering into margin accounts involving Entergy securities. We prohibit these transactions because of the potential that sales of Entergy securities could occur outside trading periods and without the required approval of the General Counsel.

We also have adopted an anti-hedging policy that prohibits officers, directors and employees from entering into hedging or monetization transactions involving our common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, straddles or equity swaps or other derivatives that are directly linked to the Company’s stock or transactions involving “short-sales” of the Company’s stock. The Board adopted this policy to require officers, directors and employees to continue to own Company stock with the full risks and rewards of ownership, thereby ensuring continued alignment of their objectives with those of the Company’s other shareholders.

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How We Make Compensation Decisions

Role of the Personnel Committee

The Personnel Committee has overall responsibility for approving the compensation program for our Named Executive Officers and makes all final compensation decisions regarding our Named Executive Officers. The committee works with our executive management to ensure that our compensation policies and practices are consistent with our values and support the successful recruitment, development and retention of executive talent so that we can achieve our business objectives and optimize our long-term financial returns. Annually, management presents the Personnel Committee with the proposed compensation model for the following year, including the compensation elements, mix of elements and measures for each element and consults with our Chief Executive Officer on recommended compensation for senior executives. The committee evaluates executive pay each year to ensure that our compensation policies and practices are consistent with our philosophy. The Personnel Committee is responsible for, among its other duties, the following actions related to our Named Executive Officers:

•	developing and implementing compensation policies and programs for hiring, evaluating and setting compensation for our executive officers, including any employment agreement with an executive officer;
•	evaluating the performance of our Chairman and Chief Executive Officer; and
•	reporting, at least annually, to the Board on succession planning, including succession planning for the Chief Executive Officer.

Role of the Chief Executive Officer

The Personnel Committee solicits recommendations from our Chief Executive Officer with respect to compensation decisions for the other Named Executive Officers. Our Chief Executive Officer provides the Personnel Committee with an assessment of the performance of each of the other Named Executive Officers and recommends compensation levels to be awarded to each of them. In addition, the committee may request that the Chief Executive Officer provide management feedback and recommendations on changes in the design of compensation programs, such as special retention plans or changes in incentive program structure. However, the Chief Executive Officer does not play any role with respect to any matter affecting his own compensation, nor does he have any role determining or recommending the amount or form of director compensation. The Personnel Committee also relies on the recommendations of our Senior Vice President, Human Resources with respect to compensation decisions, policies and practices.

The Chief Executive Officer may attend meetings of the Personnel Committee only at the invitation of the chair of the Personnel Committee and cannot call a meeting of the committee. Since he is not a member of the Personnel Committee, he has no vote on matters submitted to the committee. During 2017, Mr. Denault attended nine meetings of the Personnel Committee.

Role of the Compensation Consultant

Our Personnel Committee has the sole authority for the appointment, compensation and oversight of its outside compensation consultant. The committee conducts an annual review of the compensation consultant, and in 2017, it retained Pay Governance LLC as its independent compensation consultant to assist it in, among other things, evaluating different compensation programs and developing market data to assess our compensation programs. Also in 2017, the Corporate Governance Committee retained Pay Governance to review and perform a competitive analysis of non-employee director compensation.

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EXECUTIVE OFFICER COMPENSATION

During 2017, Pay Governance assisted the Personnel Committee with its responsibilities related to the Company’s compensation programs for its executives. The committee directed Pay Governance to: (i) regularly attend meetings of the committee; (ii) conduct studies of competitive compensation practices; (iii) identify the Company’s market surveys and proxy peer group; (iv) review base salary, annual incentives and long-term incentive compensation opportunities relative to competitive practices; and (v) develop conclusions and recommendations related to the Company’s executive compensation programs for consideration by the committee. A senior consultant from Pay Governance attended all Personnel Committee meetings to which he was invited in 2017.

Compensation Consultant Independence

To maintain the independence of the Personnel Committee’s compensation consultant, the Board has adopted a policy that any consultant (including its affiliates) retained by the Board of Directors or any committee of the Board of Directors to provide advice or recommendations on the amount or form of executive or director compensation should not be retained by the Company or any of its affiliates to provide other services in an aggregate amount that exceeds $120,000 in any year. In 2017, the Personnel Committee’s independent compensation consultant, Pay Governance, did not provide any services to the Company other than its services to the Personnel Committee and the Corporate Governance Committee in connection with our non-employee director compensation program. Annually, the Personnel Committee reviews the relationship with its compensation consultant, including services provided, quality of those services, and fees associated with services in its evaluation of the executive compensation consultant’s independence. The committee also assesses Pay Governance’s independence under NYSE rules and has concluded that no conflicts of interest exist that would prevent Pay Governance from independently advising the Personnel Committee.

Tax and Accounting Considerations

Section 162(m) of the Code limits the tax deductibility by a publicly-held corporation of compensation in excess of $1 million paid to the Chief Executive Officer and any of its other Section 162(m) covered employees. Historically, an exception was provided for compensation that was “performance-based compensation” within the meaning of Section 162(m). Effective as of January 1, 2018, this exception no longer applies, other than with respect to certain grandfathered arrangements. In structuring the compensation packages that are provided to our Named Executive Officers, the Personnel Committee takes into account the tax effects of Section 162(m) and considers the financial accounting consequences. However, the Personnel Committee and the Board believe that it is in the best interest of the Company that the Personnel Committee retains the discretion to make compensation awards, whether or not deductible. This flexibility is necessary to foster achievement of performance goals established by the Personnel Committee, as well as other corporate goals that the committee deems important to the Company’s success, such as encouraging employee retention and rewarding achievement of key Company goals.

Personnel Committee Report

The Personnel Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Personnel Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The Personnel Committee of the Entergy Corporation Board of Directors:

Maureen S. Bateman, Chair	Karen A. Puckett
Alexis M. Herman	W.J. “Billy” Tauzin

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Personnel Committee Interlocks and Insider Participation

Each member of the Personnel Committee is an independent director. During the last completed fiscal year, none of the Personnel Committee members served as an officer of the Company, and none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity that had an executive officer serving as a member of the Company’s Board of Directors.

Annual Compensation Risk Assessment

We monitor the risks associated with our executive compensation programs, as well as the components of our programs and individual compensation decisions, on an ongoing basis. In February 2018, the Personnel Committee was presented with the results of a study reviewing our compensation programs, including our executive compensation programs, to assess the risk arising from our compensation policies and practices. The committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage, and that these compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION TABLES

Executive Compensation Tables

2017 Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal year ended December 31, 2017, and to the extent required by SEC executive compensation disclosure rules, the fiscal years ended December 31, 2016 and 2015.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position (1)	Year	Salary(2)	Bonus(3)	Stock Awards(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation(6)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total

Leo P. Denault	2017	$1,221,346	$ -	$4,676,190	$1,173,276	$2,142,045	$3,819,500	$125,863	$13,158,220
Chairman of the	2016	$1,191,462	$ -	$4,632,276	$1,235,800	$2,154,600	$4,166,800	$97,786	$13,478,724
Board and Chief Executive Officer	2015	$1,153,385	$ -	$4,356,362	$1,004,080	$1,681,875	$4,802,400	$88,795	$13,086,897

Andrew S. Marsh	2017	$588,291	$ -	$1,022,853	$287,760	$541,800	$801,900	$51,647	$3,294,251
Executive Vice	2016	$553,284	$ -	$1,144,648	$333,000	$509,061	$593,700	$47,484	$3,181,177
President and Chief Financial Officer	2015	$532,245	$ -	$2,600,401	$273,840	$508,308	$670,200	$39,131	$4,624,125

A. Christopher Bakken, III	2017	$615,791	$181,500	$959,376	$245,904	$559,973	$33,000	$114,494	$2,710,038
Executive Vice President and Chief Nuclear Officer	2016	$426,990	$650,000	$3,292,700	$ -	$529,375	$27,900	$140,601	$5,067,566

Marcus V. Brown	2017	$622,788	$ -	$1,022,853	$287,760	$568,890	$1,217,200	$43,269	$3,762,760
Executive Vice	2016	$563,208	$ -	$1,144,648	$333,000	$550,550	$934,600	$34,381	$3,560,387
President and General Counsel

Roderick K. West	2017	$670,876	$ -	$818,316	$190,968	$610,065	$867,200	$52,220	$3,209,645
Group President,	2016	$654,514	$ -	$1,116,424	$303,400	$461,384	$601,000	$73,706	$3,210,428
Utility Operations	2015	$638,876	$ -	$1,071,111	$262,430	$607,677	$543,900	$71,790	$3,195,784

(1)	Effective April 6, 2016, Mr. Bakken was named Executive Vice President and Chief Nuclear Officer. Mr. Brown was not a Named Executive Officer in 2015.

(2)

The amounts in column (c) represent the actual base salary paid to the Named Executive Officers. The 2017 changes in base salaries noted in the Compensation Discussion and Analysis were effective in April 2017.

(3)

The amount in column (d) in 2017 represents the cash bonus paid to Mr. Bakken pursuant to the Nuclear Retention Plan. See “Nuclear Retention Plan” in Compensation Discussion and Analysis. The amount in 2016 for Mr. Bakken represents a cash sign-on bonus paid to Mr. Bakken in connection with his commencement of employment with the Company.

(4)

The amounts in column (e) represent the aggregate grant date fair value of restricted stock, performance units, and restricted stock units granted under the Equity Ownership Plans, each calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value of the restricted stock and restricted stock units is based on the closing price of the Company’s common stock on the date of grant. The grant date fair value

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of performance units is based on the probable outcome of the applicable performance conditions, measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free interest rate is assumed to equal the yield on a three-year treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. If the highest achievement level is attained, the maximum amounts that will be received with respect to the performance units granted in 2017 are as follows: Mr. Denault, $6,869,622; Mr. Marsh, $1,170,798; Mr. Bakken $1,170,798; Mr. Brown, $1,170,798; and Mr. West, $1,170,798. The amount in 2016 for Mr. Bakken includes restricted stock units granted to him in connection with his commencement of employment as Chief Nuclear Officer.

(5)

The amounts in column (f) represent the aggregate grant date fair value of stock options granted under the Equity Ownership Plans calculated in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2017.

(6)	The amounts in column (g) represent cash payments made under the Annual Incentive Plan.

(7)

For all Named Executive Officers, the amounts in column (h) include the annual actuarial increase in the present value of these Named Executive Officers’ benefits under all pension plans established by the Company using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and include amounts which the Named Executive Officers may not currently be entitled to receive because such amounts are not vested. See the 2017 Pension Benefits Table on page 73 of this Proxy Statement. None of the increase for any of the Named Executive Officers is attributable to above-market or preferential earnings on non-qualified deferred compensation.

(8)

The amounts set forth in column (i) for 2017 include (a) matching contributions by the Company under the Savings Plan to each of the Named Executive Officers; (b) dividends paid on restricted stock when vested; (c) life insurance premiums; (d) tax gross up payments on relocation expenses; and (e) perquisites and other compensation. The amounts are listed in the following table:

	Leo P. Denault	Andrew S. Marsh	A. Christopher Bakken, III	Marcus V. Brown	Roderick K. West

Company Contribution – Savings Plan	$11,340	$11,139	$16,200	$-	$11,340

Dividends Paid on Restricted Stock	$93,206	$35,517	$-	$35,517	$38,270

Life Insurance Premiums	$7,482	$4,991	$11,887	$7,482	$2,610

Tax Gross Up Payments	$-	$-	$1,299	$-	$-

Perquisites and Other Compensation	$13,835	$-	$85,108	$270	$-

Total	$125,863	$51,647	$114,494	$43,269	$52,220

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EXECUTIVE COMPENSATION TABLES

Perquisites and Other Compensation

The amounts set forth in column (i) also include perquisites and other personal benefits that we provide to our Named Executive Officers as part of providing a competitive executive compensation program and for employee retention. The following perquisites were provided to the Named Executive Officers in 2017.

Named Executive Officer	Relocation	Personal Use of Corporate Aircraft	Executive Physical Exams	Event Tickets
Leo P. Denault		X	X
Andrew S. Marsh			X
A. Christopher Bakken, III	X	X	X
Marcus V. Brown			X	X
Roderick K. West			X

For security and business reasons, we permit our Chief Executive Officer to use our corporate aircraft for personal use at Company expense. Our other Named Executive Officers may use the corporate aircraft for personal travel subject to the approval of our Chief Executive Officer. The Personnel Committee reviews the level of usage throughout the year. We believe that our officers’ ability to use a Company plane for limited personal use saves time and provides additional security for them, thereby benefiting our Company. The amounts included in column (i) for the personal use of corporate aircraft, reflect the incremental cost to the Company for use of the corporate aircraft, determined on the basis of the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. In addition, we require our executive officers who are members of the Office of the Chief Executive to have a comprehensive annual physical exam at our expense. Tickets to cultural and sporting events are purchased for business purposes, and if not utilized for business purposes, the tickets are made available to our employees, including our Named Executive Officers, for personal use.

Entergy also provides relocation benefits to a broad base of employees which include assistance with moving expenses, purchase and sale of homes, and transportation of household goods. In connection with his employment, in accordance with Entergy‘s relocation policies and pursuant to certain additional relocation benefits including the purchase of his home, Entergy paid $77,897 in relocation expenses for Mr. Bakken in 2017. The relocation assistance amounts reported above represent the amounts paid to our relocation service provider or Mr. Bakken, as applicable. None of the other perquisites referenced above exceeded $25,000 for any of the Named Executive Officers.

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2017 Grants of Plan-Based Awards

The following table summarizes award grants during 2017 to the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Under- lying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leo P. Denault	1/26/17	$ -	$1,660,500	$3,321,000
	1/26/17				12,175	48,700	97,400				$3,477,180
	1/26/17							17,000			$1,199,010
	1/26/17								179,400	$70.53	$1,173,276

Andrew S. Marsh	1/26/17	$ -	$420,000	$840,000
	1/26/17				2,075	8,300	16,600				$592,620
	1/26/17							6,100			$430,233
	1/26/17								44,000	$70.53	$287,760

A Christopher Bakken, III	1/26/17	$ -	$434,088	$868,175
	1/26/17				2,075	8,300	16,600				$592,620
	1/26/17							5,200			$366,756
	1/26/17								37,600	$70.53	$245,904

Marcus V. Brown	1/26/17	$ -	$441,000	$882,000
	1/26/17				2,075	8,300	16,600				$592,620
	1/26/17							6,100			$430,233
	1/26/17								44,000	$70.53	$287,760

Roderick K. West	1/26/17	$ -	$472,919	$945,837
	1/26/17				2,075	8,300	16,600				$592,620
	1/26/17							3,200			$225,696
	1/26/17								29,200	$70.53	$190,968

(1)

The amounts in columns (c), (d) and (e) represent minimum, target and maximum payment levels under the Annual Incentive Plan. The actual amounts awarded are reported in column (g) of the Summary Compensation Table.

(2)

The amounts in columns (f), (g) and (h) represent the minimum, target and maximum payment levels under the Long-Term Performance Unit Program. Performance under the program is measured by the Company’s total shareholder return relative to the total shareholder returns of the companies included in the Philadelphia Utility Index. There is no payout under the program if the Company’s total shareholder return falls within the lowest quartile of the peer companies in the Philadelphia Utility Index. Subject to achievement of performance targets, each unit will be converted into one share of the Company’s common stock on the last day of the performance period (December 31, 2019). Accrued dividends on the shares earned will also be paid in Company stock.

(3)

The amounts in column (i) represent shares of restricted stock granted under the 2015 Equity Ownership Plan. Shares of restricted stock vest one-third on each of the first through third anniversaries of the grant date, have voting rights and accrue dividends during the vesting period.

(4)	The amounts in column (j) represent options to purchase shares of the Company’s common stock. The options vest one-third on each of the first through third anniversaries of the grant date

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EXECUTIVE COMPENSATION TABLES

and have a ten-year term from the date of grant. The options were granted under the 2015 Equity Ownership Plan.

(5)

The amounts in column (l) are valued based on the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718 and, in the case of the performance units, are based on the probable outcome of the applicable performance conditions. See Notes 4 and 5 to the 2017 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.

2017 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes, for each Named Executive Officer, unexercised options, restricted stock that has not vested and equity incentive plan awards outstanding as of December 31, 2017.

Option Awards							Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Leo P. Denault	–	179,400	(1)		$70.53	1/26/2027
	55,666	111,334	(2)		$70.56	1/28/2026
	58,666	29,334	(3)		$89.90	1/29/2025
	106,000	–			$63.17	1/30/2024
	50,000	–			$64.60	1/31/2023
	30,000	–			$71.30	1/26/2022
	25,000	–			$72.79	1/27/2021
	50,000	–			$77.10	1/28/2020
	45,000	–			$77.53	1/29/2019
	50,000	–			$108.20	1/24/2018
										48,700(4)	$3,963,693
										41,700(5)	$3,393,963
							17,000	(6)	$1,383,630
							10,467	(7)	$851,909
							4,000	(8)	$325,560
Andrew S. Marsh	–	44,000	(1)		$70.53	1/26/2027
	15,000	30,000	(2)		$70.56	1/28/2026
	16,000	8,000	(3)		$89.90	1/29/2025
	35,000	–			$63.17	1/30/2024
	32,000	–			$64.60	1/31/2023
	10,000	–			$71.30	1/26/2022
	4,000	–			$72.79	1/27/2021
	9,100	–			$77.10	1/28/2020
	8,000	–			$77.53	1/29/2019
	10,000	–			$108.20	1/24/2018
										8,300(4)	$675,537
										8,200(5)	$667,398
							6,100	(6)	$496,479
							4,267	(7)	$347,291
							1,667	(8)	$135,677
							21,100	(9)	$1,717,329

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Option Awards							Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. Christopher Bakken, III	–	37,600	(1)		$70.53	1/26/2027
									8,300 (4)	$675,537
									7,289 (5)	$593,252
							5,200(6)	$423,228
							30,000(10)	$2,441,700
Marcus V. Brown	–	44,000	(1)		$70.53	1/26/2027
	15,000	30,000	(2)		$70.56	1/28/2026
	16,000	8,000	(3)		$89.90	1/29/2025
	30,500	–			$63.17	1/30/2024
	16,000	–			$64.60	1/31/2023
	4,600	–			$71.30	1/26/2022
	2,800	–			$72.79	1/27/2021
	7,500	–			$77.10	1/28/2020
	4,300	–			$108.20	1/24/2018
									8,300(4)	$675,537
									8,200(5)	$667,398
							6,100(6)	$496,479
							4,267(7)	$347,291
							1,667(8)	$135,677
Roderick K. West	–	29,200	(1)		$70.53	1/26/2027
	13,666	27,334	(2)		$70.56	1/28/2026
	15,333	7,667	(3)		$89.90	1/29/2025
	12,000	–			$63.17	1/30/2024
	30,000	–			$71.30	1/26/2022
	7,000	–			$77.10	1/28/2020
	5,000	–			$77.53	1/29/2019
	8,000	–			$108.20	1/24/2018
									8,300(4)	$675,537
									8,200(5)	$667,398
							3,200(6)	$260,448
							4,000(7)	$325,560
							1,567(8)	$127,538
							21,000(11)	$1,709,190

(1)	Consists of options that vested or will vest as follows: 1/3 of the options granted vest on each of 1/26/2018, 1/26/2019, and 1/26/2020.

(2)	Consists of options that vested or will vest as follows: 1/2 of the remaining unexercisable options vest on each of 1/28/2018 and 1/28/2019.

(3)	The remaining unexercisable options vested on 1/29/2018.

(4)

Consists of performance units that will vest on December 31, 2019 based on the Company’s total shareholder return performance over the 2017-2019 performance period, as described under “What We Pay and Why – Executive Compensation Elements – Variable Compensation – Long-Term Incentive Compensation – Performance Unit Program” in the Compensation Discussion and Analysis.

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(5)	Consists of performance units that will vest on December 31, 2018 based on the Company’s total shareholder return performance over the 2016-2018 performance period.

(6)	Consists of shares of restricted stock that vested or will vest as follows: 1/3 of the shares of restricted stock granted vest on each of 1/26/2018, 1/26/2019, and 1/26/2020.

(7)	Consists of shares of restricted stock that vested or will vest as follows: 1/2 of the shares of restricted stock granted vest on each of 1/28/2018 and 1/28/2019.

(8)	Consists of shares of restricted stock that vested on 1/29/2018.

(9)	Consists of restricted stock units granted under the 2015 Equity Ownership Plan. The units vest on August 3, 2020.

(10)	Consists of restricted stock units granted under the 2015 Equity Ownership Plan. The units vest one-third on April 6, 2019, April 6, 2022, and April 6, 2025.

(11)	Consists of restricted stock units granted under the 2011 Equity Ownership Plan. The units vest on May 1, 2018.

2017 Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of stock during 2017 for the Named Executive Officers.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Leo P. Denault	-	$ -	26,741	$1,979,459
Andrew S. Marsh	-	$ -	8,224	$598,764
A. Christopher Bakken, III	-	$ -	1,212	$95,154
Marcus V. Brown	5,000	$35,850	8,224	$598,764
Roderick K. West	-	$ -	8,396	$610,908

(1)

Represents the value of performance units for the 2015-2017 performance period (payable solely in shares based on the closing stock price of the Company on the date of vesting) under the Performance Unit Program and the vesting of shares of restricted stock in 2017.

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2017 Pension Benefits

The following table shows the present value as of December 31, 2017 of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under our retirement plans determined using interest rate and mortality rate assumptions set forth in Note 11 to the Financial Statements in the Form 10-K for the year ended December 31, 2017. Additional information regarding these retirement plans follows this table.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2017
Leo P. Denault(1)(2)	System Executive Retirement Plan	33.83	$22,072,300	$-
	Entergy Retirement Plan	18.83	$802,000	$-
Andrew S. Marsh	System Executive Retirement Plan	19.37	$3,493,700	$-
	Entergy Retirement Plan	19.37	$548,400	$-
A. Christopher Bakken, III	Cash Balance Equalization Plan	1.74	$30,600	$-
	Cash Balance Plan	1.74	$30,300	$-
Marcus V. Brown(1)	System Executive Retirement Plan	22.74	$4,793,900	$-
	Entergy Retirement Plan	22.74	$907,400	$-
Roderick K. West	System Executive Retirement Plan	18.75	$4,636,200	$-
	Entergy Retirement Plan	18.75	$594,100	$-

(1)	As of December 31, 2017, Mr. Denault and Mr. Brown were retirement eligible.

(2)

In 2006, Mr. Denault entered into a retention agreement granting him an additional 15 years of service and permission to retire under the non-qualified System Executive Retirement Plan in the event his employment is terminated by his Entergy employer other than for cause (as defined in the retention agreement), by Mr. Denault for good reason (as defined in the retention agreement), or on account of his death or disability. His retention agreement also provides that if he terminates employment for any other reason, he shall be entitled to the additional 15 years of service under the non-qualified System Executive Retirement Plan only if his Entergy employer grants him permission to retire. The additional 15 years of service increases the present value of his benefit by $3,967,700.

A summary of the pension benefit plans sponsored by Entergy that our Named Executive Officers (“NEOs”) participated in during 2017 are described in the tables below. Benefits for the NEOs who participate in these plans are determined using the same formulas as for other eligible employees.

Qualified Retirement Benefits

	Entergy Retirement Plan	Cash Balance Plan
Eligible NEOs	• Leo P. Denault • Andrew S. Marsh • Marcus V. Brown • Roderick K. West	A. Christopher Bakken, III

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EXECUTIVE COMPENSATION TABLES

	Entergy Retirement Plan	Cash Balance Plan
Eligibility	Non-bargaining employees hired on or before July 1, 2014	Non-bargaining employees hired on or after July 1, 2014
Vesting	A participant becomes vested in the Entergy Retirement Plan upon attainment of at least 5 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.	A participant becomes vested in the Cash Balance Plan upon attainment of at least 3 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.
Form of Payment Upon Retirement

Benefits are payable as an annuity. For employees who separate from service on or after January 1, 2018, a single lump sum distribution may be elected by the participant if eligibility criteria are met.

Benefits are payable as an annuity or single lump sum distribution.
Retirement Benefit Formula

Benefits are calculated as a single life annuity payable at age 65 and generally are equal to 1.5% of a participant’s Final Average Monthly Earnings (“FAME”) multiplied by years of service (not to exceed 40).

“Earnings” for the purpose of calculating FAME generally includes the employee’s base salary and eligible annual incentive awards subject to Code limitations, and excludes all other bonuses. Executive Annual Incentive Awards are not eligible for inclusion in Earnings under this plan.

FAME is calculated using the employee’s average monthly Earnings for the 60 consecutive months in which the employee’s earnings were highest during the 120 month period immediately preceding the employee’s retirement and includes up to 5 eligible annual incentive awards paid during the 60 month period.

The normal retirement benefit at age 65 is determined by converting the sum of an employee’s annual pay credits and his or her annual interest credits, into an actuarially equivalent annuity.

Pay credits ranging from 4-8% of an employee’s eligible Earnings are allocated annually to a notional account for the employee based on an employee’s age and years of service. Earnings for purposes of calculating an employee’s pay credit include the employee’s base salary and annual incentive awards subject to Code limitations and exclude all other bonuses. Executive Annual Incentive Awards are eligible for inclusion in Earnings under this plan.

Interest credits are calculated based upon the annual rate of interest on 30-year U.S. Treasury securities, as specified by the Internal Revenue Service, for the month of August preceding the first day of the applicable calendar year subject to a minimum rate of 2.6% and a maximum rate of 9%.

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	Entergy Retirement Plan	Cash Balance Plan
Benefit Timing

Normal retirement age under the plan is 65.

A reduced terminated vested benefit may be commenced as early as age 55. The amount of this benefit is determined by reducing the normal retirement benefit by 7% per year for the first 5 years commencement precedes age 65, and 6% per year for each additional year commencement precedes age 65.

A subsidized early retirement benefit may be commenced by employees who are at least age 55 with 10 years of service at the time they separate from service. The amount of this benefit is determined by reducing the normal retirement benefit by 2% per year for each year that early retirement precedes age 65.

Normal retirement age under the plan is 65.

A vested cash balance benefit can be commenced as early as the first day of the month following separation from service. The amount of the benefit is determined in the same manner as the normal retirement benefit described above in the “Retirement Benefit Formula” section.

Non-qualified Retirement Benefits

The Named Executive Officers are eligible to participate in certain non-qualified retirement benefit plans that provide retirement income, including the Pension Equalization Plan, the Cash Balance Equalization Plan and the System Executive Retirement Plan. Each of these plans is an unfunded non-qualified defined benefit pension plan that provides benefits to key management employees. In these plans, as described below, an executive is typically enrolled in one or more non-qualified plans, but is only paid the amount due under the plan that provides the highest benefit. In general, upon disability, participants in the Pension Equalization Plan and the System Executive Retirement Plan remain eligible for continued service credits until the earlier of recovery, separation from service due to disability, or retirement eligibility. Generally, spouses of participants who die before commencement of benefits may be eligible for a portion of the participant’s accrued benefit.

	Pension Equalization Plan	Cash Balance Equalization Plan	System Executive Retirement Plan
Eligible NEOs	• Leo P. Denault • Andrew S. Marsh • Marcus V. Brown • Roderick K. West	A. Christopher Bakken, III	• Leo P. Denault • Andrew S. Marsh • Marcus V. Brown • Roderick K. West
Eligibility	Management or highly compensated employees who participate in the Entergy Retirement Plan	Management or highly compensated employees who participate in the Cash Balance Plan	Certain individuals who became executive officers before July 1, 2014
Form of Payment Upon Retirement	Single lump sum distribution	Single lump sum distribution	Single lump sum distribution
Retirement Benefit Formula	Benefits generally are equal to the actuarial present value of the difference between (1) the amount that would have been payable as an annuity under the Entergy Retirement Plan, including Executive Annual Incentive Awards as eligible

Benefits generally are equal to the difference between the amount that would have been payable as a lump sum under the Cash Balance Plan, but for Code limitations on pension benefits and earnings that may be considered in calculating

Benefits generally are equal to the actuarial present value of a specified percentage, based on the participant’s years of service (including supplemental service granted under the plan) and management level of the participant’s “Final

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	Pension Equalization Plan	Cash Balance Equalization Plan	System Executive Retirement Plan

earnings and without applying Code limitations on pension benefits and earnings that may be considered in calculating tax-qualified pension benefits, and (2) the amount actually payable an annuity under the Entergy Retirement Plan.

Executive Annual Incentive Awards are taken into account as eligible earnings under this plan.

		tax-qualified cash balance plan benefits, and the amount actually payable as a lump sum under the Cash Balance Plan.	Average Monthly Compensation” (which is generally 1/36th of the sum of the participant’s base salary and Annual Incentive Plan award for the 3 highest years during the last 10 years preceding separation from service), after first being reduced by the value of the participant’s Entergy Retirement Plan benefit.
Benefit timing

Payable at age 65

Benefits payable prior to age 65 are subject to the same reduced terminated vested or early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.

An employee with supplemental credited service who terminates employment prior to age 65 must receive prior written consent of the Entergy employer in order to receive the portion of their benefit attributable to their supplemental credited service agreement.

Payable upon separation from service subject to 6 month delay required under Code Section 409A.

Payable upon separation from service subject to 6 month delay required under Code Section 409A.

Payable at age 65

Prior to age 65, vesting is conditioned on the prior written consent of the officer’s Entergy employer.

Benefits payable prior to age 65 are subject to the same reduced terminated vested or subsidized early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.

Payable upon separation from service subject to 6 month delay required under Code Section 409A.

Additional Information.

1)

Effective July 1, 2014, (a) no new grants of supplemental service may be provided to participants in the Pension Equalization Plan; (b) supplemental credited service granted prior to July 1, 2014 was grandfathered; and (c) participants in the Company’s Cash Balance Plan are not eligible to participate in the Pension Equalization Plan and instead may be eligible to participate in the Cash Balance Equalization Plan.

2)

Benefits already accrued under our System Executive Retirement Plan, Pension Equalization Plan and Cash Balance Equalization Plan, if any, will become fully vested if a participant is involuntarily terminated without cause or terminates his or her employment for good reason in connection with a change in control with payment generally made in a lump-sum payment as

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soon as reasonably practicable following the first day of the month after the termination of employment, unless delayed 6 months under Code Section 409A.

3)	The System Executive Retirement Plan was closed to new executive officers effective July 1, 2014.

2017 Potential Payments Upon Termination or Change in Control

The Company has plans and other arrangements that provide compensation to a Named Executive Officer if his employment terminates under specified conditions, including following a change in control of the Company. The tables below reflect the amount of compensation each of our Named Executive Officers would have received if his employment with his Entergy employer had been terminated under various scenarios as of December 31, 2017. For purposes of these tables, we used a stock price of $81.39, which was the closing market price on December 29, 2017, the last trading day of the year.

Benefits and Payments Upon Termination	Voluntary Resignation	For Cause	Termination for Good Reason or Not for Cause	Retirement	Disability	Death	Termination Related to a Change in Control

Leo P. Denault(1)

Severance Payment(5)	–	–	–	–	–	–	$10,119,954

Performance Units(6)(7)	–	–	$3,174,210	$3,583,846	$3,583,846	$3,583,846	$6,511,200

Stock Options(8)	–	–	$3,154,024	$3,154,024	$3,154,024	$3,154,024	$3,154,024

Restricted Stock(9)	–	–	$2,750,413	–	$2,750,413	$2,750,413	$2,750,413

Welfare Benefits(10)	–	–	–	–	–	–	–

Andrew S. Marsh(2)

Severance Payment(5)	–	–	–	–	–	–	$3,060,000

Performance Units(7)	–	–	–	–	$670,165	$670,165	$1,530,132

Stock Options(8)	–	–	–	–	$802,740	$802,740	$802,740

Restricted Stock(9)	–	–	–	–	$1,041,711	$1,041,711	$1,054,082

Welfare Benefits(11)	–	–	–	–	–	–	$27,378

Unvested Restricted Stock Units(12)	–	–	–	–	$1,717,329	$1,717,329	$1,717,329

A. Christopher Bakken III(3)

Severance Payment(5)	–	–	–	–	–	–	$2,511,506

Performance Units(7)	–	–	–	–	$620,680	$620,680	$1,530,132

Stock Options(8)	–	–	–	–	$408,336	$408,336	$408,336

Restricted Stock(9)	–	–	–	–	$442,029	$442,029	$442,029

Welfare Benefits(11)	–	–	–	–	–	–	$20,358

Unvested Restricted Stock Units(13)	–	–	$813,900	–	$813,900	$813,900	$2,441,700

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Benefits and Payments Upon Termination	Voluntary Resignation	For Cause	Termination for Good Reason or Not for Cause	Retirement	Disability	Death	Termination Related to a Change in Control

Marcus V. Brown(4)

Severance Payment(5)	–	–	–	–	–	–	$3,213,000

Performance Units(7)	–	–	–	$670,165	$670,165	$670,165	$1,530,132

Stock Options(8)	–	–	–	$802,740	$802,740	$802,740	$802,740

Restricted Stock(9)	–	–	–	–	$1,041,711	$1,041,711	$1,054,082

Welfare Benefits(10)	–	–	–	–	–	–	–

Roderick K. West(2)

Severance Payment(5)	–	–	–	–	–	–	$3,434,065

Performance Units(7)	–	–	–	–	$670,165	$670,165	$1,530,132

Stock Options(8)	–	–	–	–	$613,132	$613,132	$613,132

Restricted Stock(9)	–	–	–	–	$762,624	$762,624	$774,344

Welfare Benefits(11)	–	–	–	–	–	–	$27,378

Unvested Restricted Stock Units(14)	–	–	$1,709,190	–	–	–	$1,709,190

Pension Benefits:

1)

As of December 31, 2017, Mr. Denault is retirement eligible and would retire rather than voluntarily resign, and in addition to the payments and benefits in the table, Mr. Denault also would be entitled to receive his vested pension benefits under the Entergy Retirement Plan. For a description of the pension benefits available, see “2017 Pension Benefits.” If Mr. Denault’s employment was terminated by his Entergy employer other than for cause, by Mr. Denault for good reason or on account of his death or disability, he would also be eligible for certain additional retirement benefits. For a description of these benefits, see “2017 Pension Benefits.” Otherwise, if Mr. Denault’s employment was terminated for cause or he was to retire from Entergy before age 65 without the permission of his Entergy employer, he would not receive a benefit under the System Executive Retirement Plan.

2)

In addition to the payments and benefits in the table, if Mr. Marsh’s or Mr. West’s employment were terminated under certain conditions relating to a change in control, each also would have been entitled to receive his vested pension benefits upon attainment of age 55 under the Entergy Retirement Plan and would have been eligible for early retirement benefits under the System Executive Retirement Plan calculated using early retirement reduction factors. For a description of the pension benefits, see “2017 Pension Benefits.” If Mr. Marsh’s or Mr. West’s employment were terminated for cause in connection with a change in control, he would not be entitled to receive a benefit under the System Executive Retirement Plan. If his employment were terminated for any reason not in connection with a change in control, or each were to resign from Entergy before age 65 without the permission of his Entergy employer, each would not be entitled to receive a benefit under the System Executive Retirement Plan.

3)

In addition to the payments and benefits in the table, if Mr. Bakken’s employment were terminated under certain conditions relating to a change in control, on the first day of the month following the Qualifying Event (as defined in the Cash Balance Equalization Plan) he would have become vested in and would have been entitled to receive his vested pension benefits accumulated in the Cash Balance Equalization Plan as of the date of the Qualifying Event so

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long as a forfeiture event does not occur as described in the plan. For a description of the pension benefits under the Cash Balance Equalization Plan, see “2017 Pension Benefits.”

4)

As of December 31, 2017, Mr. Brown is retirement eligible and would retire rather than voluntarily resign, and in addition to the payments and benefits in the table, Mr. Brown also would be entitled to receive his vested pension benefits under the Entergy Retirement Plan. For a description of the pension benefits available, see “2017 Pension Benefits.” In the event of Mr. Brown’s termination by his Entergy employer without cause or by Mr. Brown for good reason in connection with a change in control, Mr. Brown would be eligible for subsidized early retirement benefits under the System Executive Retirement Plan even if he does not have company permission to separate from employment. If Mr. Brown’s employment were terminated for cause in connection with a change in control, he would not be entitled to receive a benefit under the System Executive Retirement Plan. If his employment were terminated for any reason not in connection with a change in control, or he were to retire from Entergy before age 65 without the permission of his Entergy employer, he would not be entitled to receive a benefit under the System Executive Retirement Plan.

Severance Payments

5)

In the event of a termination by the executive for good reason or by the Company not for cause during the period beginning upon the occurrence of a “potential change in control” (as defined in the System Executive Continuity Plan) and ending on the 2nd anniversary of a change in control, each Named Executive Officer would be entitled to receive pursuant to the System Executive Continuity Plan a lump sum severance payment equal to a multiple of the sum of (1) his annual base salary as in effect at any time within one year prior to the commencement of a change of control period or, if higher, immediately prior to a circumstance constituting good reason plus (2) his annual incentive, calculated using the average annual target opportunity derived under the Annual Incentive Plan for 2015 and 2016 (the two calendar years immediately preceding the calendar year in which termination occurs), but in no event shall the severance payment exceed the product of 2.99 times the sum of (a) his annual base salary as in effect at any time within one year prior to the commencement of a change in control period or, if higher, immediately prior to a circumstance constituting good reason plus (b) the higher of his actual annual incentive payment under the Annual Incentive Plan for the 2016 performance year or his annual incentive, calculated using the average annual target opportunity derived under the Annual Incentive Plan for 2015 and 2016 (the two calendar years immediately preceding the calendar year in which termination occurs). For purposes of this table, we assume the following target opportunity and base salary:

Named Executive Officer	Target Opportunity	Base Salary
Leo P. Denault	130%	$1,230,000
Andrew S. Marsh	70%	$600,000
A. Christopher Bakken, III	35%	$620,125
Marcus V. Brown	70%	$630,000
Roderick K. West	70%	$675,598

Performance Units:

6)

With respect to Mr. Denault, in the event of a Termination Event (as defined in Mr. Denault’s 2006 retention agreement), he is entitled to a Target LTIP Award, as defined in his 2006 retention agreement, calculated by using the average annual number of performance units with respect to the two most recent performance periods preceding the calendar year in which his

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employment termination occurs, assuming all performance goals were achieved at target. For purposes of the table, the value of Mr. Denault’s retention payment was calculated by taking an average of the target performance units from the 2013-2015 Performance Unit Program (38,000) and from the 2014-2016 Performance Unit Program (40,000). This average number of units (39,000) multiplied by the closing price of Entergy stock on December 29, 2017 ($81.39) would equal a payment of $3,174,210. In the event of death or disability, Mr. Denault receives the greater of the Target LTIP Award calculated as described above or the sum of the amount that would be payable under the provisions of each open Performance Unit Program.

7)

In the event of a qualifying termination related to a change in control, each Named Executive Officer would have forfeited his performance units for the 2016-2018 and 2017-2019 performance periods and would have been entitled to receive, pursuant to the 2015 Equity Ownership Plan, a single-lump sum payment in lieu of any payment for each performance award that would not be based on any outstanding performance period. The payments for the 2016-2018 and the 2017-2019 performance periods would have been calculated using the most recent performance period preceding (but not including) the calendar year in which his termination occurs. For purposes of the table, the value of Mr. Denault’s payments was calculated by multiplying the target performance units for the 2014-2016 Performance Unit Program (40,000) by the closing price of Entergy stock on December 29, 2017 ($81.39), which would equal a payment of $3,255,600 for the forfeited performance units for each performance period. The value of the payments for the other Named Executive Officers was calculated by multiplying the target performance units for the 2014-2016 Performance Unit Program (9,400) by the closing price of Entergy stock on December 29, 2017 ($81.39), which would equal a payment of $765,066 for the forfeited performance units for each performance period. In the event his death or disability, Mr. Denault would receive the greater of the target Long-Term Performance Incentive award as described in note 6 above or a pro-rated number of performance units for all open performance periods, based on the number of month of his participation in each open performance period.

In the event of retirement in the case of Mr. Denault or Mr. Brown, or upon death or disability, other than Mr. Denault, each Named Executive Officer would not have forfeited his performance units for all open performance periods, but rather such performance unit awards would have been pro-rated based on his number of months of participation in each open Performance Unit Program performance period, in accordance with his grant agreement under the Performance Unit Program. The amount of the award is based on actual performance achieved, with a stock price set as of the end of the performance period, and payable in the form of a lump sum after the completion of the performance period. For purposes of the table, the values of the awards were calculated as follows:

Mr. Denault’s:

2016 – 2018 Plan: 27,800 (24/36*41,700) performance units at target, assuming a stock price of $81.39

2017 – 2019 Plan: 16,233 (12/36*48,700) performance units at target, assuming a stock price of $81.39

Mr. Bakken’s:

2016 – 2018 Plan: 4,859 (24/36*7,289) performance units at target, assuming a stock price of $81.39

2017 – 2019 Plan: 2,767 (12/36*8,300) performance units at target, assuming a stock price of $81.39

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Messrs. Brown’s, Marsh’s and West’s:

2016 – 2018 Plan: 5,467 (24/36*8,200) performance units at target, assuming a stock price of $81.39

2017 – 2019 Plan: 2,767 (12/36*8,300) performance units at target, assuming a stock price of $81.39

Stock Options:

8)

In the event of death or disability or qualifying termination related to a change in control, or retirement in the case of Mr. Denault or Mr. Brown, all of the unvested stock options of each Named Executive Officer would immediately vest pursuant to the Equity Ownership Plans. In addition, with respect to grants under the 2011 Equity Ownership Plan, each Named Executive Officer would be entitled to exercise his stock options for the remainder of the ten-year period extending from the grant date of the options, and with respect to grants under the 2015 Equity Ownership Plan, within the lesser of five years or the remaining term of the option grant. For purposes of this table, it is assumed that the Named Executive Officers exercised their options immediately upon vesting and received proceeds equal to the difference between the closing price of common stock on December 29, 2017, and the applicable exercise price of each option share.

In the event of a Termination Event as defined in his 2006 retention agreement, Mr. Denault will immediately vest in all unvested stock options.

Restricted Stock:

9)

In the event of death or disability pursuant to the 2011 Equity Ownership Plan, each Named Executive Officer would immediately vest in a pro-rated portion of his unvested restricted stock that was otherwise scheduled to become vested on the immediately following 12-month grant date anniversary date, as well as dividends declared on the pro-rated portion of such restricted stock pursuant to the 2011 Equity Ownership Plan. The pro-rated vested portion would be determined based on the number of days between the most recent preceding 12-month grant date anniversary date and the date of his death or disability. In the event of his qualifying termination related to a change in control, a Named Executive Officer would immediately vest in all of their unvested restricted stock, as well as dividends declared on such restricted stock granted pursuant the 2011 Equity Ownership Plan. In the event of death, disability, or qualifying termination related to a change in control, each Named Executive Officer would vest in all of their unvested restricted stock as well as dividends declared pursuant to the 2015 Equity Ownership Plan.

In the event of a Termination Event as defined in his 2006 retention agreement, Mr. Denault will immediately vest in all unvested restricted stock.

Welfare Benefits:

10)	Upon retirement, Mr. Denault and Mr. Brown would be eligible for retiree medical and dental benefits, the same as all other retirees.

11)

Pursuant to the System Executive Continuity Plan, in the event of a termination related to a change in control, Mr. Bakken, Mr. Marsh and Mr. West would be eligible to receive Entergy-subsidized COBRA benefits for 18 months.

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Restricted Stock Units:

12)

Mr. Marsh’s 21,100 restricted stock units vest 100% in 2020. Pursuant to his restricted stock unit agreement, any unvested restricted stock units will vest immediately in the event of his termination of employment due to Mr. Marsh’s total disability or death. In the event of a change in control, the units will vest upon termination of Mr. Marsh’s employment by his Entergy employer without cause or by Mr. Marsh with good reason during a change in control period (as defined in the 2015 Equity Ownership Plan). Otherwise, if Mr. Marsh voluntarily resigns or is terminated, he would forfeit these units. Pursuant to his restricted stock unit agreement, Mr. Marsh is subject to certain restrictions on his ability to compete with Entergy and its affiliates during and for 12 months after his employment with Entergy, or to solicit its employees or customers during and for 24 months after his employment with Entergy. In addition, the restricted stock unit agreement limits Mr. Marsh’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, Mr. Marsh will forfeit any restricted stock units that are not yet vested and paid, and must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

13)

Mr. Bakken’s 30,000 restricted stock units vest 1/3rd on each of April 6, 2019, April 6, 2022 and April 6, 2025. Pursuant to his restricted stock unit agreement, if Mr. Bakken’s employment terminates due to total disability or death or, prior to April 6, 2019, Mr. Bakken’s employment is terminated by his Entergy employer other than for cause, he will vest in and be paid the 10,000 restricted stock units that otherwise would have vested had he satisfied the vesting conditions of the restricted stock unit agreement through the next vesting date to occur following his date of total disability, death or termination other than for cause prior to April 6, 2019 subject, in the case of a termination without cause, to Mr. Bakken timely executing and not revoking a release of claims against Entergy and its affiliates. In the event of a change in control, the unvested restricted stock units will fully vest upon Mr. Bakken’s termination of employment by his Entergy employer without cause or by Mr. Bakken with good reason during a change in control period (as defined in the 2015 Equity Ownership Plan). Otherwise, if Mr. Bakken voluntarily resigns or is terminated, he would forfeit these units. Pursuant to his restricted stock unit agreement, Mr. Bakken is subject to certain restrictions on his ability to compete with Entergy and its affiliates or solicit its employees or customers during and for 12 months after his employment with his Entergy employer. In addition, the restricted stock unit agreement limits Mr. Bakken’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. Bakken will forfeit any restricted stock units that are not yet vested and paid, and must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

14)

Mr. West’s 21,000 restricted stock units vest 100% in 2018. Pursuant to his restricted stock unit agreement, any unvested restricted stock units will vest immediately in the event of a termination other than for cause. In the event of a change in control, the units will vest upon termination of Mr. West’s employment by his Entergy employer without cause or by Mr. West with good reason during a change in control period (as defined in the 2011 Equity Ownership Plan). Otherwise, if Mr. West voluntarily resigns, is terminated for cause, dies or becomes disabled, he would forfeit these units.

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Mr. Denault’s 2006 Retention Agreement

Under the terms of his 2006 retention agreement, Mr. Denault’s employment may be terminated for cause upon Mr. Denault’s:

•

continuing failure to substantially perform his duties (other than because of physical or mental illness or after he has given notice of termination for good reason) that remains uncured for 30 days after receiving a written notice from the Personnel Committee;

•	willfully engaging in conduct that is demonstrably and materially injurious to Entergy;

•

conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime that has or may have a material adverse effect on his ability to carry out his duties or upon Entergy’s reputation;

•	material violation of any agreement that he has entered into with Entergy; or

•	unauthorized disclosure of Entergy’s confidential information.

Mr. Denault may terminate his employment for good reason upon:

•

the substantial reduction in the nature or status of his duties or responsibilities from those in effect immediately prior to the date of the retention agreement, other than de minimis acts that are remedied after notice from Mr. Denault;

•	a reduction of 5% or more in his base salary as in effect on the date of the retention agreement;

•	the relocation of his principal place of employment to a location other than the corporate headquarters;

•

the failure to continue to allow him to participate in programs or plans providing opportunities for equity awards, stock options, restricted stock, stock appreciation rights, incentive compensation, bonus and other plans on a basis not materially less favorable than enjoyed at the time of the retention agreement (other than changes similarly affecting all senior executives); the failure to continue to allow him to participate in programs or plans with opportunities for benefits not materially less favorable than those enjoyed by him under any of our pension, savings, life insurance, medical, health and accident, disability or vacation plans or policies at the time of the retention agreement (other than changes similarly affecting all senior executives); or

•	any purported termination of his employment not taken in accordance with his retention agreement.

System Executive Continuity Plan

Termination Related to a Change in Control

Our Named Executive Officers will be entitled to the benefits described in the tables above under the System Executive Continuity Plan in the event of a termination related to a change in control if a change in control occurs and their employment is terminated by their Entergy employer other than for cause or if they terminate their employment for good reason, in each case within a period beginning on the occurrence of a potential change in control and ending 24 months following the effective date of a change in control.

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A change in control includes the following events:

•	the purchase of 30% or more of either our common stock or the combined voting power of our voting securities;

•	the merger or consolidation of the Company (unless our Board members constitute at least a majority of the board members of the surviving entity);

•	the liquidation, dissolution or sale of all or substantially all of our assets; or

•

a change in the composition of our Board such that, during any two-year period, the individuals serving at the beginning of the period no longer constitute a majority of our Board at the end of the period.

A potential change in control includes the following events:

•	the Company or an affiliate enters into an agreement the consummation of which would constitute a change in control;

•	the Board adopts resolutions determining that, for purposes of the System Executive Continuity Plan, a potential change in control has occurred;

•	a System Company or other person or entity publicly announces an intention to take actions that would constitute a change in control; or

•

any person or entity becomes the beneficial owner (directly or indirectly) of outstanding shares of common stock of the Company constituting 20% or more of the voting power or value of the Company’s outstanding common stock.

A Named Executive Officer’s employment may be terminated for cause under the System Executive Continuity Plan if he:

•	willfully and continuously fails to substantially perform his duties after receiving a 30-day written demand for performance from our Board;

•	engages in conduct that is materially injurious to us or any of our subsidiaries;

•	is convicted or pleads guilty or nolo contendere to a felony or other crime that materially and adversely affects his ability to perform his duties or our reputation;

•	materially violates any agreement with us or any of our subsidiaries; or

•	discloses any of our confidential information without authorization.

A Named Executive Officer may terminate his employment with us for good reason under the System Executive Continuity Plan if, without his consent:

•	the nature or status of his duties and responsibilities is substantially altered or reduced compared to the period prior to the change in control;

•	his salary is reduced by 5% or more;

•	he is required to be based outside of the continental United States at somewhere other than his primary work location prior to the change in control;

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•	any of his compensation plans are discontinued without an equitable replacement;

•	his benefits or number of vacation days are substantially reduced; or

•	his Entergy employer purports to terminate his employment other than in accordance with the System Executive Continuity Plan.

In addition to participation in the System Executive Continuity Plan, benefits already accrued under our System Executive Retirement Plan, Pension Equalization Plan and Cash Balance Equalization Plan, if any, will become fully vested if the executive is involuntarily terminated without cause or the executive terminates his employment for good reason within two years after the occurrence of a change in control. Any awards granted under the Equity Ownership Plans will become fully vested if the executive is involuntarily terminated without cause or terminates employment for good reason within two years after the occurrence of a change in control.

Under certain circumstances described below, the payments and benefits received by a Named Executive Officer pursuant to the System Executive Continuity Plan may be forfeited and, in certain cases, subject to repayment. Benefits are no longer payable under the System Executive Continuity Plan, and unvested performance units under the Performance Unit Program are subject to forfeiture, if the executive:

•	accepts employment with us or any of our subsidiaries;

•	elects to receive the benefits of another severance or separation program;

•	removes, copies or fails to return any property belonging to us or any of our subsidiaries;

•	discloses non-public data or information concerning us or any of our subsidiaries; or

•	violates his non-compete provision, which generally runs for two years but extends to three years if permissible under applicable law.

Furthermore, if the executive discloses non-public data or information concerning us or any of our subsidiaries or violates his non-compete provision, he will be required to repay any benefits previously received under the System Executive Continuity Plan.

Voluntary Resignation

If a Named Executive Officer voluntarily resigns from his Entergy employer:

•	all unvested stock options, shares of restricted stock and restricted stock units as well as any perquisites to which he is entitled as an officer are forfeited;

•

incentive payments under any outstanding performance periods under the Long-Term Performance Unit Program or the Annual Incentive Plan are forfeited; provided however, if an officer resigns after the completion of an Annual Incentive Plan or Long-Term Performance Unit Program performance period, he could receive a payout under the Long-Term Performance Unit Program based on the outcome of the performance period and could, at the Company’s discretion, receive an annual incentive payment under the Annual Incentive Plan;

•	any vested stock options held by the officer as of the separation date will expire the earlier of ten years from date of grant or 90 days from the last day of active employment; and

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EXECUTIVE COMPENSATION TABLES

•

he is entitled to all vested accrued benefits and compensation as of the separation date, including qualified pension benefits (if any) and other post-employment benefits on terms consistent with those generally available to our other salaried employees.

Termination for Cause

If a Named Executive Officer’s employment is terminated for “cause” (as defined in the System Executive Continuity Plan and described above under “Termination Related to a Change in Control”), he is generally entitled to the same compensation and separation benefits described above under “Voluntary Resignation,” except that all options are no longer exercisable.

Retirement

Upon a Named Executive Officer’s retirement:

•

the annual incentive payment under the Annual Incentive Plan is generally pro-rated based on the actual number of days employed during the performance year in which the retirement date occurs, subject to negative discretion that may be applied to reduce or disallow the payment; payments are delivered at the conclusion of the annual period, consistent with the timing of payments to active participants in the Annual Incentive Plan;

•

payments under the Long-Term Performance Unit Program for those retiring with a minimum of 12 months of participation are pro-rated based on the actual full months of participation in each outstanding performance period in which the retirement date occurs, and payments are delivered at the conclusion of each performance period, consistent with the timing of payments to active participants in the Long-Term Performance Unit Program;

•	unvested stock options issued under the 2011 Equity Ownership Plan vest on the retirement date and expire ten years from the grant date of the options;

•

unvested stock options issued under the 2015 Equity Ownership Plan vest on the retirement date and expire the earlier of five years from the grant date of the options or the original term of ten years;

•	any unvested restricted stock and restricted stock units held by the executive upon his retirement are forfeited.

•

he is generally entitled to all vested accrued benefits and compensation as of the separation date, including qualified pension benefits and other post-employment benefits consistent with those generally available to salaried employees.

Disability

If a Named Executive Officer’s employment is terminated due to disability, he generally is entitled to the same compensation and separation benefits described above under “Retirement,” except that unvested restricted stock and restricted stock units may be subject to specific disability benefits as noted, where applicable, in the tables above.

Death

If a Named Executive Officer dies while actively employed by an Entergy employer, he generally is entitled to the same compensation and separation benefits described above under “Retirement,” except that unvested restricted stock and restricted stock units may be subject to specific death benefits as noted, where applicable, in the tables above.

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EXECUTIVE COMPENSATION TABLES

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Leo P. Denault, our Chief Executive Officer.

Ratio

For 2017:

•	The median of the annual total compensation of all of our employees, other than Mr. Denault, was $124,050.

•	Mr. Denault’s annual total compensation, as reported in the Total column of the 2017 Summary Compensation Table, was $13,158,220.

•	Based on this information, the ratio of the annual total compensation of Mr. Denault to the median of the annual total compensation of all employees is estimated to be 106 to 1.

Identification of Median Employee

We selected October 6, 2017 as the date on which to determine our median employee. To identify the median employee from our employee population base, we considered all compensation included in Box 5 of Form W-2 with all before-tax deductions added back to this compensation (“Box 5 Compensation”). For purposes of determining the median employee, we selected Box 5 Compensation as we believe it is representative of the compensation received by all employees and is readily available. The calculation of annual total compensation of the median employee is the same calculation used to determine total compensation for purposes of the 2017 Summary Compensation Table with respect to each of the Named Executive Officers.

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AUDIT MATTERS

Proposal 3 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2018

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor and it annually reviews the qualifications, performance and independence of the Company’s independent auditor in accordance with regulatory requirements and guidelines and evaluates whether to change the Company’s independent auditor.

Based on this review, the Audit Committee has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent auditor to conduct the Company’s annual audit for 2018. Deloitte & Touche has served as the Company’s independent auditor since 2001. The Board considers the selection of Deloitte & Touche as the Company’s independent auditor for 2018 to be in the best interests of the Company and its shareholders. Although shareholder approval is not required for the appointment of Deloitte & Touche, the Board and the Audit Committee have determined that it would be desirable as a good corporate governance practice to request the shareholders to ratify the appointment of Deloitte & Touche as our independent auditor. Ratification requires the affirmative vote of a majority of the shares entitled to vote on the matter and present in person or represented by proxy at the Annual Meeting. If the shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and its shareholders.

The Board of Directors and the Audit Committee unanimously recommend that the shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP.

Audit Committee Report

The Entergy Corporation Board of Directors’ Audit Committee is comprised of five independent directors. The committee operates under a Board-adopted written charter which was revised in May 2017. The Board has determined that each member of the Audit Committee has no material relationship with the Company under the Board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees. In addition, the Board has determined that Messrs. Condon and Frederickson satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of Entergy’s financial statements and for maintaining appropriate accounting and financial reporting policies and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee is responsible for overseeing Entergy’s accounting and financial reporting processes and audits of Entergy’s financial statements. As set forth in its charter, the Audit Committee acts in an oversight capacity and relies on the work and assurances of management, Entergy’s internal auditors, as well as Entergy’s independent registered public accounting firm, Deloitte & Touche. Deloitte & Touche is responsible for auditing the consolidated financial statements of Entergy and expressing an opinion on their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee held 11 meetings during 2017. The meetings were designed to facilitate and encourage private communication between the Audit Committee and management, the internal auditors and Deloitte & Touche. During these meetings, the Audit Committee reviewed and discussed the audited annual financial statements, the unaudited interim financial statements and significant

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accounting policies applied by Entergy in its financial statements with management and Deloitte & Touche. The Audit Committee also has discussed with, and received regular status reports from Entergy’s General Auditor and Deloitte & Touche on the overall scope and plans for their audits of Entergy, including their scope and plans for evaluating the effectiveness of internal control over financial reporting as required by applicable rules of the PCAOB and applicable SEC rules. On a regular basis, the Audit Committee reviews Entergy’s cybersecurity risk management practices and performance, primarily by receiving reports on the Company’s cybersecurity management program as prepared by the Chief Information Officer, Chief Security Officer, and General Auditor.

The discussions with Deloitte & Touche also included the matters required by the standards of the PCAOB. The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche, its independence. As required by SEC rules, lead audit partners are rotated every five years. The Audit Committee is directly involved in the selection process of the current and prior lead partners. One or more members of the Audit Committee meet with candidates for the lead audit partner and the committee discusses the appointment before the rotation occurs. Deloitte & Touche provides no internal audit services for Entergy and the Audit Committee has concluded that non-audit services provided by Deloitte & Touche are compatible with maintaining its independence.

Based on the above-referenced reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Entergy’s Annual Report on Form 10-K for the year ended December 31, 2017.

The Audit Committee of the Entergy Corporation Board of Directors:

Patrick J. Condon, Chair	Blanche L. Lincoln
Maureen S. Bateman	Karen A. Puckett
Philip L. Frederickson

Independent Registered Public Accountants

A representative of Deloitte & Touche will be present at the Annual Meeting and will be available to respond to appropriate questions by shareholders and will be given an opportunity to make a statement if the representative desires to do so.

Aggregate fees billed to Entergy and its subsidiaries for the years ended December 31, 2017 and 2016 by Deloitte & Touche and their affiliates were as follows:

	2017	2016
Audit Fees	$8,401,845	$8,932,000
Audit-Related Fees (a)	875,000	865,000

Total audit and audit-related fees	$9,276,845	$9,797,000
Tax Fees	–	–
All Other Fees	–	–

Total Fees (b)	$9,276,845	$9,797,000

(a)	Includes fees for employee benefit plan audits, consultation on financial accounting and reporting, and other attestation services.
(b)	100% of fees paid in 2017 and 2016 were pre-approved by the Audit Committee.

2018 Proxy Statement	• 89

AUDIT MATTERS

Audit Committee Guidelines for Pre-Approval of Independent Auditor Services

The Audit Committee has adopted the following guidelines regarding the engagement of Entergy’s independent auditor to perform services for Entergy:

1.

The independent auditor will provide the Audit Committee, for approval, an annual engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit-related services, tax services, and all other services).

2.

For other permissible services not included in the engagement letter, Entergy management will submit a description of the proposed service, including a budget estimate, to the Audit Committee for pre-approval. Management and the independent auditor must agree that the requested service is consistent with the SEC’s rules on auditor independence prior to submission to the Audit Committee. The Audit Committee, at its discretion, will pre-approve permissible services and has established the following additional guidelines for permissible non-audit services provided by the independent auditor:

•	Aggregate non-audit service fees are targeted at fifty percent or less of the approved audit service fee.
•

All other services should only be provided by the independent auditor if it is a highly qualified provider of that service or if the Audit Committee pre-approves the independent audit firm to provide the service.

3.	The Audit Committee will be informed quarterly as to the status of pre-approved services actually provided by the independent auditor.

4.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Audit Committee Chair or its designee the authority to approve permissible services and fees. The Audit Committee Chair or designee will report action taken to the Audit Committee at the next scheduled Audit Committee meeting.

5.	The Vice President and General Auditor will be responsible for tracking all independent auditor fees and will report quarterly to the Audit Committee.

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SHAREHOLDER PROPOSAL

Proposal 4 – Shareholder Proposal Regarding Report on Distributed Renewable Generation Resources

As You Sow, 1611 Telegraph Avenue, Oakland, California, 94612 has advised us that it plans to present the following proposal at the Annual Meeting. The Company is not responsible for the accuracy of the proposal or the proponent’s supporting statement. Upon receiving a request, we will promptly provide the number of shares owned by this organization.

Shareholder Proposal

WHEREAS: Utilities face unprecedented disruptions to their business model driven by growth in non-carbon-emitting sources of electric power, and by state driven climate policy imperatives working toward the goal of limiting global warming to well below 2 degrees Celsius.

Utility leaders recognize the need for change; a PwC Global Power & Utilities Survey found that 97 percent of international electric power industry representatives expect the power utility business model to experience medium to high levels of disruption by 2020.

The effects are evident. In 2014, Barclays downgraded bonds for the entire United States electric utility sector due to the rapidly declining costs of solar power and energy storage technologies. UBS projects solar systems and batteries will cause a huge disruption, noting, “Large-scale power stations could be on a path to extinction.” In 2016, credit rating agency Moody’s announced it would begin assessing carbon transition risk based on scenarios consistent with the Paris Accord, noting the high carbon risk exposure of the power sector.

Over half of global utility executives believe distributed generation will cause revenue destruction, according to an Accenture survey. Accenture further noted that those who embrace distributed generation can turn the threat into an opportunity. Moody’s stated, “a proactive regulatory response to distributed generation is credit positive as it gives utilities improved rate designs and helps in the long-term planning for their infrastructure.” Navigant Research noted, “Utilities that proactively engage with their customers to accommodate distributed generation –and even participate in the market themselves – limit their risk and stand to benefit the most.”

Distributed generation of electricity is expanding through residential rooftop solar and corporate installations of renewable power. As of November 2017, 114 major brands had committed to work towards 100 percent renewable energy by signing on to the RE 100 Pledge. Utilities must either meet these customers’ demand, or risk losing them as they pursue solutions like distributed renewable generation independently. International growth in distributed energy portends changes in the United States. EV reported approximately half of Germany’s installed capacity is distributed generation.

Though Entergy is the 7th largest United States utility, and has the 16th highest level of carbon emissions among United States power producers (Ceres, Benchmarking Utility Air Emissions 2015), the Company is among the lowest ranked investor-owned utilities on clean energy deployment with very little distributed energy. Entergy ranked 26th of 30 on clean energy sales; 28th of 30 on incremental annual energy efficiency; and 29th of 30 on lifecycle energy efficiency. (Ceres, Benchmarking Utility Clean Energy Deployment 2016).

RESOLVED: With board oversight, shareholders request that Entergy prepare a report (at reasonable cost and omitting proprietary information) describing how the Company could adapt its enterprise-wide business model to significantly increase deployment of distributed-scale noncarbon-emitting electricity resources as a means of reducing greenhouse gas emissions consistent with limiting global warming to no more than 2 degrees Celsius over pre-industrial levels.”

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SHAREHOLDER PROPOSAL

Board of Directors’ Statement in Opposition

For nearly two decades, under the oversight of our Board, Entergy has been a leader among U.S. electric utilities in the area of environmental stewardship and reporting. The Company was an early proponent of aggressive policy actions on climate change and has taken significant actions to limit its carbon emissions. We were the first U.S. utility to commit voluntarily to stabilizing CO2 emissions in 2001, and we have remained steadfast in our commitment, as evidenced by Environment2020, our 10-year, holistic environmental strategy adopted in 2011 and discussed in detail on our corporate website. The strategy sets forth the broad contours of Entergy’s forward-looking policies and actions to reduce greenhouse gas emissions, among other pollutants, including reducing the Company’s environmental footprint, acting as a thought leader and promoter of proactive climate change adaptation, meeting and exceeding environmental legal requirements, and transforming the Company’s generating fleet to one with higher efficiency and lower emissions.

More importantly, we have achieved impressive results, which we report on extensively on our website and in our Integrated Report, which can be found at integratedreport.entergy.com. We also conduct a third-party verified greenhouse gas emissions audit, which is certified and filed with the American Carbon Registry at http://americancarbonregistry.org/how-it-works/accounts/entergy-corporation-corporate-ghg-inventory-reporting. Our efforts have resulted in Entergy’s inclusion on the Dow Jones Sustainability Index’s World or North American lists for 16 consecutive years. In 2017, we earned a perfect score of 100 in the area of climate strategy, as well as for management of water-related risks, biodiversity, and labor practice indicators.

Our environmental track record and disclosures demonstrate that we are fundamentally aligned with the proponent and other investors in our recognition of the threats posed by climate change and the depth and breadth of our commitment to controlling greenhouse gas emissions. Indeed, the proponent does not question our recognition of the climate change threat or challenge our commitment to greenhouse gas emissions reductions; rather, it takes issue with our strategy of pursuing such reductions through the most appropriate and cost-effective means available, taking into account not only the expected cost of carbon emission mitigation, but also many complex factors unique to each of the jurisdictions we serve. These factors include, among others, applicable regulatory frameworks, operational and cost considerations, customer rate impacts, reliability, technical issues and limitations, geographical considerations, customer and community needs, resource and capital planning considerations, and anticipated changes in each of these factors. Instead, the proponent asks us to evaluate how our enterprise-wide business model could be modified to “significantly increase deployment” of a very specific scale and type of technology – distributed renewable generation – in order to achieve future greenhouse gas reductions, without regard to the many complex considerations that must be taken into account in determining the most appropriate and cost-effective technology for us to deploy in a particular place and time.

We believe we can better serve our customers and the goal of reducing greenhouse gas emissions by continuing to consider and evaluate all available technologies and approaches on an equal footing, selecting the most cost-effective solutions that best meet the needs of our customers at the time and taking all relevant considerations into account. We are committed to working with our customers, regulators, and other stakeholders to consider carefully all proven technologies to provide enhanced service to our customers – including expanded use of renewable resources, the continued use of virtually non-emitting nuclear, and the transformation to a cleaner fossil-fired fleet – all while maintaining safe, reliable, and affordable service. Entergy will continue to study and, where appropriate, deploy cost-effective solutions that expand the use of renewable resources, including distributed energy resources (“DERs”), as the economics, operational performance, and reliability of large-scale renewables and DERs continue to improve. In fact, as we discuss in our Integrated Report and elsewhere in our public reporting, Entergy’s regulated utilities are exploring and deploying a wide

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SHAREHOLDER PROPOSAL

range of applications for both large-scale renewables and DERs, with the particular option that is selected depending on careful analysis of all the various complex considerations referenced above.

These efforts demonstrate that we are actively working to develop and incorporate new cost-effective methods of reducing greenhouse gas emissions into our business, taking into account relevant factors that are unique to each of our utilities’ jurisdictions. Increasing the use of distributed-scale, non-carbon emitting generation is one of multiple options that we are exploring, and we provide extensive additional information about these and other efforts, including implementation of advanced metering infrastructure, renewable energy procurement, and expansion of emerging technologies in our existing reporting, including on our website and in this year’s Integrated Report. Moreover, our environmental record and disclosures demonstrate that our strategy of carefully considering a full range of options available for mitigating greenhouse gas emissions, without favoring a specific type and scale of technology over all others, is the right strategy for our Company and a strategy that works best for our customers, regulators, and other key stakeholders.

For the foregoing reasons, we believe the preparation of a report on how we could modify our business model to support a single solution to the very complex problem of controlling greenhouse gas emissions from power generation in our service territory would be a waste of corporate resources, and we recommend that shareholders vote AGAINST the proposal.

2018 Proxy Statement	• 93

ENTERGY SHARE OWNERSHIP

Directors and Executive Officers

The following table sets forth the beneficial ownership of our common stock and stock-based units as of March 5, 2018 for all directors and Named Executive Officers. Unless otherwise noted, each person had sole voting and investment power over the number of shares of common stock and stock-based units set forth across from his or her name.

Name(1)	Shares(2)	Options Exercisable Within 60 Days	Stock Units(3)
Entergy Corporation
A. Christopher Bakken, III	10,710	12,533	-
Maureen S. Bateman	22,931	-	-
Marcus V. Brown	27,806	130,066	-
John R. Burbank	-	-	-
Patrick J. Condon	4,675	-	-
Leo P. Denault	133,551	565,133	-
Kirkland H. Donald	5,787	-	1,604
Philip L. Frederickson	2,989	-	805
Alexis M. Herman	12,796	-	-
Donald C. Hintz	15,096	-	4,157
Stuart L. Levenick	18,262	-	-
Blanche L. Lincoln	11,219	-	-
Andrew S. Marsh	60,435	166,766	-
Karen A. Puckett	4,675	-	-
W. J. Tauzin	18,024	-	-
Roderick K. West	42,544	114,066	-
All directors and executive officers as a group (21 persons)	453,047	1,109,928	6,566

(1)

The beneficial ownership of our common stock and stock-based units owned by each individual and by all non-employee directors and executive officers as a group does not exceed one percent of Entergy Corporation’s outstanding shares of common stock.

(2)

For the non-employee directors, the balances include phantom units that are issued under the Service Recognition Program. All non-employee directors are credited with phantom units for each year of service on the Board. These phantom units do not have voting rights, accrue dividends and will be settled in shares of Entergy Corporation common stock following the non-employee director’s separation from the Board.

(3)

Messrs. Donald, Frederickson and Hintz have deferred receipt of some of their quarterly stock grants. The deferred shares will be settled in cash in an amount equal to the market value of our common stock at the end of the deferral period.

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ENTERGY SHARE OWNERSHIP

Beneficial Owners of More Than Five Percent of Entergy Common Stock

Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of March 23, 2018, the only persons known by us to be beneficial owners of more than 5% of Entergy’s common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	16,469,365	9.1%

State Street Corporation(2) State Street Financial Center One Lincoln Street Boston, MA 02111	9,382,811	5.21%

The Vanguard Group(3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	21,367,633	11.85%

Institutional Shareholder	Schedule 13G/13GA Filing Date	Sole Voting Power	Shared Voting Power	Sole Power To Dispose or To Direct the Disposition	Shared Power To Dispose or To Direct The Disposition
BlackRock, Inc.(1)	1/29/2018	14,882,917	—	16,469,365	—
State Street Corporation(2)	2/14/2018	—	9,382,811	—	9,382,811
The Vanguard Group(3)	2/8/2018	279,549	80,909	21,039,233	328,400

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons owning more than 10% of Entergy’s common stock, to file with the SEC and NYSE initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to the equity securities of Entergy. We prepare and file these reports on behalf of our directors and executive officers. Based solely on a review of these forms filed with the SEC and written representations from the reporting persons that no Form 5 was required, the Company believes all reports were timely filed in 2017.

OTHER IMPORTANT INFORMATION

Shareholder Proposals for Our 2019 Annual Meeting

For a shareholder proposal of business to be considered for inclusion in the proxy statement for our 2019 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company at its principal executive offices no later than November 23, 2018. Shareholders who wish to propose business to be presented at the 2019 Annual Meeting, but not include such proposal in our proxy statement must deliver notice to the Company at its principal executive offices not later than February 3, 2019 and not earlier than January 4, 2019 and such notice must otherwise comply with our Bylaws.

2018 Proxy Statement	• 95

OTHER IMPORTANT INFORMATION

Shareholders who intend to submit director nominees for inclusion in our proxy statement for the 2019 Annual Meeting must comply with the requirements of proxy access as set forth in our Bylaws. The shareholder or group of shareholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not later than November 23, 2018 and not earlier than October 24, 2018. Shareholders who wish to propose director nominees at the 2019 Annual Meeting, but not include such nominees in our proxy statement must deliver notice to the Company at its principal executive offices not later than February 3, 2019 and not earlier than January 4, 2019 and such notice must otherwise comply with our Bylaws.

Director Nominee Recommendations

Shareholders wishing to recommend a candidate to the Corporate Governance Committee should do so by submitting the recommendation in writing to our Secretary at 639 Loyola Avenue, P.O. Box 61000, New Orleans, LA 70161, and it will be forwarded to the Corporate Governance Committee members for their consideration. Any recommendation should include:

•	the number of shares of Company stock held by the shareholder;
•	the name and address of the candidate;
•

a brief biographical description of the candidate, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements discussed in “Board of Directors – Identifying Director Candidates;” and

•	the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

Once the Corporate Governance Committee receives the recommendation, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. The Corporate Governance Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.

How To Obtain Our Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Entergy Corporation

Investor Relations

P. O. Box 61000

New Orleans, Louisiana 70161

You may also obtain our Annual Report on Form 10-K over the Internet at the SEC’s web site, www.sec.gov.

By order of the Board of Directors,

Leo P. Denault

Chairman of the Board and Chief Executive Officer

Dated: March 23, 2018

96 •	2018 Proxy Statement

FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials to you in connection with the solicitation of proxies by Entergy’s Board of Directors for our 2018 Annual Meeting and for any adjournment or postponement of the meeting. This Notice of Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 23, 2018. The Annual Meeting will take place on May 4, 2018, beginning at 10:00 a.m., Central Time, at The Westin Jackson, 407 S Congress Street, Jackson, Mississippi 39201.

Who can vote at the Annual Meeting?

Holders of our common stock at the close of business on March 5, 2018, the record date for the meeting, can vote their shares at the Annual Meeting. On that date, we had 181,487,012 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting.

Do I need a ticket to attend the Annual Meeting?

No. If you are a shareholder of record, you need only present a form of personal identification to be admitted to the meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record about how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote. If your shares are held in an Entergy Savings Plan, you must present your employee identification badge.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Why did the Company mail a Notice of Internet Availability of Proxy Materials instead of printed copies of the materials?

Making the proxy materials available to shareholders via the Internet saves us the cost of printing and mailing documents and will reduce the impact of the Annual Meeting on the environment. If you received only a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it. The Notice includes instructions on how to:

•	access and review the proxy materials;
•	submit your proxy via the Internet or by telephone; and
•	request a printed copy of proxy materials by mail.

Why did some shareholders receive printed or email copies of the proxy materials?

We are distributing printed copies of the proxy materials to shareholders who have previously requested printed copies and participants in Entergy’s Savings Plans. We are providing shareholders who have previously requested electronic delivery of proxy materials with an email containing a link to the website where the materials are available via the Internet.

How can I vote?

Your vote is important. We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 2, 2018 for shares held in the Entergy Savings Plans and through 11:59 p.m. Eastern Time on Thursday, May 3, 2018 for all other shares. You may vote in one of the following ways:

By Telephone. If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card.

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FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

You may vote by telephone 24 hours a day. You will be able to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Internet. You can also vote your shares over the Internet at www.proxyvote.com. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. You may vote on the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you vote on the Internet, you do not need to return your proxy card or your voting instruction form.

For telephone and Internet voting, you will need the 16-digit control number included on your notice or proxy card or in the voting instruction form that accompanied your proxy materials.

By Mail. If you received your proxy materials by mail, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction form as indicated on such form.

At the Annual Meeting. If you are a shareholder of record and attend the Annual Meeting in person, you may use a ballot provided at the meeting to vote. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

What if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;
•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•	voting by ballot at the Annual Meeting.

If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

How do I vote shares held under Entergy’s Savings Plans?

If you participate in one of the Company’s Savings Plans, your proxy card includes the number of shares credited to your account under that plan as of the record date. To allow sufficient time for the trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern Time, on Wednesday, May 2, 2018. If the trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from the other participants who did vote, except as may be otherwise required by law.

What is a quorum for the Annual Meeting?

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares entitled to vote are present at the meeting, either in person or by proxy. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.

98 •	2018 Proxy Statement

FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

What are the voting requirements to elect directors and to approve each of the proposals discussed in this Proxy Statement?

•

Election of Directors.    In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast “For” a nominee’s election must exceed the number of votes cast “Against” such nominee’s election. A director who fails to receive a majority “For” vote will be required to tender his or her resignation to the Board of Directors for consideration. For additional information, see “Corporate Governance at Entergy – Governance Policies –Shareholder Rights – Vote Required to Elect Directors Annually.”

•

All other proposals.    To approve each of the other proposals, we must receive the affirmative vote of a majority of the shares entitled to vote on the matter and present in person at the Annual Meeting or represented by proxy.

A vote to “Abstain” will, pursuant to the Company’s Bylaws, not have any effect with respect to the election of directors; it will, however, have the effect of a vote “Against” the other proposals.

Can I access the proxy materials and the 2017 Annual Report on the Internet?

This Notice of Annual Meeting and Proxy Statement and the 2017 Annual Report are available on our website at http://www.entergy.com/investor_relations/2017publications.aspx. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.investordelivery.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

What is the difference between owning shares as a shareholder of record and as a beneficial owner?

You may own common shares in one or more of the following ways:

•	directly in your name as the shareholder of record;
•	indirectly through a broker, bank or other holder of record in “street name;” or
•	indirectly in one of the Company’s Savings Plans.

If your shares are registered directly in your name, you are the holder of record of these shares and you have the right to give your proxy directly to us, to give your voting instructions by telephone or by the Internet, or to vote in person at the Annual Meeting. If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you and will also provide instructions on how to vote. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. If your shares are held in one of the Savings Plans, see “How do I vote shares held under Entergy’s Savings Plans?”

Is my vote confidential?

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management,

2018 Proxy Statement	• 99

FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

unless we must disclose them for legal reasons. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspector of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 639 Loyola Avenue, New Orleans, Louisiana, by contacting the Corporate Secretary of the Company.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of Deloitte & Touche as our independent registered public accountants, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on any of the other proposals to be presented at the Annual Meeting without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc., as our independent agent, to receive and tabulate votes at the Annual Meeting. Broadridge will separately tabulate “For” and “Against” votes and abstentions and broker non-votes. Broadridge has also been retained to be our election inspector to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the Delaware General Corporation Law.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors (the persons named in your proxy card) will have the discretion to vote on those matters for you.

Who will pay for the cost of the proxy solicitation?

We will pay the expenses of soliciting proxies. We have hired Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902 to help us distribute and solicit proxies. We will pay Morrow $16,000, plus expenses, for these services. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission, but will not receive any additional compensation in connection with any such solicitation.

100 •	2018 Proxy Statement

APPENDIX A

Reconciliation of GAAP and Non-GAAP Financial Measures

Entergy reports its financial results in accordance with generally accepted accounting principles (GAAP). However, we believe that certain non-GAAP financial measures calculated on an operational basis, which exclude the effect of special items, provide useful information to investors in evaluating the ongoing results of Entergy’s business and assist investors in comparing Entergy’s operating performance to the operating performance of other companies in the Utility sector. Entergy uses the non-GAAP measure of Utility, Parent & Other adjusted earnings per share, which combines the per share earnings of the Utility segment with Parent & Other, excludes applicable special items and normalizes weather and income tax expense for the periods presented, because it believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the Utility sector. These non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our Company’s reported results prepared in accordance with GAAP.

Below is a reconciliation of GAAP and non-GAAP financial measures used in this Proxy Statement.

GAAP to Non-GAAP Reconciliation – Operational and Incentive Plan Results

	EPS	OCF
	(per share in $)	($ in billions)
2017
As-reported results	2.28	2.624
Less:
Special items due to tax reform	(2.91)
Items associated with decisions to sell or close EWC nuclear plants	(2.32)	(0.109)
Gain on the sale of FitzPatrick	0.06
Income tax benefit resulting from FitzPatrick transaction	0.25
Miscellaneous payments resulting from FitzPatrick transaction		(0.016)

Operational results	7.20	2.749
Add:
Exclusion for the effect of major storms	0.02	0.024

2017 Incentive Plan results	7.22	2.773

2016
As-reported results	(3.26)
Less:
Items associated with decisions to sell or close EWC nuclear plants	(10.49)
Department of Energy awards for Vermont Yankee and FitzPatrick nuclear power plants	0.12

Operational results	7.11

2018 Proxy Statement	• A-1

APPENDIX A

GAAP to Non-GAAP Reconciliation – Utility, Parent & Other Adjusted Earnings Per Share

	2017	2016
($ in millions)
Utility earnings	761.6	1,134.2
Parent & Other earnings (loss)	(175.5)	(222.5)

Utility, Parent & Other earnings	586.1	911.7
Less:
Special items due to tax reform	(128.5)	—
Estimated weather	(127.8)	18.1
Tax effect of estimated weather(1)	49.2	(7.0)

Estimated weather (after-tax)	(78.6)	11.1
Customer sharing	—	(16.1)
Tax effect of customer sharing(1)	—	6.2
Other income tax items	(31.0)	126.9

Tax items, net of customer sharing	(31.0)	117.0
Utility, Parent & Other adjusted earnings	824.2	783.6

(per share in $)(2)
Utility earnings	4.22	6.34
Parent & Other earnings (loss)	(0.97)	(1.24)

Utility, Parent & Other earnings	3.25	5.10
Less:
Special items due to tax reform	(0.71)	—
Estimated weather	(0.44)	0.06
Other income tax items, net of customer sharing	(0.17)	0.66

Utility, Parent & Other adjusted earnings	4.57	4.38

Calculations may differ due to rounding

(1)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rates that are expected to apply to those adjustments.
(2)

Per share amounts are calculated by dividing the corresponding line item in the chart above by the diluted average number of common shares outstanding for the period (180.5 million for 2017, 178.9 million for 2016).

A-2 •	2018 Proxy Statement

ENTERGY CORPORATION 639 LOYOLA AVENUE NEW ORLEANS, LA 70113

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENTERGY CORPORATION
The Board of Directors recommends that you vote FOR all of the nominees:

1.	Election of Directors
Nominees
		For	Against	Abstain
	1a. J.R. Burbank 1b. P. J. Condon 1c. L. P. Denault	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	The Board recommends that you vote FOR the following proposal: 2. Advisory Vote to Approve Named Executive Officer Compensation.		For ☐	Against ☐	Abstain ☐
	1d. K. H. Donald	☐	☐	☐	The Board recommends that you vote FOR the following proposal:		For	Against	Abstain
	1e. P. L. Frederickson 1f. A. M. Herman 1g. S. L. Levenick 1h. B. L. Lincoln 1i. K. A. Puckett	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐

3.  Ratification of Appointment of Deloitte &  Touche LLP as  Independent Registered Public  Accountants for 2018

The Board recommends that you vote AGAINST the following proposal:

4.  Shareholder Proposal Regarding Report on Distributed  Renewable  Generation Resources.

							☐ For ☐	☐ Against ☐	☐ Abstain ☐
NOTE: To act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

To Be Held on May 4, 2018

Our 2017 Annual Report to Shareholders and Notice and Proxy Statement are available at www.proxyvote.com.

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ENTERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE 2018 ANNUAL MEETING OF

SHAREHOLDERS, MAY 4, 2018

The undersigned hereby appoints Leo P. Denault, Stuart L. Levenick and Blanche L. Lincoln jointly and severally, as attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Entergy Corporation that the undersigned is entitled in any capacity to vote if personally present at the 2018 Annual Meeting of Shareholders to be held on May 4, 2018, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting their shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side